     As Filed with the Securities and Exchange Commission on April 8, 1999
                                                     Registration No. 333-
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------
                            HDA PARTS SYSTEM, INC.
            (exact name of registrant as specified in its charter)

                               ----------------
                      See Table of Additional Registrants

                               ----------------

            Alabama                            5013                       63-068-1070
  (State or other jurisdiction
               of                  (Primary standard industrial          (IRS Employer
 incorporation or organization)    classification code number)       Identification Number)

                              520 Lake Cook Road
                           Deerfield, Illinois 60015
                                (847) 444-1095
  (Address, including zip code, and telephone number, including area code of
                   Registrant's principal executive office)

                                With Copies To:

               JOHN P. MILLER                           ELIZABETH A. BLENDELL, ESQ.
           Chief Financial Officer                        RANDALL C. BASSETT, ESQ.
           HDA Parts System, Inc.                             Latham & Watkins
             520 Lake Cook Road                      633 West Fifth Street, Suite 4000
          Deerfield, Illinois 60015                    Los Angeles, California 90071
               (847) 444-1095                                  (213) 485-1234

(Name, address, including zip code, and telephone number, including area code, of Agent for service)

  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration number for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier, effective registration statement for the same offering. [_]

                        CALCULATION OF REGISTRATION FEE

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
                                                               Proposed         Proposed       Amount of
        Title of Each Class of                 Amount to be Offering Price     Aggregate      Registration
     Securities to be Registered                Registered    Per Note(1)   Offering Price(1)     Fee
----------------------------------------------------------------------------------------------------------
12% Senior Subordinated Notes due 2005..       $100,000,000      100%         $100,000,000      $27,800
----------------------------------------------------------------------------------------------------------
Guarantees of Senior Subordinated Notes(2)..        --            --               --              (3)

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(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.
(2) Each of the entities listed on the Table of Additional Registrants has guaranteed the notes being registered pursuant hereto.
(3) Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees of the notes being registered.

  The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

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

                        TABLE OF ADDITIONAL REGISTRANTS

                                                 State
Exact Name of Registrant as Specified in its     or Other Jurisdiction of
Charter                                          Incorporation or Organization
--------------------------------------------     -----------------------------
City Truck Holdings, Inc.                        Delaware
City Truck and Trailer Parts of Alabama, Inc.    Alabama
City Truck and Trailer Parts of Alabama, L.L.C.  Alabama
City Truck and Trailer Parts of Tennessee, Inc.  Tennessee
City Friction, Inc.                              Alabama
Truck & Trailer Parts, Inc.                      Georgia
Truckparts, Inc.                                 Connecticut
Associated Brake Supply, Inc.                    California
Associated Truck Center, Inc.                    California
Onyx Distribution, Inc.                          California
Associated Truck Parts of Nevada, Inc.           Nevada
Freeway Truck Parts of Washington, Inc.          Washington
Tisco, Inc.                                      California
Tisco of Redding, Inc.                           California

                                      SUBJECT TO COMPLETION, DATED APRIL 8, 1999

PROSPECTUS
       , 1999
                             HDA PARTS SYSTEM, INC.

                               OFFER TO EXCHANGE

                     12% Senior Subordinated Notes due 2005

              which have been registered under the Securities Act
                          for any and all outstanding

                     12% Senior Subordinated Notes due 2005

                      Material Terms of the Exchange Offer


 . The exchange offer expires at 5:00 p.m., New York City time, on        ,
  1999, unless extended.

 . We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of a new series of notes which are registered under the Securities Act.

 . The exchange offer is not subject to any conditions other than that it not violate applicable law or any applicable interpretation of the staff of the SEC.

 .You may withdraw tenders of outstanding notes at any time before the exchange offer expires.

 . The exchange of notes
  will not be a taxable
  event for U.S. federal
  income tax purposes.

 . We will not receive any
  proceeds from the
  exchange offer.

 . The terms of the new
  series of notes are
  substantially identical
  to the outstanding
  notes, except for
  transfer restrictions
  and registration rights
  relating to the
  outstanding notes.

 . You may tender
  outstanding notes only
  in denominations of
  $1,000 and multiples of
  $1,000.

 . Our affiliates may not
  participate in the
  exchange offer.


    Please refer to "Risk Factors" beginning on page 9 of this document for a description of the risks you should consider when evaluating this investment.

We are not making this exchange offer in any state where it is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved of the notes or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense. Information in this prospectus is not complete and may be changed. We may not sell these securities until the time the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell the securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such state.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

  This prospectus, including the "Summary," "Unaudited Pro Forma Condensed Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" sections, contains "forward-looking statements" which are identifiable by the use of forward-looking terms, such as "may," "intend," "will," "expect," "anticipate," "estimate," "continue" or similar phrases. In particular, any statement concerning future opportunities, future operating results or the ability to generate revenues, income or cash flow are forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, our expectations may not prove to be correct.

                               ----------------
  We based the market data included in this prospectus, including information relating to our relative position in the industry, on independent industry publications, other publicly available information or the good faith belief of our management. Although we believe that these sources are reliable, we cannot guarantee the accuracy and completeness of the information, and we have not independently verified the information.

                               ----------------

  Throughout this prospectus we use the words "company," "we," "our," "ours," and "us" to refer to HDA Parts System, Inc. and its subsidiaries. References to "Holdings" refer to City Truck Holdings, Inc., our parent company. Unless the context otherwise requires, all references to the following entities are before or after giving effect to the acquisitions, as appropriate: (1) "City Truck" means City Truck and Trailer Parts, Inc., (2) "Stone" means the assets and business of Stone Heavy Duty, Inc., (3) "Truck & Trailer Parts" means Truck & Trailer Parts, Inc., including DHP Leasing, Inc., (4) "Truckparts" means Truckparts, Inc., (5) "Tampa Brake" means the assets and business of Tampa Brake & Supply Co., Inc., (6) "Connecticut Driveshaft" means the assets and business of Connecticut Driveshaft, Inc., (7) "Associated" means Associated Brake Supply, Inc. and its subsidiaries and (8) "Tisco" means Tisco, Inc., including Tisco of Redding, Inc. References to "HDA Parts System" mean City Truck, Stone, Truck & Trailer Parts, Truckparts, Tampa Brake, Connecticut Driveshaft, Associated and Tisco after the acquisitions, and also refers to the historical performance or operations of those entities, taken as a whole. The data referenced in this prospectus includes information with respect to the two companies with whom we have signed non-binding letters of intent to acquire. These two companies are Vantage Parts, a division of CNF Transportation, Inc., and Active Gear, L.L.C. and are referred to as "Vantage Parts" and "Active Gear," respectively. References to "Brentwood" means Brentwood Associates Buyout Fund II, L.P., together with its affiliates, including BABF City Corp., a company formed and wholly owned by Brentwood.

                                    SUMMARY

  The following summary contains basic information about this offering. It does not contain all the information that may be important to you. For a more complete understanding of this offering, we encourage you to read this entire prospectus and the documents we have referred you to.

                                  The Company

  We are one of the largest and fastest growing independent distributors in the highly fragmented $17 billion heavy duty vehicle parts and repair industry. We distribute parts to over 25,000 customers through 92 branch locations across 21 states. Based on both sales and number of branch locations, we are one of the two largest independent distributors in the nation and the leading distributor in each of the southeastern, western and New England regions of the United States. Heavy duty vehicles include Class VI through Class VIII commercial vehicles such as tractor-trailers, waste disposal trucks and large off-road vehicles used in the mining, construction and agricultural industries. We have a broad base of customers including national and regional fleets operated by companies such as Waste Management, Inc., Browning-Ferris Industries, Inc., Dole Food, Inc. and Tyson Foods, Inc., and common carrier and rental fleets, including United Parcel Service of America, Inc., Consolidated Freightways Corporation, Con-Way Transportation Services, Ryder System, Inc., Roadway Package System, Inc. and Penske Leasing, Inc. A substantial part of our business consists of sales of heavy duty vehicle parts to local fleets, independent repair shops, heavy duty vehicle dealerships and government entities.

  We are currently pursuing a strategy to become the largest independent distributor of heavy duty vehicle parts, with a focus on building a nationwide system of branch locations, primarily through acquisitions. In June 1998, we combined City Truck and Stone, two leading heavy duty vehicle parts distributors in the southeast with 35 locations. Since then, we have purchased six distributors and signed letters of intent to acquire two other distributors in order to strengthen our leading position in the southeast and expand into other regions. The completed and pending acquisitions are described below:

                                                                             Number
                                                                            of Branch
          Company              Acquisition Date           Region            Locations
          -------              ----------------           ------            ---------
   Truck & Trailer Parts        September 1998          Southeast               7
   Tampa Brake                  October 1998            Southeast               5
   Connecticut Driveshaft       November 1998           New England             6
   Truckparts                   December 1998           New England             4
   Associated                   January 1999            West                   22
   Tisco                        January 1999            West                    4
   Active Gear                  Pending                 West                    2
   Vantage Parts                Pending                 National                7

  As a result of these acquisitions, we have leading market positions and highly experienced operating management and have achieved significant economies of scale and scope. We believe we are well positioned for growth both through acquisitions and new store openings.

  Our principal executive offices are located at 520 Lake Cook Road, Deerfield, Illinois 60015, and our telephone number is (847) 444-1095.

                               Industry Overview

  Industry sources estimate that the heavy duty vehicle parts and repair industry generated $17.0 billion in revenues in 1997. An industry source expects the market for replacement parts, which accounted for the majority of revenues in the overall heavy duty vehicle parts and repair industry, to grow 17.7% from 1997 to 2002. We believe growth in the heavy duty vehicle parts and repair industry and growth in market share for full-service independent distributors like us has been and will continue to be driven by the following primary factors:

  .Expanding fleet of heavy duty vehicles;

  .Increased life expectancy of fleet vehicles;

  .Increased total truck miles driven annually; and

  .Increased outsourcing of parts inventory management by fleet operators.

                             Competitive Strengths

  We benefit from the following competitive strengths:

  .Ability to successfully execute our acquisition strategy;

  .Proven ability to grow revenue and profits;

  .Purchasing leverage;

  .Established customer relationships;

  .Superior inventory availability;

  .Outstanding customer service; and

  .Experienced management team.

                               Business Strategy

  Our strategic objective is to further grow our sales and profits by capitalizing on the continued growth opportunities in the heavy duty vehicle parts and repair industry. Our business strategy is to:

  .Become the largest national distributor of heavy duty vehicle parts;

  .Further reduce cost of products sold;

  .Develop distribution and operating efficiencies;

  .Achieve benefits from combining complementary operations; and

  .Expand relationships with national and regional fleet operators.

                               The Exchange Offer

The Exchange Offer..........
                              We are offering to exchange our exchange notes for our outstanding private notes properly tendered and accepted. You may tender outstanding notes only in denominations of $1,000 and multiples of $1,000. We will issue the exchange notes on or promptly after the exchange offer expires. As of the date of this prospectus, $100,000,000 principal amount of private notes is outstanding.

Expiration Date.............  The exchange offer will expire at 5:00 p.m., New
                              York City time, on        , 1999, unless
                              extended, in which case the expiration date will mean the latest date and time to which we extend the exchange offer.

Conditions to the Exchange
Offer.......................  The exchange offer is not subject to any conditions other than that it not violate applicable law or any applicable interpretation of the staff of the SEC. The exchange offer is not conditioned upon any minimum principal amount of private notes being tendered for exchange.

Procedures for Tendering
 Private Notes..............  If you wish to tender your private notes for exchange notes pursuant to the exchange offer you must transmit to the U.S. Trust Company of California, N.A., as exchange agent, on or before the expiration date, either:

                                 . a computer generated message transmitted
                                   through The Depository Trust Company's
                                   Automated Tender Offer Program system and received by the exchange agent and forming a part of a confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal; or

                                 . a properly completed and duly executed
                                   letter of transmittal, which accompanies this prospectus, or a facsimile of the letter of transmittal, together with your private notes and any other required documentation, to the exchange agent at its address listed in this prospectus and on the front cover of the letter of transmittal.

                               If you cannot satisfy either of these procedures on a timely basis, then you should comply with the guaranteed delivery procedures described below. By executing the letter of transmittal, you will make the representations to us described under "The Exchange Offer--Procedures for Tendering."

Special Procedures for
 Beneficial Owners..........
                              If you are a beneficial owner whose private notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your private notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must either (1) make appropriate arrangements to register ownership of the private notes in your name or
                              (2) obtain a properly completed bond power from the registered holder, before completing and executing the letter of transmittal and delivering your private notes.

Guaranteed Delivery           If you wish to tender your private notes and time
Procedures..................  will not permit the documents required by the letter of transmittal to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, you must tender your private notes according to the guaranteed delivery procedures described in this prospectus under the heading
                              "The Exchange Offer--Guaranteed Delivery
                              Procedures."

Acceptance of Private Notes
 and Delivery of Exchange     Subject to the satisfaction or waiver of the
 Notes......................  conditions to the exchange offer, we will accept for exchange any and all private notes which are validly tendered in the exchange offer and not withdrawn before 5:00 p.m., New York City time, on the expiration date.

Withdrawal Rights...........
                              You may withdraw the tender of your private notes at any time before 5:00 p.m., New York City time, on the expiration date, by complying with the procedures for withdrawal described in this prospectus under the heading "The Exchange Offer--Withdrawal of Tenders."

Material United States
 Federal Income Tax           The exchange of notes will not be a taxable event
 Consequences...............  for United States federal income tax purposes.
                              For a discussion of the material federal income tax consequences relating to the exchange of notes, see "Material United States Federal Income
                              Tax Consequences for United States Holders."

Exchange Agent..............  U.S. Trust Company of California, N.A., the
                              trustee under the indenture governing the private notes, is serving as the exchange agent.

Consequences of Failure to
 Exchange Notes.............
                              If you do not exchange your private notes for exchange notes, you will continue to be subject to the restrictions on transfer provided in the private notes and in the indenture governing the private notes. In general, the private notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently plan to register the private notes under the Securities Act.

Registration Rights           You are entitled to exchange your private notes
Agreement...................  for exchange notes with substantially identical terms. The exchange offer satisfies this right.
                              After the exchange offer is completed, you will no longer be entitled to any exchange or registration rights with respect to your private notes. Under the circumstances described in the registration rights agreement, you may require us to file a shelf registration statement under the Securities Act.

     We explain the exchange offer in greater detail beginning on page 16.

                               The Exchange Notes

  The form and terms of the exchange notes are the same as the form and terms of the private notes, except that the exchange notes will be registered under the Securities Act and, therefore, the exchange notes will not be subject to the transfer restrictions, registration rights and provisions providing for an increase in the interest rate applicable to the private notes. The exchange notes will evidence the same debt as the private notes and both the private notes and the exchange notes, collectively, the "notes", are governed by the same indenture.

Securities Offered..........  $100.0 million principal amount of 12% Senior
                              Subordinated Notes due 2005.

Issuer......................  HDA Parts System, Inc.

Maturity Date...............
                              August 1, 2005.

Interest....................  The exchange notes will bear interest at the rate of 12% per year, payable every six months on February 1 and August 1, beginning August 1, 1999.

Optional Redemption.........  We may redeem the exchange notes, in whole or in part, on or after August 1, 2002 at the
                              redemption prices set forth in this prospectus, plus accrued and unpaid interest and liquidated damages.

                              In addition, at any time before August 1, 2001, we may redeem up to $35.0 million of notes originally issued at 112% of their principal amount, plus accrued and unpaid interest, with the net cash proceeds of one or more public offerings of equity of our company; provided however, that at least $65.0 million of notes remain outstanding after the redemption.

Guarantees..................  If we cannot make payments on the notes when due, our guarantors must make them instead. The guarantors will consist of our parent company and all of our current and future domestic subsidiaries.

Ranking.....................  The exchange notes will rank behind all of our existing and future senior debt, including borrowings under the revolving credit facility. The guarantees will rank behind all of the guarantors' existing and future senior debt, including guarantees under the revolving credit facility. The indenture permits us to incur additional debt, including senior debt.

                              As of December 31, 1998 on a pro forma basis, we had approximately $71.5 million of senior debt outstanding, excluding unused commitments of $13.5 million under the revolving credit facility. The guarantors had approximately

                              $71.5 million of guarantor senior debt
                              outstanding, consisting solely of guarantees under the revolving credit facility but excluding guarantees of unused commitments under the revolving credit facility.

Change of Control...........  Upon a change of control of our company, we must offer to repurchase your exchange notes at 101% of their principal amount, plus accrued and unpaid interest. If a change of control occurs, we may not have sufficient funds to repurchase all exchange notes tendered.

Certain Covenants...........  The indenture contains covenants that, among other things, limit our ability and the ability of the guarantors to:

                                 .incur more debt;

                                 .prepay other debt or amend debt instruments;

                                 .create liens on assets;

                                 .make investments, loan or advances;

                                 .pay dividends or redeem stock;

                                 .engage in mergers or consolidations;

                                 .change the business we conduct; and

                                 .engage in transactions with affiliates.

                              In addition, we may be required to offer to purchase exchange notes at 100% of their principal amount, plus accrued and unpaid interest, with the proceeds of asset sales.

Form of Exchange Notes......
                              The exchange notes will be represented by one or more permanent global certificates, in fully registered form, deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company, as depositary. You will not receive exchange notes in certificated form unless one of the events described under the heading "Book-Entry; Delivery; Form and Transfer--Transfers of Interests in Global Notes for Certificated Notes" occurs. Instead, beneficial interests in the exchange notes will be shown on, and transfers of these notes will be effected only through, records maintained in book-entry form by The Depository Trust Company and its participants.

Use of Proceeds.............  We will not receive any cash proceeds in the exchange offer.

     We explain the exchange notes in greater detail beginning on page 60.

                        Summary Pro Forma Financial Data

  The following summary pro forma financial data were derived in part from, and should be read in conjunction with, the more detailed consolidated financial statements of Holdings, and its subsidiaries and the Unaudited Pro Forma Condensed Financial Data, including in each case, the related notes, included elsewhere in this prospectus. The summary pro forma financial data give effect to the acquisitions, including the equity contributions and the offering of the private notes, as if each transaction had occurred as of January 1, 1998 with respect to income statement, other and credit data and as of December 31, 1998 with respect to balance sheet data. The summary pro forma financial data may not be indicative of our operating results or financial position that would have been achieved had the events described above been consummated and should not be construed as representative of future operating results or financial position.

                                                                  Pro Forma
                                                              for the Year Ended
                                                              December 31, 1998
                                                              ------------------
                                                                (In thousands,
                                                              except ratio data)
      Income Statement Data:
      Sales..................................................      $321,649
      Gross profit...........................................       102,852
      Selling, general and administrative expenses...........        79,782
      Operating income.......................................        23,070
      Net income.............................................         3,362
      Other Data:
      EBITDA(1)..............................................      $ 31,142
      Depreciation and amortization..........................         7,981
      Capital expenditures...................................         3,546
      Credit Data:
      EBITDA to interest ratio(2)............................          1.77x
      Ratio of net debt to EBITDA(3).........................          5.05

                                                                 Pro Forma at
                                                               December 31, 1998
                                                               -----------------
      Balance Sheet Data:
      Cash and cash equivalents...............................     $ 14,382
      Net working capital(4)..................................       63,845
      Total assets............................................      288,263
      Total debt (including current maturities)...............      171,661
      Stockholders' equity....................................       75,724

--------
(1) EBITDA represents net income, plus depreciation and amortization, interest expense and income taxes. EBITDA should not be construed as an alternative to (1) net income, as defined by generally accepted accounting principles, as an indicator of our operating performance or (2) cash flow from operations, as defined by generally accepted accounting principles, as a measure of our liquidity. EBITDA is included in the prospectus as it is a basis upon which we assess our financial performance, and certain covenants in our borrowing arrangements will be tied to similar measures. EBITDA, as presented, represents a useful measure of assessing our ongoing operating activities without the impact of financing activity. While EBITDA is frequently used as a measure of operations and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in method of calculation.

(2) EBITDA to interest ratio represents EBITDA divided by total interest expense for the year.
(3) Ratio of net debt to EBITDA is calculated by dividing net debt by EBITDA. Net debt is total debt (including current maturities) less cash and cash equivalents.

(4) Net working capital equals current assets, excluding cash, less current liabilities, excluding the current portion of long-term debt.

                                  RISK FACTORS

  Before you invest in these exchange notes, you should consider carefully the following risk factors, as well as other information contained in this prospectus.

Our substantial debt restricts our operating activities and limits our flexibility.

  We have a substantial amount of debt outstanding. As of December 31, 1998, our pro forma indebtedness, consisting principally of obligations under the revolving credit facility and the private notes, was $171.7 million, and our pro forma capitalization was $247.4 million. The following chart shows other important pro forma credit statistics:

                                                                 Pro Forma
                                                            At December 31, 1998
                                                            --------------------
       Total indebtedness..................................        $171.7
       Stockholders' equity................................          75.7
                                                                 Pro Forma
                                                             For the Year Ended
                                                             December 31, 1998
                                                            --------------------
       Ratio of earnings to fixed charges..................          1.39x

  Our substantial amount of debt could:

  . limit our ability to obtain financing for acquisitions, working capital, capital expenditures and general corporate purposes, or limit our ability to obtain financing on terms favorable to us;

  . require us to dedicate a substantial portion of our cash flow from operations to pay our interest expense, and under certain conditions, to repay debt, thereby reducing the availability of our cash flow to fund operations and future business opportunities; and

  . limit our flexibility in reacting to changes in our operating environment or economic conditions, increasing our vulnerability to a downturn in our business or the economy generally.

We may be unable to service our debt.

  Our ability to repay or refinance our debt will depend on our ability to generate cash in the future, which will be affected by general economic conditions and financial, business and other factors, some of which are beyond our control. Our future cash flow and borrowings under the revolving credit facility may not be sufficient to meet our obligations. We may need to refinance some or all of our debt, including these notes, on or before maturity, sell material assets or operations or raise additional debt or equity capital. These alternatives may not be available to us on favorable terms or at all.

Your claims are subordinated.

  If we or our guarantors' file bankruptcy, liquidate or reorganize or undergo a similar proceeding, we must use our assets to pay our senior debt in full before paying you. Because of this obligation to pay the senior debt first, we may not have sufficient assets to pay any of the amounts due on the notes.

The terms of our debt restrict our operations.

  The covenants in the indenture limit our ability to:

  .incur more debt;

  .prepay other debt or amend debt instruments;

  .create liens on assets;

  .make investments, loan or advances;

  .pay dividends or redeem stock;

  .engage in mergers or consolidations;

  .change the business we conduct; and

  .engage in transactions with affiliates.

  Our revolving credit facility also contains restrictive covenants. In addition to covenants similar to those contained in the indenture, this facility restricts acquisitions, sale/leaseback transactions and capital expenditures. This facility also requires us to maintain specified financial ratios and satisfy specified financial tests. Our ability to meet these financial ratios and financial tests will depend upon our financial performance and may be affected by events beyond our control, including prevailing economic, financial and industry conditions. Our breach of any of these covenants could result in a default under the indenture or the revolving credit facility, which would permit the senior lenders or you to declare all amounts borrowed under the revolving credit facility to be due and payable, and the senior lenders could terminate their commitments to make further loans under the revolving credit facility. If we were unable to repay our debt to our senior lenders, the senior lenders could proceed against the collateral securing that debt.

We face risks related to our acquisition strategy.

  Our growth depends principally on our ability to acquire and successfully integrate heavy duty vehicle parts businesses. We may not be able to identify additional businesses for acquisition in the future, or these businesses may not be available at reasonable prices. If we fail to integrate the acquired businesses successfully or to acquire additional heavy duty vehicle parts businesses or if we pay increased prices for these businesses, our growth prospects, financial condition and results of operations could be materially adversely impacted.

  In addition, our acquisition strategy subjects us to the following risks:

  . we may require additional personnel, assets and capital, and we may not be able to expand successfully and operate the acquired companies profitably;

  . we may not anticipate or respond effectively to all of the changing demands that our expanding operations will have on our management information and operating systems, and we may experience delays, disruptions and unanticipated expenses in connection with our acquisition strategy. If we fail to meet the challenges of our expansion, it could have a material adverse effect on our results of operations and financial condition;

  . if we do not have sufficient cash resources to finance the implementation of our acquisition strategy, our growth could be limited unless we are able to obtain additional capital through debt or equity financings. We may not be able to obtain the additional financing we may need for our acquisition program on favorable terms, or at all; and

  . our growth strategy also includes expanding relationships with national and regional fleet operators, further reducing cost of products sold, developing distribution and operating efficiencies and achieving benefits from combining complementary operations. We may not be able to achieve any of these results.

  If we fail to attain any or all of these strategies, it could have a material adverse effect on our results of operations and financial condition.

We may not be able to manage effectively the growth of our operations.

  We will encounter various risks pursuing an acquisition growth strategy, including:

  . our future growth will require our management team to manage our expanding operations while evaluating, completing and integrating new businesses; and

  . our acquisition strategy will continue to place significant demands on our management to improve our operational, financial and management information systems, to develop further the management skills of our managers and supervisors, and to continue to retain, train, motivate and effectively manage our employees.

  We may not be able to manage effectively the expansion of our operations. If we fail to manage our prior or future growth effectively, it could have a material adverse effect on our results of operations and financial condition.

We face significant competition.

  We operate in a highly competitive environment. We compete against local, regional and national companies in the heavy duty parts and repair industry, including other independent distributors, original equipment manufacturers ("OEMs"), OEM-authorized dealerships and independent repair shops. Our competition risks include the following:

  . current and potential competitors may have financial, personnel and other resources substantially greater than ours to finance acquisition and development opportunities;

  . our competitors may have lower overhead cost structures and may be able to provide their parts and services at lower rates than us;

  . OEMs are in a position to offer incentives to heavy duty vehicle owners to return to OEM-authorized dealerships for heavy duty vehicle parts and repair services, which could adversely affect our ability to compete; and

  . some owners of leased fleets may have sufficient leverage to purchase replacement parts directly from component manufacturers or to negotiate higher volume discounts from us.

We depend on our executive officers, key employees and a well trained sales force.

  Our performance depends upon the efforts of our key employees, especially our executive officers and operating management. The loss of any of our executive officers, operating management or other key employees could have a material adverse effect on our business, financial condition or results of operations. In addition, the successful implementation and management of our growth and expansion strategies will depend on our ability to continue to attract and retain qualified personnel. We may not be able to continue to attract that personnel or to retain key personnel in companies we acquire.

  Heavy duty vehicle parts are specialized, and we depend on a knowledgeable and experienced sales force to select and sell the proper parts to our customers. Our ability to grow our business will partially depend upon hiring, training, motivating and retaining a skilled work force.

Economic and industry fluctuations outside of our control may affect our sales.

  We sell many of our products to customers in industries that experience fluctuations in demand based on economic conditions, energy prices, consumer demand and other factors. The trucking industry has historically been highly cyclical as a result of various economic factors such as:

  . excess capacity in the industry;

  . competition from other forms of transportation;

  . the availability of qualified drivers;

  . changes in fuel prices and the supply of fuel;

  . increases in fuel or energy taxes;

  . interest rate fluctuations;

  . insurance costs;

  . fluctuations in the resale value of equipment;

  . economic recession; and

  . downturns in customers' business cycles and shipping requirements.

We have little or no control over these economic or industry specific factors. We may not be able to increase or maintain our level of sales in periods of economic stagnation or downturn.

The improvement in parts quality may reduce demand for our products.

  Improvement in the quality of parts manufactured for heavy duty vehicles and equipment may extend the useful lives and warranties of those parts and may reduce demand for our products and services by decreasing the frequency of replacement or refurbishment of those parts. A reduction in demand for our products and services could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to obtain an adequate supply of heavy duty vehicle parts.

  We purchase heavy duty vehicle parts from a number of component manufacturers. We have not entered into any franchise agreements or supply contracts that would assure us a continued supply of parts to sell in the future. A key component of our business strategy is to maintain a wide selection of parts. Therefore, our inability to obtain access to parts in sufficient volumes for our branch locations could impair our strategy. Even though there are many component manufacturers in the marketplace, we may not be able to obtain an adequate supply of heavy duty vehicle replacement parts. If we fail to obtain an adequate supply of heavy duty vehicle replacement parts, it could have a material adverse effect on our business, financial condition and results of operations. We also remanufacture used parts for resale to our customers. The used parts we need for remanufacturing may not be available to us in sufficient quantities in the future. If we cannot obtain an adequate supply of used parts, the resulting loss of sales could have a material adverse effect on our profitability. See "Business--Suppliers."

We are subject to environmental regulation.

  Our operations are subject to various federal, state and local environmental laws, regulations and ordinances. If we fail to comply, or our predecessors failed to comply, with these environmental laws, we may be subject to civil or criminal liability. In particular, stringent environmental laws govern the handling and disposal of chemicals and substances, such as solvents and lubricants, we commonly use in some of our service and remanufacturing operations. In addition, some of our facilities operate, or have operated, above-ground and underground storage tanks for fuels and other substances which are subject to a variety of environmental laws. If the substances described above are released into the environment at our facilities or at facilities where we have arranged for disposal of these substances, we may be subject to liability for cleaning up contamination which results from those releases.

  We may not remain in compliance with applicable environmental laws, and it is possible that:

  . we may incur clean-up costs in the future;

  . environmental laws may be revised or amended to our detriment; or

  . changes to current environmental laws or enactment of new environmental laws affecting our business and operations may require further capital investments or make certain of our operations unprofitable.

  We conduct environmental diligence in connection with acquisitions and obtain indemnities from prior owners, which in some cases are limited by time and dollar amounts. As a result, we may inherit environmental liabilities not fully covered by indemnification.

We could be adversely affected by the Year 2000 issue.

  We are currently addressing potential Year 2000 issues associated with our systems and our suppliers' systems. The ability of third parties with whom we transact business to address adequately their Year 2000 issues is outside of our control. Failure by us or our suppliers to address adequately our respective Year 2000 issues may have a material adverse effect on our business, financial condition, cash flows and results of operations. For a more detailed discussion of our Year 2000 issues, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000 Issue."

Through exercise of its voting control, Brentwood could control our operations.

  Brentwood beneficially owns 68.7% of Holdings' equity. As a result, Brentwood is able to exercise significant voting control over us through its ability to determine the outcome of stockholders' votes regarding, among other things, the election of all of our directors and the approval of significant transactions. Brentwood is party to a stockholders' agreement which, among other things, allows it to elect a majority of the board of directors. See "Certain Relationships and Transactions--Stockholders' Agreement."

The notes are subject to review for fraudulent transfer considerations.

  Our obligations under the notes may be subject to review under state or federal fraudulent transfer laws if we go bankrupt or face other financial difficulty. Under those laws, a court could void the notes or subordinate the notes to the obligations due other creditors if the court were to find that when we issued the notes, we:

  . received less than fair consideration or reasonably equivalent value therefor and were or were rendered insolvent; or

  . were engaged in a business or transaction for which our remaining unencumbered assets constituted unreasonably small capital; or

  . intended to incur or believed or reasonably should have believed that we would incur debts beyond our ability to pay as those debts matured.

In addition, the court could direct the return of any amounts paid under the notes to us or to a fund for the benefit of our creditors. Moreover, regardless of the factors identified above, the court could avoid the notes and direct repayment or subordination if it found that we issued the notes with actual intent to hinder, delay or defraud our creditors.

  A court will likely find that we did not receive fair consideration or reasonably equivalent value for issuing the notes to the extent that we used the proceeds to repay obligations incurred when Brentwood acquired its interest in City Truck, including debt under the revolving credit facility and the Bridge Securities described on page 38, or otherwise did not directly benefit from the notes' proceeds. We incurred approximately $42.0 million in obligations under the revolving credit facility and the Bridge Securities when we acquired City Truck.

  In addition, a guarantor's obligations under its guarantee of the notes may be subject to review under the same laws if a guarantor files bankruptcy or faces other financial difficulty. In that event, the analysis above would generally apply. The court could avoid the guarantee and direct the repayment of amounts paid under the guarantee or subordinate the guarantee to the obligations due other creditors of the guarantor.

  A court will likely find that a guarantor did not receive fair consideration or reasonably equivalent value to the extent that it did not directly benefit from the notes' proceeds.

  The measure of insolvency for purposes of the foregoing will vary depending on the law of the jurisdiction being applied. Generally, however, an entity would be considered insolvent if:

  . the sum of its debts, including contingent or unliquidated debts, is greater than all of its property at a fair valuation, or

  . if the present fair salable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured.

However, a court may disagree with our conclusions in this regard.

We may not be able to repurchase the notes upon a change of control.

  If a change of control occurs, the indenture requires us to offer to repurchase all exchange notes. The events involving a change of control may also constitute a default under the revolving credit facility. If we default under the revolving credit facility, the lenders could require us to repay the debt under the revolving credit facility in full before we repurchase the exchange notes. We may not have sufficient funds to repurchase the exchange notes if the lenders accelerate the debt under the revolving credit facility if a change of control occurs. Our inability to repurchase all of the tendered exchange notes would constitute an event of default under the indenture. Moreover, the terms of future debt may contain cross-default provisions based upon change of control or other defaults under the debt instruments.

No public market exists for the notes.

  Before this exchange offer, there was no public market for the exchange notes. We do not intend to apply for listing of the exchange notes on any securities exchange, although we expect the exchange notes to be eligible for trading in PORTAL. Donaldson, Lufkin & Jenrette Securities Corporation and BancAmerica Securities, the initial purchasers of the private notes, have advised us that they intend to make a market in the exchange notes. However, they are not obligated to do so and may discontinue any market-making activity at any time without notice. Liquid markets may not develop for the exchange notes and you may not be able to resell your notes at all or at prices you consider reasonable. Future trading prices of the exchange notes also will depend on many factors, including prevailing interest rates, our operating results and the market for similar securities.

                               THE EXCHANGE OFFER

Purpose of the Exchange Offer

  We issued the private notes on July 31, 1998 to Donaldson, Lufkin & Jenrette Securities Corporation and BancAmerica Securities, the initial purchasers, pursuant to a purchase agreement. The initial purchasers subsequently sold the private notes to "qualified institutional buyers," as defined in Rule 144A under the Securities Act, in reliance on Rule 144A, and outside the United States under Regulation S of the Securities Act. As a condition to the sale of the private notes, we entered into a registration rights agreement with the initial purchasers on July 31, 1998. Pursuant to the registration rights agreement, we agreed that we would (1) file a registration statement with the SEC with respect to the exchange notes on or before December 28, 1998, (2) use our best efforts to cause the registration statement to be declared effective by the SEC on or before March 13, 1999, (3) use our best efforts to keep the registration statement effective until the closing of the exchange offer, (4) use our best efforts to keep the exchange offer open for a period of not less than 20 business days, and (5) use our best efforts to cause the exchange offer to be completed no later than the 30th business day after it is declared effective by the SEC.

  Upon the effectiveness of the registration statement, we will offer the exchange notes in exchange for the private notes. We filed a copy of the registration rights agreement as an exhibit to the registration statement. The registration statement satisfies some of our obligations under the registration rights agreement; however, we did not comply with our obligations to file and have the registration statement declared effective as described in items (1) and (2) above and are currently paying you liquidated damages pursuant to the registration rights agreement. See "--Liquidated Damages."

Resale of the Exchange Notes

  Based upon an interpretation by the staff of the SEC contained in no-action letters issued to third parties, we believe that you may exchange private notes for exchange notes in the ordinary course of business. You will be allowed to resell exchange notes to the public without further registration under the Securities Act and without delivering to purchasers of the exchange notes a prospectus that satisfies the requirements of Section 10 of the Securities Act so long as you do not participate, do not intend to participate, and have no arrangement with any person to participate, in a distribution of the exchange notes. However, the foregoing does not apply to you if you are: (1) a broker-dealer who purchases the exchange notes directly from us to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (2) you are an "affiliate" of ours within the meaning of Rule 405 under the Securities Act. In addition, if (1) you are a broker-dealer or (2) you acquire exchange notes in the exchange offer for the purpose of distributing or participating in the distribution of the exchange notes, you cannot rely on the position of the staff of the SEC contained in the no-action letters mentioned above and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available.

  Each broker-dealer that receives exchange notes for its own account in exchange for private notes, which the broker-dealer acquired as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of exchange notes received in exchange for private notes which the broker-dealer acquired as a result of market-making or other trading activities. See "Plan of Distribution."

Terms of the Exchange Offer

  Upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal, we will accept any and all private notes validly tendered and not withdrawn before the expiration date. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding private notes surrendered pursuant to the exchange offer. You may tender private notes only in integral multiples of $1,000.

  The form and terms of the exchange notes are the same as the form and terms of the private notes except that (1) we will register the exchange notes under the Securities Act and, therefore, the exchange notes will not bear legends restricting their transfer and (2) holders of the exchange notes will not be entitled to any of the rights of holders of private notes under the registration rights agreement, which rights will terminate upon the completion of the exchange offer. The exchange notes will evidence the same debt as the private notes and will be issued under the same indenture, so the exchange notes and the private notes will be treated as a single class of debt securities under the indenture.

  As of the date of this prospectus, $100,000,000 in aggregate principal amount of the private notes are outstanding and registered in the name of Cede & Co., as nominee for The Depository Trust Company. Only registered holders of the private notes, or their legal representative or attorney-in-fact, as reflected on the records of the trustee under the indenture may participate in the exchange offer. We will not set a fixed record date for determining registered holders of the private notes entitled to participate in the exchange offer.

  You do not have any appraisal or dissenters' rights under the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC.

  We will be deemed to have accepted validly tendered private notes when, as and if we had given oral or written notice of acceptance to the exchange agent. The exchange agent will act as your agent for the purposes of receiving the exchange notes from us.

  If you tender private notes in the exchange offer you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of private notes pursuant to the exchange offer. We will pay all charges and expenses, other than the applicable taxes described below, in connection with the exchange offer. See "--Fees and Expenses."

Expiration Date; Extensions; Amendments

  The term expiration date will mean 5:00 p.m., New York City time on         ,
1999, unless we, in our sole discretion, extend the exchange offer, in which case the term expiration date will mean the latest date and time to which we extend the exchange offer.

  To extend the exchange offer, we will (1) notify the exchange agent of any extension orally or in writing and (2) mail to each registered holder an announcement that will include disclosure of the approximate number of private notes deposited to date, each before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

  We reserve the right, in our reasonable discretion, (1) to delay accepting any private notes, (2) to extend the exchange offer or (3) if any conditions listed below under "--Conditions" are not satisfied, to terminate the exchange offer by giving oral or written notice of the delay, extension or termination to the exchange agent. We will follow any delay in acceptance, extension or termination as promptly as practicable by oral or written notice to the registered holders. If we amend the exchange offer in a manner we determine constitutes a material change, we will promptly disclose the amendment in a prospectus supplement that we will distribute to the registered holders. We will also extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure, if the exchange offer would otherwise expire during the five to ten business day period.

Interest on the Exchange Notes

  The exchange notes will bear interest at the same rate and on the same terms as the private notes. Consequently, the exchange notes will bear interest at a rate equal to 12% per annum. Interest will be payable semi-annually in arrears on February 1 and August 1, commencing August 1, 1999. You will receive interest on August 1, 1999 from February 1, 1999. We will deem the right to receive any interest accrued on the private notes waived by you if we accept your private notes for exchange.

Procedures for Tendering

  You may tender private notes in the exchange offer only if you are a registered holder of private notes. To tender in the exchange offer, you must
(1) complete, sign and date the letter of transmittal or a facsimile of the letter of transmittal, (2) have the signatures guaranteed if required by the letter of transmittal, and (3) mail or otherwise deliver the letter of transmittal or the facsimile to the exchange agent at the address listed below under "--Exchange Agent" for receipt before the expiration date. In addition, either (1) the exchange agent must receive certificates for the private notes along with the letter of transmittal into its account at the depositary pursuant to the procedure for book-entry transfer described below before the expiration date, (2) the exchange agent must receive a timely confirmation of a book-entry transfer of the private notes, if the procedure is available, into its account at the depositary pursuant to the procedure for book-entry transfer described below before the expiration date, or (3) you must comply with the guaranteed delivery procedures described below.

  Your tender, if not withdrawn before the expiration date, will constitute an agreement between you and us in accordance with the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

  The method of delivery of private notes and the letter of transmittal and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure delivery to the exchange agent before the expiration date. You should not send letters of transmittal or private notes to us. You may request your respective brokers, dealers, commercial banks, trust companies or nominees to effect the transactions described above for you.

  If you are a beneficial owner of private notes whose private notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your notes, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, before completing and executing the letter of transmittal and delivering the private notes you must either (1) make appropriate arrangements to register ownership of the private notes in your name or (2) obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.
Unless the private notes are tendered (1) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or the box entitled "Special Delivery Instructions" on the letter of transmittal or (2) for the account of:

  . a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.,

  . a commercial bank or trust company having an office or correspondent in the United States or

  . an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act that is a member of one of the recognized signature guarantee programs identified in the letter of transmittal

(each of which is an "Eligible Institution"), an Eligible Institution must guarantee the signatures on a letter of transmittal or a notice of withdrawal described below under "--Withdrawal of Tenders."

  If the letter of transmittal is signed by a person other than the registered holder, the private notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as the registered holder's name appears on the private notes.

  If the letter of transmittal or any private notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, they should so indicate when signing, and unless waived by us, they must submit evidence satisfactory to us of their authority to so act with the letter of transmittal.

  The exchange agent and the depositary have confirmed that any financial institution that is a participant in the depositary's system may utilize the depositary's Automated Tender Offer Program to tender notes.

  We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered private notes, which determination will be final and binding. We reserve the absolute right to reject any and all private notes not properly tendered or any private notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular private notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, you must cure any defects or irregularities in connection with tenders of private notes within the time we determine. Although we intend to notify you of defects or irregularities with respect to tenders of private notes, neither we, the exchange agent nor any other person will incur any liability for failure to give you that notification. Unless waived, we will not deem tenders of private notes to have been made until you cure the defects or irregularities.

  While we have no present plan to acquire any private notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any private notes that are not tendered in the exchange offer, we reserve the right in our sole discretion to purchase or make offers for any private notes that remain outstanding after the expiration date. We also reserve the right to terminate the exchange offer, as described below under "--Conditions," and, to the extent permitted by applicable law, purchase private notes in the open market, in privately negotiated transactions or otherwise. The terms of any of those purchases or offers could differ from the terms of the exchange offer.

  If you wish to tender private notes in exchange for exchange notes in the exchange offer, we will require you to represent that (1) you are not an affiliate of ours, (2) you will acquire any exchange notes in the ordinary course of your business and (3) at the time of completion of the exchange offer, you have no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes. In addition, in connection with the resale of exchange notes, any participating broker-dealer who acquired the private notes for its own account as a result of market-making or other trading activities must deliver a prospectus meeting the requirements of the Securities Act. The SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the exchange notes, other than a resale of an unsold allotment from the original sale of the notes, with the prospectus contained in the registration statement.

Return of Notes

  If we do not accept any tendered private notes for any reason described in the terms and conditions of the exchange offer or if you withdraw or submit private notes for a greater principal amount than you desire to exchange, we will return the unaccepted, withdrawn or non-exchanged notes without expense to you as promptly as practicable. In the case of private notes tendered by book-entry transfer into the exchange agent's account at the depositary pursuant to the book-entry transfer procedures described below, we will credit the private notes to an account maintained with the depositary as promptly as practicable.

Book-Entry Transfer

  The exchange agent will make a request to establish an account with respect to the private notes at the depositary for purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in the depositary's systems may make book-entry delivery of private notes by causing the depositary to transfer the private notes into the exchange agent's account at the depositary in accordance with the depositary's procedures for transfer. However, although delivery of private notes may be effected through book-entry transfer at the depositary, you must transmit and the exchange agent must receive, the letter of transmittal or a facsimile of the letter of transmittal, with any required signature guarantees and any other required documents, at the address below under "--Exchange Agent" on or before the expiration date or pursuant to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

  If you wish to tender your private notes and (1) the notes are not immediately available or (2) you cannot deliver the private notes, the letter of transmittal or any other required documents to the exchange agent before the expiration date, may effect a tender if:

    (a) the tender is made through an Eligible Institution;

    (b) before the expiration date, the exchange agent receives from the Eligible Institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us, that:

    . states your name and address, the certificate number(s) of the private notes and the principal amount of private notes tendered,

    . states that the tender is being made by that notice of guaranteed delivery, and

    . guarantees that, within three New York Stock Exchange trading days after the expiration date, the Eligible Institution will deposit with the exchange agent the letter of transmittal, together with the certificate(s) representing the private notes in proper form for transfer or a confirmation of a book-entry transfer, as the case may be, and any other documents required by the letter of transmittal; and

    (c) within five New York Stock Exchange trading days after the expiration date, the exchange agent receives a properly executed letter of transmittal, as well as the certificate(s) representing all tendered private notes in proper form for transfer and all other documents required by the letter of transmittal.

  Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your notes according to the guaranteed delivery procedures described above.

Withdrawal of Tenders

  Except as otherwise provided in this prospectus, you may withdraw tenders of private notes at any time before 5:00 p.m. on the expiration date.

  To withdraw a tender of private notes in the exchange offer, the exchange agent must receive a written or facsimile transmission notice of withdrawal at its address listed in this prospectus before the expiration date. Any notice of withdrawal must (1) specify the name of the person who deposited the private notes to be withdrawn, (2) identify the private notes to be withdrawn, including the certificate number(s) and principal amount of the private notes, and (3) be signed in the same manner as the original signature on the letter of transmittal by which the private notes were tendered, including any required signature guarantees. We will determine in our sole discretion all questions as to the validity, form and eligibility of the notices, and our determination will be final and binding on all parties. We will not deem any properly withdrawn private notes to have been validly tendered for purposes of the exchange offer, and we will not issue exchange notes with respect to those private notes, unless you validly retender the withdrawn private notes. You may retender properly withdrawn private notes by following one of the procedures described above under "The Exchange Offer -- Procedures for Tendering" at any time before the expiration date.

Conditions

  Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange the exchange notes for, any private notes, and may terminate the exchange offer as provided in this prospectus before the acceptance of the private notes, if, in our reasonable judgment, the exchange offer violates applicable law, rules or regulations or an applicable interpretation of the staff of the SEC.

  If we determine in our reasonable discretion that any of these conditions are not satisfied, we may (1) refuse to accept any private notes and return all tendered private notes to you, (2) extend the exchange offer and retain all private notes tendered before the exchange offer expires, subject, however, to your rights to withdraw the private notes (see "--Withdrawal of Tenders") or (3) waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered private notes that have not been withdrawn. If the waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that we will distribute to the registered holders of the private notes, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during the five to ten business day period.

Termination of Certain Rights

  All of your rights under the registration rights agreement will terminate upon consummation of the exchange offer except with respect to our continuing obligations (1) to indemnify you and certain parties related to you against [certain] liabilities, including liabilities under the Securities Act, and
(2) to provide, upon your request, the information required by Rule 144A(d)(4) under the Securities Act to permit resales of the notes pursuant to Rule 144A.

Shelf Registration

  If (1) applicable law or SEC policy does not permit the exchange offer or (2) you notify us before the 20th business day following the completion of the exchange offer that:

  . you are prohibited by law or SEC policy from participating in the exchange offer;

  . you may not resell the exchange notes acquired by you in the exchange offer to the public without delivering a prospectus, and the prospectus contained in the registration statement is not appropriate or available for resales by you; or

  . you are a broker-dealer and hold notes acquired directly from us,

we will file with the SEC a shelf registration statement to register for public resale the transfer restricted securities held by you if you provide us with [certain] information for inclusion in the shelf registration statement.

  For the purposes of the registration rights agreement, "transfer restricted securities" means each private note until the earliest date on which (1) the private note is exchanged in the exchange offer and entitled to be resold to the public without complying with the prospectus delivery requirements of the Securities Act, (2) the private note is disposed of in accordance with the shelf registration statement, (3) the private note is disposed of by a broker-dealer pursuant to the "Plan of Distribution" contemplated by the registration statement or (4) the private note is distributed to the public pursuant to Rule 144 under the Securities Act.

Liquidated Damages

  If (1) we do not file the registration statement with the SEC on or before December 28, 1998, (2) the SEC does not declare the registration statement effective on or before March 13, 1999, (3) we do not complete the exchange offer on or before the 30th business day after the SEC declares the registration statement effective, (4) if we are obligated to file the shelf registration statement, we fail to file the shelf registration statement with the SEC on or before the 30th business day after the filing obligation arises,
(5) if we are obligated to file a shelf registration statement, the SEC does not declare the shelf registration statement effective on or before the 90th day after the obligation to file a shelf registration statement arises, or (6) if the registration statement or the shelf registration statement, as the case may be, is declared effective but thereafter ceases to be effective or useable in connection with resales of the transfer restricted securities, for the time of non-effectiveness or non-usability (each, a "registration default"), we agree to pay you liquidated damages in an amount equal to $0.05 per week per $1,000 in principal amount of transfer restricted securities held by you for each week or portion of a week that the registration default continues for the first 90-day period immediately following the occurrence of the registration default. The amount of the liquidated damages will increase by an additional $0.05 per week per $1,000 in principal amount of transfer restricted securities at the beginning of and for each subsequent 90-day period until all registration defaults have been cured, up to a maximum amount of liquidated damages of $0.50 per week per $1,000 in principal amount of transfer restricted securities. We will not be required to pay liquidated damages for more than one registration default at any given time. Following the cure of all registration defaults, the accrual of liquidated damages will cease.

  We did not comply with our obligation to file and have the registration statement declared effective as described in items (1) and (2) above and are currently paying you liquidated damages pursuant to the registration rights agreement. We will pay all accrued liquidated damages in the same manner and on the same dates as the interest payments on the notes.

Exchange Agent

  We have appointed U.S. Trust Company of California, N.A. as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal and requests for a notice of guaranteed delivery to the exchange agent addressed as follows:

         By Registered or Certified Mail or Hand or Overnight Delivery:

                     U.S. Trust Company of California, N.A.
                            515 South Flower Street
                                   Suite 2700
                         Los Angeles, California 90071
                                   Attention:

                                 By Facsimile:

                                 (213) 488-1370

                             Confirm by Telephone:

                                 (213) 861-5066

  Delivery to an address other than the one stated above or transmission via a facsimile number other than the one stated above will not constitute a valid delivery.

Fees and Expenses

  We will bear the expenses of soliciting tenders. We are making the principal solicitation by mail; however, our and our affiliates' officers and regular employees may make additional solicitations by telegraph, telephone or in person.

  We have not retained any dealer manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

  We will pay the cash expenses incurred in connection with the exchange offer
which we estimate to be approximately $      . These expenses include
registration fees, fees and expenses of the exchange agent and the trustee, accounting and legal fees and printing costs, among others.

  We will pay all transfer taxes, if any, applicable to the exchange of notes pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of the private notes pursuant to the exchange offer, then you must pay the amount of the transfer taxes. If you do not submit satisfactory evidence of payment of the taxes or exemption from payment with the letter of transmittal, we will bill the amount of the transfer taxes directly to you.

Consequence of Failures to Exchange

  Participation in the exchange offer is voluntary. We urge you to consult your financial and tax advisors in making your decisions on what action to take.

  Private notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities. Accordingly, those private notes may be resold only (1) to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (2) in a transaction meeting the requirements of Rule 144 under the Securities Act, (3) outside the United States to a foreign person in a transaction meeting the requirements of Rule 903 or 904 of Regulation S under the Securities Act, (4) in accordance with another exemption from the registration requirements of the Securities Act and based upon an opinion of counsel if we so request, (5) to us or (6) pursuant to an effective registration statement and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

                                USE OF PROCEEDS

  The exchange offer satisfies an obligation under the registration rights agreement. We will not receive any cash proceeds from the exchange offer.

                                 CAPITALIZATION

  The following table sets forth as of December 31, 1998 (1) our actual capitalization and (2) our pro forma capitalization after giving effect to the Associated, Tisco, Vantage Parts and Active Gear acquisitions and the related $10.5 million equity infusion completed in January 1999 and the $42.0 million additional equity infusion completed in April 1999 in connection with the Vantage Parts and Active Gear acquisitions. You should read this table in conjunction with the "Unaudited Pro Forma Condensed Financial Data" and related notes and the "Selected Historical Financial and Operating Data" and related notes included elsewhere in this prospectus. See also "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

                                                        As of December 31, 1998
                                                        -------------------------
                                                          Actual     Pro Forma
                                                        ----------- -------------
                                                             (In thousands)
Cash and cash equivalents.............................. $     8,328 $    14,382
                                                        =========== ===========
Debt:
  Note payable......................................... $       161 $       161
  Revolving credit facility(1) ........................      18,200      71,500
  12% senior subordinated notes .......................     100,000     100,000
                                                        ----------- -----------
    Total debt ........................................     118,361     171,661
Stockholders' equity...................................      16,474      75,724
                                                        ----------- -----------
    Total capitalization............................... $   134,835 $   247,385
                                                        =========== ===========

---------------------
(1) The revolving credit facility provides for up to $85.0 million of borrowing availability, if we comply with the covenants in the revolving credit facility. See "Description of Revolving Credit Facility."

                  UNAUDITED PRO FORMA CONDENSED FINANCIAL DATA

  Holdings' historical financial statements are identical to our financial statements except with respect to the accounts which comprise the stockholders' equity section of the balance sheets and thus our separate pro forma financial statements are not presented. Holdings is our parent company and has no separate operations, assets except its investment in us or liabilities except for its guarantee of our debt.

  We derived the following unaudited pro forma condensed financial data by applying pro forma consolidated adjustments to Holdings' historical financial statements, after giving effect to:

  (1) the recapitalization of City Truck;

  (2) the acquisitions of Stone, Truck & Trailer Parts, Tampa Brake, Connecticut Driveshaft; Truckparts, Tisco, Associated, Active Gear and Vantage Parts;

  (3) the effect of refinancing the revolving credit facility and the issuance of the notes; and

  (4) the June 1998 private equity offering and the January 1999 private equity offering which was fully funded in April 1999.

These pro forma consolidated adjustments give effect to the above transactions as if these transactions had occurred on January 1, 1998 for the condensed pro forma income statement data, and as if these transactions had occurred on December 31, 1998 for the condensed pro forma balance sheet data, except that the acquisitions we completed prior to December 31, 1998 are included in the December 31, 1998 balance sheet. We describe the pro forma adjustments in the accompanying notes.

  The pro forma financial data are subject to numerous assumptions and estimates which are subject to change and, in many cases, are beyond our control. The pro forma financial data may not be indicative of the operating results or financial position we would have achieved had we consummated the events described above. You should not construe this data as representative of our future operating results or financial position. You should read the pro forma financial data in conjunction with the historical financial statements of Holdings, Stone, Truck & Trailer Parts, Connecticut Driveshaft, Truckparts, Tisco, Associated and Vantage Parts and the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

                           CITY TRUCK HOLDINGS, INC.

                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                                 (in thousands)

                                                                      Post 12/31/98
                                               Post 12/31/98             Probable
                                                Acquisitions           Acquisitions
                                            --------------------   --------------------
                                     (1)      (2)        (3)          (4)       (5)
                                   Actual    Actual   Pro Forma     Actual   Pro Forma     Pro Forma
                                  12/31/98  12/31/98 Adjustments   12/31/98 Adjustments    12/31/98
                                  --------  -------- -----------   -------- -----------    ---------
             ASSETS
Current assets:
 Cash and cash equivalents......  $  8,328  $   179    $ 2,190 (a) $   435   $  3,250 (m)  $ 14,382
 Accounts receivable, net.......    18,105    6,893        --        5,901        --         30,899
 Inventories, net...............    41,453   12,946        --       12,617        --         67,016
 Prepaid expenses and other
  current assets................        55    3,468     (2,200)(b)     788        --          2,111
 Deferred tax asset.............     2,588      --         --          --         --          2,588
 Current portion of notes and
  patronage dividend receivable..    2,108        1        --          --         --          2,109
                                  --------  -------    -------     -------   --------      --------
  Total current assets..........    72,637   23,487        (10)     19,741      3,250       119,105
Property, plant and equipment,
 net............................    13,613    2,590        --        1,649        --         17,852
Deferred tax asset..............    12,516      --         --          --         --         12,516
Other assets....................     4,238    1,874     (1,727)(c)   1,406        --          5,791
Deferred financing fees.........     5,424      --         --          --         --          5,424
Goodwill and other intangibles..    55,496      --      50,119 (d)     --      21,960 (n)   127,575
                                  --------  -------    -------     -------   --------      --------
  Total assets..................  $163,924  $27,951    $48,382     $22,796    $25,210      $288,263
                                  ========  =======    =======     =======   ========      ========
 LIABILITIES AND STOCKHOLDERS'
             EQUITY
Current liabilities:
 Bank overdraft.................  $    --   $ 3,060    $(3,060)(e)     --         --            --
 Notes payable..................       161    4,498     (4,498)(f) $ 1,989   $ (1,989)(o)  $    161
 Current portion of long-term
  debt..........................       --     1,716     (1,716)(g)     --         --            --
 Accounts payable...............    14,105    3,728        --        3,553        --         21,386
 Accrued liabilities............    14,984    1,627      1,428 (h)     669        784 (p)    19,492
                                  --------  -------    -------     -------   --------      --------
  Total current liabilities.....    29,250   14,629     (7,846)      6,211     (1,205)       41,039
Revolving credit facility.......    18,200    4,453     48,847 (i)     --         --         71,500
12% senior subordinated notes...   100,000    2,084     (2,084)(j)     --         --        100,000
                                  --------  -------    -------     -------   --------      --------
  Total liabilities.............   147,450   21,166     38,917       6,211     (1,205)      212,539
Stockholders' equity:
 Series A preferred stock.......    43,575      --      13,291 (k)     --      30,934 (q)    87,800
 Common stock...................         1       78        (48)(k)     --          71 (q)       102
 Additional paid-in capital.....    14,325       10      2,919 (k)      20     11,975 (q)    29,249
 Retained earnings..............   (41,427)   6,697     (6,697)(l)  16,565    (16,565)(r)   (41,427)
                                  --------  -------    -------     -------   --------      --------
  Total stockholders' equity....    16,474    6,785      9,465      16,585     26,415        75,724
                                  --------  -------    -------     -------   --------      --------
Total liabilities and
 stockholders' equity...........  $163,924  $27,951    $48,382     $22,796   $ 25,210      $288,263
                                  ========  =======    =======     =======   ========      ========

              NOTES TO UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                                 (in thousands)

(1) "Actual 12/31/98" represents actual historical December 31, 1998 balances for Holdings, including acquisitions completed in 1998.

(2) "Post 12/31/98 Acquisitions--Actual 12/31/98" represents the actual historical December 31, 1998 balances for companies acquired after December 31, 1998 (Associated and Tisco).

(3) "Post 12/31/98 Acquisitions--Pro Forma Adjustments" represents the pro forma adjustments to the historical financial statements of the companies acquired after December 31, 1998 as if the acquisitions and associated refinancings of debt and equity had been completed on December 31, 1998. The items below indicate the changes made to the historical financial statements.

  (a) Reflects borrowings on the revolving credit facility of $53,300 and additional cash equity contributions of $10,500 less the total cash consideration paid in the acquisitions of Associated and Tisco of $61,610.

  (b) Reflects the elimination of receivables from related parties of Associated ($2,200) not acquired as part of the acquisitions.

  (c) Reflects the elimination of notes receivable from related parties of Associated ($1,727) not acquired as part of the acquisitions.

  (d) Reflects the recognition of goodwill and other intangibles for Associated ($45,970) and Tisco ($4,149).

  (e) Reflects the elimination of a bank overdraft at Associated of $3,060 not assumed as part of the acquisition.

  (f) Reflects the elimination of notes payable of Associated ($4,000) and Tisco ($498) not assumed as part of the acquisitions.

  (g) Reflects the elimination of the current portion of long-term debt of Associated ($1,716) not assumed as part of the acquisition.

  (h) Reflects certain liabilities recorded in connection with vendor consolidations, the closure of duplicate facilities and other activities that will be phased out in 1999 at Associated ($1,105) and Tisco ($323).

  (i) Includes an increase of $53,300 in borrowings from the revolving credit facility for debt related to acquisitions completed after December 31, 1998 offset by the elimination of $4,453 of debt not acquired as part of the acquisitions.

  (j) Reflects the elimination of deferred credits of Associated of $2,084 not acquired as part of the acquisition.

  (k) Reflects the issuance of stock in the amount of $16,250 ($10,500 for cash and $5,750 issued as acquisition consideration) and the elimination of $88 of paid-in equity of acquired companies.

  (l) Reflects the elimination of retained earnings prior to the acquisitions for Associated ($3,802) and Tisco ($2,895).

(4) "Post 12/31/98 Probable Acquisitions--Actual 12/31/98" represents the actual historical December 31, 1998 balances for companies which we have signed non-binding letters of intent to acquire and consummation of the acquisition is probable (Vantage Parts and Active Gear).

(5) "Post 12/31/98 Probable Acquisitions--Pro Forma Adjustments" represents pro forma adjustments to the historical financial statements of the probable acquisitions as if the acquisitions and associated refinancings of debt and equity had been completed on December 31, 1998. The items below indicate the changes made to the historical financial statements:

  (m) Reflects the proceeds expected from additional equity contributions of $42,000 less the cash consideration of $38,750 to be paid in the acquisitions of Vantage Parts and Active Gear.

  (n) Reflects the recognition of goodwill and other intangibles for Vantage Parts ($17,220) and Active Gear ($4,740).

  (o) Reflects the elimination of notes payable for Active Gear of $1,989 for debt not assumed as part of the acquisition.

  (p) Reflects certain liabilities recorded in connection with vendor consolidations, the closure of duplicate facilities and other activities that will be phased out in 1999 at Vantage Parts ($589) and Active Gear ($195).

  (q) Reflects additional equity commitments of $43,000 (consisting of $42,000 in cash and $1,000 as acquisition consideration) which will be used to fund the acquisitions of Vantage Parts and Active Gear and the elimination of $20 of paid-in equity of acquired companies.

  (r) Reflects the elimination of retained earnings prior to the acquisitions for Vantage Parts ($15,369) and Active Gear ($1,196).

                           CITY TRUCK HOLDINGS, INC.

                 UNAUDITED PRO FORMA CONDENSED INCOME STATEMENT
                                 (in thousands)

                                                                        (4)
                                      (2)                  (3)          Post
                            (1)       Pro                  Post       12/31/98     Pro
                           Actual    Forma   Subtotal    12/31/98     Probable    Forma
                            1998    Effect     1998    Acquisitions Acquisitions   1998
                          --------  -------  --------  ------------ ------------ --------
Net sales...............  $103,295  $89,555  $192,850    $65,916      $62,883    $321,649
Cost of sales...........    65,855   61,367   127,222     42,619       48,956     218,797
                          --------  -------  --------    -------      -------    --------
Gross profit............    37,440   28,188    65,628     23,297       13,927     102,852
Selling, general and
 administrative
 expenses...............    31,030   19,593    50,623     18,840       10,319      79,782
                          --------  -------  --------    -------      -------    --------
Operating income........     6,410    8,595    15,005      4,457        3,608      23,070
Interest expense........     6,519    6,901    13,420      4,157          --       17,577
Interest (income).......      (624)     624       --         --           --          --
Other (income) expense..       (86)      (5)      (91)        11          (11)        (91)
                          --------  -------  --------    -------      -------    --------
Income before tax.......       601    1,075     1,676        289        3,619       5,584
Taxes...................      (687)   1,354       667        115        1,440       2,222
                          --------  -------  --------    -------      -------    --------
Net income..............  $  1,288  $  (279) $  1,009    $   174      $ 2,179    $  3,362
                          ========  =======  ========    =======      =======    ========

            NOTES TO UNAUDITED PRO FORMA CONDENSED INCOME STATEMENT
                                 (in thousands)

(1) "Actual 1998" represents our actual historical 1998 results, including the results of acquisitions completed in 1998 from the date of acquisition.

(2) "Pro Forma Effect" represents the actual historical 1998 results prior to the date of acquisition for companies acquired in 1998 and the application of certain pro forma adjustments to the historical financial statements of the companies owned as of December 31, 1998 as if the acquisitions and associated refinancings of debt and equity had been completed on January 1, 1998. The table below summarizes the historical results prior to acquisition and the effects of the pro forma adjustments.

                                            Results                     Pro
                                           Prior to      Pro Forma     Forma
                                          Acquisition   Adjustments   Effect
                                          -----------   -----------   -------
   Sales.................................   $89,555           --      $89,555
   Cost of sales.........................    61,254       $   113 (b)  61,367
                                            -------       -------     -------
   Gross profit..........................    28,301          (113)     28,188
   Selling, general and administrative
    expenses.............................    22,720        (3,127)(c)  19,593
                                            -------       -------     -------
   Operating income......................     5,581         3,014       8,595
   Interest expense......................       323         6,578 (d)   6,901
   Interest income.......................       (21)          645 (e)     624
   Other (income) expense................        (5)          --           (5)
                                            -------       -------     -------
   Income before taxes...................     5,284        (4,209)      1,075
   Taxes.................................       408           946 (f)   1,354
                                            -------       -------     -------
   Net income............................   $ 4,876 (a)   $(5,155)    $  (279)
                                            =======       =======     =======

---------------------

   (a) The components of net income <loss> of acquired
       companies prior to acquisition are Stone ($1,929),
       Truck & Trailer Parts ($1,636), Connecticut Driveshaft
       ($<159>), Tampa Brake ($1,100) and Truckparts ($370)...          $4,876
   (b) To eliminate vendor rebates earned in prior periods. ..            (113)
   (c) The pro forma adjustments to selling, general and
       administrative expenses include:
       --Expense related to the revision of certain lease
        agreements, shortening the lease period and increasing
        amortization expense related to leasehold improvements
        ......................................................    $(50)
       --Elimination of excess compensation, fringe benefits
        and related expenses of existing employees based upon
        salaried amounts in employment contracts entered into
        at the times of the acquisitions and recapitalization
        of City Truck.........................................   2,008
       --Elimination of rent and related expenses for certain
        leased property owned by stockholders which is no
        longer being leased to Holdings, net of a contractual
        increase in lease expense ............................     300
       --To reflect the change in depreciation due to
        conversion to a straight-line accounting policy.......     112
       --Elimination of the net costs included in the combined
        financial statements of City Truck from the operation
        of equipment which was not acquired as part of the
        acquisitions, net of related outsourcing costs........     219
       --Elimination of salaries and related benefits due to
        the reduction of staff and related cost of benefits as
        a result of the acquisitions..........................   1,537

            NOTES TO UNAUDITED PRO FORMA CONDENSED INCOME STATEMENT
                                 (in thousands)

       --Elimination of accounting, legal and other fees no
        longer required as a result of the acquisitions.....         111
       --Annualization of amortization related to goodwill
       and intangibles......................................        (702)
       --Annualization of amortization related to deferred
       financing fees.......................................        (408)
                                                                 -------
              Total selling, general and administrative
              adjustments...................................               3,127
       Reflects the pro forma adjustments to interest
   (d) expense
       --Interest on $100,000 notes at 12% .................     (12,000)
       --Interest expense related to borrowing under the
        revolving credit facility at 7.8%...................      (1,420)
       --Elimination of previously recognized interest
       expense and amortization.............................       6,519
       --Elimination of historical interest expense
       recognized prior to acquisition......................         323
                                                                 -------
              Total interest expense adjustments............              (6,578)
       Represents the elimination of previously recognized
   (e) interest income......................................                (645)
   (f) Represents the net effect of adjusting income taxes
       to an assumed effective tax rate of 39.8%............                (946)
                                                                          ------
              Total pro forma net income effect.............              $ (279)
                                                                          ------

(3) "Post 12/31/98 Acquisitions" represent the actual historical 1998 results for companies acquired after December 31, 1998 and the application of certain pro forma adjustments as if the acquisitions had been completed as of January 1, 1998. The table below summarizes the actual results and the effects of the pro forma adjustments.

                                            Actual       Pro Forma       As
                                             1998       Adjustments   Adjusted
                                            -------     -----------   --------
   Sales................................... $65,916           --      $65,916
   Cost of sales...........................  42,619           --       42,619
                                            -------       -------     -------
   Gross profit............................  23,297           --       23,297
   Selling, general and administrative
    expenses...............................  18,441       $   399 (b)  18,840
                                            -------       -------     -------
   Operating income........................   4,856          (399)      4,457
   Interest expense........................     817         3,340 (c)   4,157
   Interest income.........................     (41)           41 (d)     --
   Other (income) expense..................      11           --           11
                                            -------       -------     -------
   Income before taxes.....................   4,069        (3,780)        289
   Taxes...................................       2           113 (e)     115
                                            -------       -------     -------
   Net income.............................. $ 4,067 (a)   $(3,893)    $   174
                                            =======       =======     =======

---------------------

   (a) The components of net income of acquired entities are
       Associated Brake ($3,317) and Tisco ($750).................        $4,067
   (b) The pro forma adjustments to selling, general and
       administrative expenses include:
       --Elimination of excess compensation, fringe benefits and
       related expenses of existing employees based upon salaried amounts in employment contracts entered into at the time of
       the acquisitions...........................................   $607

            NOTES TO UNAUDITED PRO FORMA CONDENSED INCOME STATEMENT
                                 (in thousands)

       --Elimination of salaries and related benefits due to
        the reduction of staff and related cost of benefits
        as a result of the acquisitions .....................       184
       --Elimination of accounting, legal and other fees no
        longer required as a result of the acquisitions......       178
       --Reflects annual amortization related to goodwill....    (1,368)
                                                                 ------
              Total selling, general and administrative
              adjustments....................................              (399)
   (c) Reflects the pro forma adjustments to interest expense
       --Interest expense related to borrowing under the
        revolving credit facility at 7.8% to fund the
        acquisitions of Associated and Tisco.................    (4,157)
       --Elimination of historical interest expense..........       817
                                                                 ------
              Total interest expense adjustments.............            (3,340)
   (d) Represents the elimination of previously recognized
       interest income.......................................               (41)
   (e) Represents the net effect of adjusting income taxes to
       an assumed effective tax rate of 39.8%................              (113)
                                                                         ------
              Total pro forma net income effect..............            $  174
                                                                         ------

(4) "Post 12/31/98 Probable Acquisitions" represent the actual historical 1998 results for companies for which we have signed non-binding letters of intent to acquire and consummation of the acquisition is probable and the application of certain pro forma adjustments as if the acquisitions had been completed as of January 1, 1998. The table below summarizes the actual results and the effects of the pro forma adjustments.

                                             Actual       Pro Forma      As
                                              1998       Adjustments  Adjusted
                                             -------     -----------  --------
   Sales.................................... $62,883          --      $62,883
   Cost of sales............................  48,956          --       48,956
                                             -------        -----     -------
   Gross profit.............................  13,927          --       13,927
   Selling, general and administrative
    expenses................................  10,452        $(133)(b)  10,319
                                             -------        -----     -------
   Operating income.........................   3,475          133       3,608
   Interest expense.........................     776         (776)(c)     --
   Interest income..........................     --           --          --
   Other (income) expense...................     (11)         --          (11)
                                             -------        -----     -------
   Income before taxes......................   2,710          909       3,619
   Taxes....................................     825          615 (d)   1,440
                                             -------        -----     -------
   Net income............................... $ 1,885 (a)    $(294)    $ 2,179
                                             =======        =====     =======

---------------------

   (a) The components of net income of acquired companies are
       Vantage Parts ($1,262) and Active Gear ($623)...........         $1,885
   (b) The pro forma adjustments to selling, general and
       administrative expenses include:
       --Elimination of excess compensation, fringe benefits
        and related expenses of existing employees based upon
        salaried amounts in employment contracts which will be
        entered into at the time of the Active Gear
        acquisition............................................     63
       --Elimination of management fees previously charged to
        Vantage Parts by its prior parent company which will
        not be incurred after the acquisition..................    801
       --Expense related to the revision of certain lease
        agreements.............................................    (89)
       --Elimination of accounting, legal and other fees no
        longer required as a result of the acquisitions........     12
       --Reflects annual amortization related to goodwill......   (654)
                                                                  ----
              Total general, selling and administrative
              adjustments......................................            133
   (c) Reflects the pro forma adjustment to eliminate
       historical interest expense.............................            776
   (d) Represents the net effect of adjusting income taxes to
       an assumed effective tax rate of 39.8%..................           (615)
                                                                        ------
              Total pro forma net income effect................         $2,179
                                                                        ------

                SELECTED HISTORICAL FINANCIAL AND OPERATING DATA

  The selected audited financial data of Holdings and its subsidiaries for the years ended December 31, 1996, 1997 and 1998 set forth below are derived in part from the more detailed financial statements and related notes of Holdings and its subsidiaries included elsewhere in this prospectus. The unaudited financial data of Holdings and subsidiaries for the years ended December 31, 1994 and 1995 are derived from unaudited financial statements of Holdings and its subsidiaries, which are prepared on the same basis as the audited financial statements and, in the opinion of management, reflect all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of data. In addition, Holdings and its subsidiaries operated throughout the periods presented as independent, privately owned entities, which influenced the historical level of owners' compensation and other expenses. Accordingly, the historical results of operations include (1) historical compensation expenses in excess of the current compensation levels to the former owners of Holdings and its subsidiaries, (2) certain other private company expenses and (3) no accrual for federal income taxes before May 29, 1998. Therefore, the historical results discussed below do not represent our results had Holdings and its subsidiaries been combined and operated under common ownership during that period. The comparative financial data for 1994, 1995, 1996 and 1997 include only the combined operations of City Truck and its subsidiaries and affiliated companies. The 1998 financial data also includes the operations of Stone, Truck & Trailer Parts, Connecticut Driveshaft, Truckparts and Tampa Brake from their dates of acquisition. The financial data set forth below should be read in conjunction with the financial statements and related notes, and "Managements's Discussion and Analysis of Financial Condition and Results of Operations," all appearing elsewhere in this prospectus.

                                           Year Ended December 31,
                                   -------------------------------------------
                                    1994     1995    1996     1997      1998
                                   -------  ------- -------  -------  --------
                                     (in thousands, except location data)
Income Statement Data:
  Sales........................... $44,751  $50,063 $52,609  $57,837  $103,295
  Cost of sales...................  28,706   31,981  33,283   36,611    65,855
                                   -------  ------- -------  -------  --------
  Gross profit....................  16,045   18,082  19,326   21,226    37,440
  Selling, general and
   administrative expenses........  12,009   13,592  14,390   16,143    31,030
                                   -------  ------- -------  -------  --------
  Income from operations..........   4,036    4,490   4,936    5,083     6,410
  Interest expense, net...........      31       31     628      776     5,895
  Other (income) expense..........     (24)       4     (40)     (58)      (86)
  Income tax expense
   (benefit)(1)...................      29       37      53       93      (687)
                                   -------  ------- -------  -------  --------
  Net income...................... $ 4,000  $ 4,418 $ 4,295  $ 4,272  $  1,288
                                   =======  ======= =======  =======  ========
Supplemental pro forma income
 data:
  Pro forma income taxes.......... $ 1,604  $ 1,773 $ 1,731  $ 1,737  $    239
  Pro forma net income............   2,425    2,682   2,617    2,628       362
Other Data:
  Capital expenditures(2)......... $   829  $ 1,234 $ 4,301  $ 1,627  $  1,668
  Number of locations (end of
   period)........................      12       15      16       17        57
Balance Sheet Data:
  Cash and cash equivalents....... $ 2,985  $   227 $   152  $   191  $  8,328
  Net working capital(3)..........  12,185   13,023  12,986   14,770    35,220
  Total assets....................  22,433   26,145  28,915   33,203   163,924
  Total debt (including current
   maturities)....................   3,095   11,898  13,184   13,056   118,361
  Stockholders' equity............  15,169    7,580   9,593   12,018    16,474

--------
(1) Holdings and its subsidiaries were comprised solely of sub-chapter "S' corporations prior to the recapitalization in 1998.
(2) Capital expenditures for 1996 includes $3.7 million related to the construction of City Truck's new corporate offices and distribution center in Birmingham, Alabama.
(3) Net working capital equals current assets, excluding cash, less current liabilities, excluding the current portion of long-term debt.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  You should read the following discussion and analysis in conjunction with "Selected Historical Financial and Operating Data" and our financial statements and related notes included elsewhere in this prospectus. Certain statements contained in Management's Discussion and Analysis of Financial Condition and Results of Operations constitute forward-looking statements. See "Disclosure Regarding Forward-Looking Statements."

  See "Risk Factors" for information concerning the factors that affect our markets, our products, our profitability, our liquidity, restrictions on us imposed by our debt agreements and other factors that may affect us in the future.

General

  Holdings is our parent company and has no separate operations, assets except its investment in us or liabilities, except for its guarantee of our debt. Holdings' historical financial statements are identical to ours except with respect to the accounts which comprise the stockholders' equity section of the balance sheet.

  Our historical financial data prior to 1998 reflect only City Truck's financial results. During 1998, our financial data includes City Truck's results for the full year and the following from the dates of acquisition:

                                                             Date of
     Company                                                 Acquisition
     -------                                                 -----------
     Stone.................................................. June 19, 1998
     Truck & Trailer Parts.................................. September 30, 1998
     Tampa Brake............................................ October 31, 1998
     Connecticut Driveshaft................................. November 4, 1998
     Truckparts............................................. December 17, 1998

  Accordingly, our historical financial results are not comparable for any period that includes periods after June 30, 1998. Our historical financial statements do not include the results of Associated and Tisco which we acquired after December 31, 1998, nor the results of Vantage Parts and Active Gear for which we have signed letters of intent to acquire.

  City Truck, prior to June 1, 1998, and the other acquired businesses, prior to their acquisitions, operated as family owned entities, which influenced the historical level of owners' compensation and other expenses. Accordingly, the historical results of operations include historical compensation expenses in excess of the current compensation levels to the former owners and certain other private company expenses. In addition, we believe the combined companies will benefit from (1) increased access to capital, (2) the support of experienced and professional management, (3) centrally coordinated purchasing,
(4) the elimination of certain duplicative distribution and operating costs,
(5) cross-selling opportunities and (6) the enhanced capacity to service large national and regional accounts. The historical results discussed below do not represent our results had all of the acquired entities been combined and operated under common ownership during that period. See "Business--The Company" for a general description of our business

  Our sales consist primarily of parts sales (including remanufactured parts) and installation and repair income. Parts sales include the sales of parts, supplies, accessories and equipment for heavy duty vehicles and equipment, including braking, steering and suspension systems, transmissions, drivelines, axles, wheels and rims, hydraulic systems and engines. Remanufacturing revenues are derived from the sales of brake shoes, drivelines, hydraulic systems, transmissions and rear axles which have been remanufactured. Service revenues are derived from providing repair service to vehicles and equipment and installing parts, supplies and equipment. Same location sales are calculated to include a new location after a full calendar year of operations.

  Our cost of sales consist of the cost (including incoming freight) of parts, supplies and equipment sold and direct labor costs incurred to provide remanufacturing and service, partially offset by volume-related rebates received from component manufacturers and buying cooperatives.

  Our selling, general and administrative expenses include the cost of personnel conducting sales, warehousing, delivery and administrative activities (including commissions and other forms of incentive compensation), advertising and marketing expenses, depreciation and amortization expenses, rent, delivery expenses, repairs, utilities, maintenance costs, professional fees, property taxes and other costs not included in cost of sales that are attributable to operations.

Results of Operations

  The following table summarizes our historical results of operations for the fiscal years ended December 31, 1996, 1997 and 1998 ($ in millions):

                                                    Fiscal Year
                                        ---------------------------------------
                                           1996         1997          1998
                                        -----------  -----------  -------------
                                          $     %      $     %      $       %
                                        ----- -----  ----- -----  ------  -----
   Sales............................... $52.6 100.0% $57.8 100.0% $103.3  100.0%
   Gross profit........................  19.3  36.7   21.2  36.7    37.4   36.2
   SG&A expenses.......................  14.4  27.4   16.1  27.9    31.0   30.0
   Income from operations..............   4.9   9.3    5.1   8.8     6.4    6.2
   Interest expense, net...............   0.6   1.1    0.8   1.4     5.9    5.7
   Other income (expense)..............   0.1   0.2    0.1   0.2    (0.1)   0.1
   Income tax expense (benefit)........   0.1   0.2    0.1   0.2    (0.7)   0.7
   Net income..........................   4.3   8.2    4.3   7.4     1.3    1.3

Comparison of Results of Operations

 Fiscal Year 1998 Compared to Fiscal Year 1997

  Sales. Sales increased to $103.3 million in 1998 from $57.8 million in 1997, an increase of 78.7%. The overall sales growth is attributable to the acquisitions of Stone, Truck & Trailer, Tampa Brake, Connecticut Driveshaft and Truckparts, which combined contributed $39.7 million to 1998 sales. Excluding acquisitions, the sales increase was 10.0% which is attributable to the full year impact of the location opened in Jackson, Mississippi in May 1997 and an increase in sales at the Mobile, Alabama and Monroeville, Alabama locations due to targeted sales initiatives. Same location sales growth, only at City Truck was 7.8% in 1998.

  Gross profit. Gross profit increased to $37.4 million in 1998 from $21.2 million in 1997, an increase of 76.4%. Excluding acquisitions, gross profit increased by 12.7% to $23.9. As a percentage of sales, the Company's gross profit decreased to 36.2% in 1998 from 36.7% in 1997 reflecting the impact of revenue from acquired businesses with lower margins. Excluding acquisitions, margins increased to 37.6% due to higher vendor rebates.

  SG&A expenses. SG&A expenses increased to $31.0 million in 1998 from $16.1 million in 1997, an increase of 92.5%. As a percentage of sales, SG&A expenses increased to 30.0% in 1998 from 27.9% in 1997. The increase in SG&A expenses as a percentage of sales is primarily the result of acquisition related amortization expense, primarily goodwill and incremental overhead resulting from establishing a corporate staff and corporate office. We expect to incur increased SG&A expenses in 1999 resulting from having a corporate staff and corporate office for the full year. Excluding acquired amortization and corporate expenses, SG&A as a percent of sales decreased to 27.2% due to an increase in sales without a similar increase in SG&A which includes overhead and other fixed expenses.

  Income from operations. Income from operations increased to $6.4 million in 1998 from $5.1 million in 1997, an increase of 25.5%. As a percentage of sales, income from operations decreased to 6.2% from 8.8%. The decrease in income from operations as a percentage of sales is due primarily to the factors discussed above. Excluding amortization and corporate expenses, income from operations as a percentage of sales increased to 9.0%.

  Interest expense. Interest expense increased to $5.9 million in 1998 from $0.8 million in 1997, due to the $100.0 million of senior subordinated notes we issued and increased borrowing under our revolving credit facility, primarily to finance acquisitions completed in 1998.

  Income tax expense (benefit). We recorded an income tax benefit of $0.7 million in 1998 compared to an expense of $0.1 million in 1997. Prior to June 1, 1998, we were taxed as an S corporation and as a result of the change to C corporation status, a net deferred tax asset of $15.1 million was created, of which $887 has been credited to the income statement, creating the income tax benefit. The remainder, $14.2 million, has been credited to paid-in capital.

  Net Income. Net income decreased to $1.3 million in 1998 from $4.3 million in 1997, a decrease of 69.8%. The decrease is due primarily to the factors discussed above.

 Fiscal Year 1997 Compared to Fiscal Year 1996

  Sales. Sales increased to $57.8 million in 1997 from $52.6 million in 1996, an increase of 9.9%. The sales growth is primarily attributable to the opening of a new location in Jackson, Mississippi in May 1997, the full year impact of the location opened in Monroeville, Alabama in September 1996 and an increase in sales at the Mobile, Alabama location due to targeted sales initiatives. Same location sales growth was 7.2% in 1997.

  Gross profit. Gross profit increased to $21.2 million in 1997 from $19.3 million in 1996, an increase of 9.8%. As a percentage of sales, the Company's gross profit remained constant between the corresponding periods at 36.7%.

  SG&A expenses. SG&A expenses increased to $16.1 million in 1997 from $14.4 million in 1996, an increase of 11.8%. As a percentage of sales, SG&A expenses increased to 27.9% in 1997 from 27.4% in 1996. The increase in SG&A expenses as a percentage of sales is primarily the result of the incremental overhead resulting from the relocation of City Truck's corporate offices and distribution center to a larger facility in Birmingham, Alabama in October 1996.

  Income from operations. Income from operations increased to $5.1 million in 1997 from $4.9 million in 1996, an increase of 4.1%. As a percentage of sales, income from operations decreased to 8.8% from 9.3%. The decrease in income from operations as a percentage of sales is due primarily to the factors discussed above.

  Interest expense. Interest expense increased to $0.8 million in 1997 from $0.6 million in 1996 due to marginally higher average borrowings in 1997.

  Income tax expense. Income tax expense was $0.1 million for 1997 and 1996. During 1997 and 1996, we were taxed as an S corporation and paid taxes to only those states that do not permit businesses to be taxed as S corporations.

  Net Income. Net income remained relatively unchanged from 1997 to 1996.

Liquidity and Capital Resources

  City Truck historically used internal cash flow from operations to fund its working capital requirements and capital expenditures and new branch locations. We historically have had relatively low capital expenditure requirements since we lease all but six of our 92 facilities. In 1998, we spent on a pro forma combined basis $3.5 million on capital expenditures. We also historically have paid dividends and distributions to stockholders. However, we do not anticipate that we will pay dividends for the foreseeable future. In 1998, we funded our substantial acquisition program with the proceeds from equity offerings and long-term borrowings.

  We financed the recapitalization of City Truck, the acquisition of Stone and the refinancing of the existing indebtedness of City Truck and Stone with (1) $52.0 million of borrowings under the revolving credit facility, (2) $6.0 million of interim financing provided through the purchase of securities by Brentwood (the "Bridge Securities"), and (3) the purchase by Brentwood and other investors of $10.2 million of our series B preferred stock and common stock. In addition, Brentwood purchased outstanding common stock of City Truck for $20 million in connection with the recapitalization.

  On July 31, 1998, we issued our $100.0 million senior subordinated notes. We used the net proceeds from the sale of these notes, which totaled approximately $96.0 million, as follows: (1) approximately $52.0 million to repay outstanding indebtedness under the revolving credit facility and (2) approximately $6.0 million to redeem the Bridge Securities, leaving approximately $38.0 million for general corporate purposes. After July 31, 1998, we spent $50 million for the acquisitions of Truck & Trailer Parts, Tampa Brake, Connecticut Driveshaft and Truckparts. We borrowed an additional $18.2 million under the revolving credit facility to complete these acquisitions.

  In January 1999, we secured $52.5 million of commitments for a private equity offering consisting of series A preferred stock and common stock of Holdings. Brentwood committed $15.0 million and other investors committed $37.5 million. In January 1999, we received $10.5 million of the equity to partially finance the acquisitions of Associated and Tisco and borrowed $49.3 million under the revolving credit facility to finance the balance and an additional $4.0 million for working capital. We anticipate that we will use the remaining equity commitments of $42.0 million to finance the Vantage Parts and Active Gear acquisitions and for general corporate purposes. In April 1999, we received the additional equity.

  Our $85.0 million revolving credit facility had undrawn availability of $66.8 million at December 31, 1998 and $13.5 million of undrawn availability at January 31, 1999. After giving effect to the Vantage Parts and Active Gear acquisitions and the application of the additional $42.0 million in equity, the undrawn availability would have been $13.5 million at January 31, 1999 and we would have had a $3.3 million increase in cash. See "Description of Revolving Credit Facility."

  We intend to continue to pursue a strategy to become the largest independent distributor of heavy duty vehicle parts, with a focus on building a national system of branch locations primarily through acquisitions. We expect to fund our working capital needs, capital expenditures and future acquisitions through availability under our revolving credit facility, future issuances of debt or equity securities and cash flow generated from operations. However, our ability to execute our growth strategy and to make scheduled payments of interest or principal or to refinance our indebtedness will depend upon our future operating performance, which will be affected by general economic, financial, competitive, legislative, regulatory, business and other factors beyond our control. See "Risk Factors--The terms of our debt restrict our operations" and "Description of Revolving Credit Facility."

Effect of Inflation; Seasonality

  Inflation has not had a significant effect on our results of operations in recent years. Our selling, general and administrative expenses, such as salaries, employee benefits, and facilities costs are subject to normal inflationary pressures.

  Many of our customers have a reduced number of working days in the fourth quarter resulting from public holidays. As a result, we have lower sales in that quarter than in the other quarters. With the exception of the fourth quarter, our operations are generally not affected by seasonal fluctuations.

Year 2000 Issue

  The Year 2000 issue relates to the inability of certain computer programs and business equipment to properly process dates after December 31, 1999 and certain other date combinations which have or once had special meaning in data file processing. As a result, businesses may be at risk for miscalculations and system failures.

  In response to the Year 2000 issue, we initiated a series of projects to identify, evaluate and implement necessary changes to our computerized business systems, including our branch operating systems, and business equipment. We have completed a review of all of our systems and equipment including vehicles, manufacturing equipment and security, telephone and other systems. We examined the importance of each category, the remediation necessary to make the category complaint (either modification or replacement), the resources necessary to complete the remediation and a time frame for completion.

  We are addressing our software, hardware, and equipment issues primarily by installing a Year 2000 compliant product at all of our operating locations. In a limited number of cases, we will replace business equipment with Year 2000 compliant hardware. We have completed 75% of our hardware and equipment remediation or replacement, and 60% of our software remediation or replacement. The remediation and replacement process is proceeding as planned and we expect to be fully compliant by September 30, 1999. We do not believe that any of our systems or business equipment have critical dates prior to that time.

  We estimate the cost of the project to be less than $400,000, and we have not made any material expenditures due solely to Year 2000 issues. Year 2000 compliance is an element of our strategic systems plan. We have planned all systems implementations to enhance our business and address Year 2000 issues as a matter of course.

  Notwithstanding the above projects, our greatest risk and most reasonably likely worst case scenario is with our branch operating application systems. If the branch systems experience problems, it could disrupt our basic distribution operations until we resolve the issue. To address this risk, we will be closed for business Saturday, January 1, 2000 and Sunday, January 2, 2000. We will test all material systems in production operation during this time with on site support from, and in cooperation with, the software vendor. On December 31, 1999, without disrupting our normal business, we will print out all customer orders scheduled to be shipped through January 13, 2000. We will also print a price list which will enable us to manually conduct our business through January 13, 2000. In addition, we are able to distribute software updates to all of our processing centers and branch locations within a few hours.

  If modifications and conversions by us and by those with whom we conduct business are not completed in a timely manner, the Year 2000 issue may have a material adverse effect on our business, financial condition and results of operations. While we have endeavored to obtain assurances from our product suppliers that they are adequately addressing the Year 2000 issue, we may experience minimal interruptions in replenishment from some suppliers.

  Our contingency plans include (1) retaining alternate software suppliers in the event that our primary system fails the Year 2000 testing we currently have in progress, despite written assurances from the vendor that the system is Year 2000 compliant, (2) identifying alternate sources of supply for selected merchandise and (3) selectively increasing inventory for highly sensitive items.

                                    BUSINESS

The Company

  We are one of the largest and fastest growing independent distributors in the highly fragmented $17 billion heavy duty vehicle parts and repair industry. We distribute parts to over 25,000 customers through 92 branch locations across 21 states. Based on both sales and number of branch locations, we are one of the two largest independent distributors in the nation and the leading distributor in each of the southeastern, western and New England regions of the United States.

  We purchase replacement parts for heavy duty vehicles from component manufacturers, inventory a broad selection of these parts and deliver them directly to customer locations from our branches or sell them "over-the-counter" to customers who visit our branches. Our 92 branch locations consist primarily of warehouse and service space, with a small retail selling space. A typical location averages 10,000 square feet. Our breadth of product inventory generally enables us to provide delivery customers with parts within 24 hours and to provide over-the-counter customers with parts immediately. We maintain a fleet of delivery vehicles that makes daily scheduled deliveries to customers, picks up used parts for remanufacture or repair and makes other delivery stops for special orders. By offering reliable and timely availability of a wide range of heavy duty vehicle parts, we allow our customers to reduce their investment in inventories and minimize lost productivity and other costs associated with vehicle and equipment downtime.

  We carry a comprehensive selection of heavy duty vehicle parts including braking, steering and suspension systems, transmissions, drivelines, axles, wheels and rims, hydraulic systems and engine components. Our customers use these parts for regular preventative maintenance, such as replacement of worn brake shoes and air and oil filters, and for repairs of damaged parts. To complement our parts distribution business, we provide our customers with value-added services, such as extensive remanufacturing capabilities and machine shop services. Our remanufacturing facilities allow us to offer our customers a timely and reliable source of high quality parts. We operate ten facilities which reline brake shoes and 15 facilities which rebuild transmissions, rear axles and other components.

Industry Overview

  Industry sources estimate that the heavy duty vehicle parts and repair industry generated $17.0 billion in revenues in 1997. An industry source expects the market for replacement parts, which accounted for the majority of revenues in the overall heavy duty vehicle parts and repair industry, to grow 17.7% from 1997 to 2002. We believe growth in the heavy duty vehicle parts and repair industry and growth in market share for full-service independent distributors like us has been and will continue to be driven by the following primary factors:

  . Expanding fleet of heavy duty vehicles. The population of heavy duty vehicles increased from approximately 6.6 million in 1992 to approximately 7.7 million in 1997, a 15.9% increase, and is projected to reach 8.6 million by 2002.

  . Increased life expectancy of fleet vehicles. The life expectancy of the average fleet vehicle has grown 62% from 451,000 miles in 1978 to approximately 730,000 miles in recent years. In addition, the expanding population of trucks in prime repair age, 5 to 13 years old, is expected to increase from 32.6 million in 1996 to 39.2 million by 2001, an increase of over 20%, leading to an expected increase in demand for replacement parts and service.

  . Increased total truck miles driven annually. Annual truck miles driven steadily increased from 2.0 billion in 1988 to 2.5 billion in 1997, a 24.9% increase. Over this period, the number of annual truck miles driven never declined year over year.

  . Increased outsourcing of parts inventory management by fleet operators. We believe that heavy duty vehicle fleet operators are increasingly outsourcing parts inventory management and service work and concentrating supplier relationships in favor of a limited number of integrated single-source suppliers. We believe that full service independent distributors with a broad network of branch locations are well positioned to capitalize on this outsourcing trend.

  The independent heavy duty vehicle parts and repair industry is highly fragmented, and we believe it is in the early stages of consolidation. Most of the approximately 2,000 independent distributors and thousands of repair shops in the industry are small, owner-operated businesses with limited access to the capital required to develop and maintain a large volume and wide selection of inventory, provide a full line of product offerings, implement advanced management information systems and service national and regional accounts. We believe that the five largest heavy duty vehicle parts distributors currently account for less than 10% of all revenues generated in the heavy duty vehicle parts and repair industry.

Competitive Strengths

  We benefit from the following competitive strengths:

  Ability to successfully execute our acquisition strategy. Since the combination of City Truck and Stone in June 1998, we have successfully identified, acquired and integrated six companies with 48 locations, forming the largest distributor of heavy duty vehicle parts in each of the southeastern, western and New England regions based on both sales in the region and number of branch locations. The completed acquisitions have permitted us to eliminate duplicative costs and reduce overhead, expand product offerings and integrate regional sales activities.

  Proven ability to grow revenue and profits. On a combined basis, we and our predecessors have experienced strong same location sales growth averaging approximately 5% annually over the past four years and approximately 7% annually over the past two years. We have a strong record of successfully opening or acquiring 37 branch locations since 1993. These locations generated $87.7 million of 1998 sales.

  Purchasing leverage. We are a leading customer of virtually all major heavy duty vehicle replacement parts manufacturers. As a result of our purchasing volume, we believe that we purchase parts at a discount to industry averages. We are achieving cost savings by standardizing purchase prices at the lowest cost among the acquired companies.

  Established customer relationships. By emphasizing superior customer service, we have developed long-standing relationships with many of our customers. We are the leading distributor of heavy duty vehicle parts to local, regional and national fleet operators such as United Parcel Service of America, Inc., Consolidated Freightways Corporation, Con-Way Transportation Services and Penske Leasing, Inc. Our fleet customers depend on us for the timely availability of high quality heavy duty parts. As evidence of the strength of our customer relationships, we have served our top 10 customers for an average of 14 years.

  Superior inventory availability. Because of the significant costs associated with vehicle downtime, we believe that the availability of parts on a timely basis is the key component of quality service. We maintain a broad selection of inventory with over 20,000 SKUs. In order to achieve high fill rates, we actively manage and track our inventory on a real-time basis through advanced information systems. We believe that we are more likely than our competitors to have parts in stock when requested by our customers.

  Outstanding customer service. We believe that we have a leading reputation for providing high quality service based on more than 40 years of operations. We are committed to attracting new customers and retaining existing customers by:

  . offering numerous branch locations conveniently located near our major customers;

  . providing a knowledgeable and responsive sales staff;

  . ensuring timely delivery of products to our customers; and

  . providing a hassle-free warranty policy for all of the products we sell.

  Experienced management team. Our operating management has an average of 23 years of experience in the heavy duty vehicle parts and repair industry. Our management and sales staff have extensive knowledge of our markets and long-standing relationships with a broad range of customers and suppliers. We developed our management team by retaining key operating managers from our acquired companies and by recruiting our senior executives from outside the heavy duty vehicle parts industry. Management owns approximately 23% of Holdings' outstanding equity.

Business Strategy

  Our strategic objective is to further grow our sales and profits by capitalizing on the continued growth and consolidation opportunities in the heavy duty vehicle parts and repair industry. Our business strategy is to:

  Become the largest national distributor of heavy duty vehicle parts. We intend to build a nationwide system of branch locations through acquisitions as well as the opening of new stores. As our customer base continues to consolidate, we believe that it is increasingly important to establish a national presence to serve our customers effectively. Smaller independent distributors may be unable to adequately supply larger fleets because they lack a broad network of branch locations to satisfy customer expectations for rapid delivery times, availability of a broad selection of parts, consistent pricing and a uniform warranty policy.

  Further reduce cost of products sold. We expect to further reduce our cost of products sold by:

  . passing on our favorable vendor terms to acquired companies;

  . negotiating more favorable pricing and terms from our suppliers as our total volume of purchases increases through acquisitions and internal growth; and

  . sourcing remanufactured components from our facilities and thereby reducing purchases from outside remanufacturers.

  Develop distribution and operating efficiencies. We believe that we will be able to achieve distribution and operating efficiencies as we continue to add locations, including:

  . improved operating efficiency through regional management of individual branch locations and the closing of overlapping branch locations;

  . improved inventory management and enhanced customer service through the integration of newly acquired businesses into our information and logistics systems; and

  . reduced overhead costs by consolidating administrative functions such as marketing, insurance, employee benefits, accounting and risk management.

  Achieve benefits from combining complementary operations. We believe that we can obtain significant synergies from combining the operations of recently acquired businesses and future acquisitions, including:

  . sharing customer bases and broadening product offerings including cross-selling of parts not previously offered at many of our locations;

  . enhancing the efficiency of our remanufacturing operations by increasing capacity utilization and consolidating overlapping facilities; and

  . sharing "best practices" and operational expertise throughout our company.

We expect our completed and pending acquisitions to generate a number of these benefits. For example, the acquisitions of Truck & Trailer Parts and the pending Vantage Parts acquisition allows us to offer a broad selection of trailer parts throughout our system. In addition, the pending acquisition of Active Gear provides additional remanufacturing expertise and the opportunity to take advantage of facility consolidation opportunities in the Pacific Northwest.

  Expand relationships with national and regional fleet operators. We believe there are significant opportunities to expand our sales to national and regional fleet operators who are increasingly seeking to outsource their parts inventory management and service work to integrated single-source providers. With our broad network of branch locations we believe we are one of the only distributors capable of effectively serving large national and regional fleets operating in the southeastern, western and New England regions of the United States.

Operations and Services

  Our 92 branch locations, which consist primarily of warehouse and service space with a small retail selling space, offer well-known national brand name and private label heavy duty vehicle replacement parts. If we do not have a specific part in stock at a particular location, our sales employee can utilize our information system at many of our locations to attempt to locate the requested product from another location. Our information system allows the sales employee to record the sale, reserve the part and request delivery. As a result of our inventory management programs, we believe we provide broad product availability on a timely basis which enhances customer satisfaction and loyalty.

  We also provide commercial vehicle parts installation and repair services in several locations. We employ mechanics and other technicians who repair vehicles using parts maintained in inventory. In addition, at 57 of our facilities we offer machine shop services to rebuild and repair damaged or used heavy duty vehicle parts for our customers, including some or all of: axles, transmissions, power steering and hydraulic and driveline components. We also operate ten brake shoe remanufacturing facilities where approximately 125,000 brake shoes are remanufactured monthly. In addition, we remanufacture drivelines, hydraulic systems, transmissions and rear axles. We resell these parts, remanufactured to meet original specifications or specifications acceptable to the customer, at a lower price than new parts.

Products

  We distribute replacement parts for substantially all heavy duty vehicle makes and models in service in the United States, including imported vehicles. Our extensive product line includes a wide selection of parts for braking, steering and suspension systems, transmissions, drivelines, axles, wheels and rims, hydraulic systems and engine components. The useful lives of parts range from those of high-mortality items such as brake shoes and drums, clutches, bearings, belts and hoses, which are generally replaced frequently, to those of transmissions, engines and drivelines, which generally have significantly longer useful lives. In addition to replacement parts, we distribute ancillary supply items such as oil, antifreeze, transmission, brake and power steering fluids, engine additives, protectants and waxes. We believe approximately 35% of our parts sales are attributable to the regular preventative maintenance of heavy duty vehicles as opposed to "as needed" repairs. We inventory over 150 component brands. We also offer remanufactured components, including remanufactured brake shoes under our own brand, which provide customers with a timely and reliable source of high quality parts. We offer customers a hassle-free, uniform warranty policy across our extensive network of locations. In addition, we offer "pass through" warranties from the OEM.

Customers

  We believe that our commitment to high quality customer service, consistent availability of parts and hassle-free warranty policy are the key elements to maintaining and continuing to build our diverse base of over 25,000 customers. Generally, our customers are located within 25 miles of a branch location. We service a large variety of local and regional government entities and businesses. Our customers include (1) the local operations of companies with national and regional fleets, such as Waste Management, Inc., Browning-Ferris Industries, Inc., Dole Food, Inc., and Tyson Foods, Inc., (2) companies with common carrier and rental fleets, including United Parcel Service of America, Inc. and Consolidated Freightways Corporation and (3) government entities and utilities, including the North Carolina Department of Transportation and Alabama Power. Most of the vehicles in an average customer's fleet operate on local stop-and-go routes which subject parts to significant wear, resulting in more frequent replacement. We also distribute parts to independent repair shops, OEM-authorized heavy duty vehicle dealerships and other heavy duty vehicle owners and operators. No single customer accounted for more than 5% of our pro forma sales in 1998, and our top ten customers accounted for approximately 15% of our 1998 pro forma sales.

Suppliers

  We purchase heavy duty vehicle parts from over 150 component manufacturers. Our five largest principal parts suppliers, Meritor/Euclid, Federal Mogul, Dana Corporation, Webb Wheel Products, Inc. and Bendix Friction Materials Division of AlliedSignal Inc., represented less than 25% of our purchases in 1998. We frequently purchase comparable parts from multiple manufacturers to enable us to offer a broader selection of products to our customers. To maximize efficient distribution of our products, we strive to have suppliers deliver shipments directly to each of our branch locations. When that arrangement is not possible, we receive parts at our central warehouses and utilize our fleet of delivery vehicles to distribute the parts to each of the branch locations. We are not dependent on any one supplier and do not have a purchasing contract with any suppliers.

  We receive rebates on all parts we purchase directly from vendors and through Heavy Duty America, our primary purchasing cooperative. Heavy Duty America, the largest industry purchasing cooperative in the United States, obtains the largest volume discounts relative to the other industry purchasing groups. We believe that we will be able to obtain additional volume discounts from component manufacturers on both parts purchased through Heavy Duty America and those purchased directly from the component manufacturers. We believe this purchasing advantage will improve as we add volume through internal growth and acquisitions.

Sales and Marketing

  We believe that our superior customer service and our consistent availability and quality of parts are critical elements in the sales process. Based on these factors, among others, we have been able to establish and maintain long-term relationships with existing customers as well as expand our market share through our sales and marketing efforts. Management constantly monitors sales activity according to customer type, product line, product group and location to identify trends and ensure that our market share is maintained or increased. Management also frequently reviews sales by territory and continually revises marketing strategies to maximize productivity and sales. We receive advertising and marketing allowances from component manufacturers which are based on our volume of purchases. In addition, we actively cooperate with our suppliers to design and implement effective marketing programs to promote our products.

  We employ 522 persons in sales and marketing functions. Our sales force is two-tiered: "inside" salespeople are responsible for maintaining customer relationships, receiving and soliciting individual over-the-counter orders at branch locations and responding to service and other inquiries by customers, while "outside" salespeople are primarily responsible for identifying new customers and soliciting new business. Our sales personnel are highly specialized with expertise in manufacturers' specifications and customers' needs. We believe that our experienced sales force has enabled us to maintain one of the largest customer bases in the heavy duty vehicle replacement parts industry in the United States.

Facilities and Vehicles

  We own six facilities located in Milford and South Windsor, Connecticut, Fresno, California, Phoenix, Arizona, Las Vegas, Nevada and Atlanta, Georgia, and lease 86 facilities throughout the United States. Leases for 18, 8, 11, 2 and 2 facilities expire in 1999, 2000, 2001, 2002 and 2003, respectively, and 13 of these leases have renewal options. The remaining 45 leases expire on various dates through 2013 and 24 of them have renewal options. The average total warehouse and service space is approximately 10,000 square feet per location, which consists primarily of warehouse and service space, with a small retail selling space. Our facilities are used for sales, services, warehousing and administration. Our facilities are listed below:

                       Total Sq.    Machine Shop
City             State  Footage  Services Provided *
----             ----- --------- -------------------
Albertville       AL      8,400    FW
Birmingham        AL    103,000    D, T, BS
Cullman           AL     10,500    --
Decatur           AL     12,000    D, FW
Dothan            AL     19,125    D, FW
Huntsville        AL     10,000    FW
Mobile            AL     10,080    D, FW
Monroeville       AL      5,600    --
Montgomery        AL     16,400    D, FW
Tuscaloosa        AL      8,000    FW
Tuscumbia         AL     12,500    --
Phoenix           AZ     18,000    FW
Anaheim           CA     11,000    FW, D
Arcata            CA      6,300    --
Bakersfield       CA      7,500    FW, D
Burbank           CA      6,000    FW
Escondido         CA      5,800    FW, D
Fontana           CA     20,000    D, T, FW, S
Fontana-FRS       CA     15,000+   --
Fortuna           CA      1,691    --
Fresno            CA     11,500    FW, T
Gardena           CA     60,000+   BS, D, T, FW, S
Hayward           CA      9,800    T, FW, D
Huntington Park   CA      4,500    FW
Modesto           CA      7,000    --
Ontario           CA     34,402    BS
Redding           CA     10,250    --
San Diego         CA      8,500    FW, D, T
Ukiah             CA      9,600    --
Victorville       CA      5,000    --
W. Sacramento     CA     11,000    FW
Whittier          CA     15,000    D, FW, T, S
Wilmington        CA      4,000    --
Denver            CO     18,029    --
Danbury           CT      5,807    D
Hartford          CT     11,762    --
Milford           CT     40,600    BS, D, FW
NorthHaven        CT     33,900    --
Norwich           CT      6,400    --
South Windsor     CT     17,500    D
Stamford          CT      8,000    --
Waterbury         CT      5,006    D
Clearwater        FL      9,500    D, FW
Jacksonville      FL     10,968    --
Lakeland          FL     14,147    D, FW
Orlando           FL     15,251    D, FW

                      Total Sq.    Machine Shop
City            State  Footage  Services Provided *
----            ----- --------- -------------------
Sarasota         FL    17,500     D, FW
Tampa            FL    24,740+    D, BS, T, FW, H
Atlanta          GA    25,000     BS
Conley           GA    46,400     --
Dalton           GA    10,200     D, FW
Dalton           GA     8,500     --
Savannah         GA     6,250     --
Chicago          IL    31,222     --
Bowling Green    KY    13,600     D, FW
Newton           MA     6,700     --
W. Springfield   MA     5,950     D
Kansas City      MO    24,279     BS
Jackson          MS    10,000     --
Asheville        NC    10,000     D, T, FW
Charlotte        NC    10,080     --
Charlotte        NC    14,000     D, SG, FW
Durham           NC     3,000     --
Garner           NC    75,000     BS, T, SG
Goldsboro        NC    10,000     D
Greensboro       NC    35,500+    D, T
Hickory          NC    10,000     D, FW
Kenansville      NC     9,000     --
Raleigh          NC    38,000+    D, FW, S
Wilmington       NC     8,000     D, H
Las Vegas        NV     6,000     --
Reno             NV    17,724     --
Portland         OR    32,840     BS
Charleston       SC    10,000     --
Columbia         SC    10,000     D, H
Greenville       SC     8,500     --
Greenville       SC     7,500     D, T, FW
Chattanooga      TN    18,000     D, FW
Johnson City     TN    10,000     D
Memphis          TN    18,000     D, FW
Nashville        TN    18,000     D, FW
Dallas           TX    19,289     --
Norfolk          VA    11,500     D, FW
Richmond         VA    10,000     D, FW
Roanoke          VA     5,000     --
Auburn           WA    20,000     FW, D, BS
Kirkland         WA     5,400     --
Seattle          WA    22,860     T, SG
Seattle          WA     5,000     --
Seattle          WA     9,615     --
Tacoma           WA    11,420     T, SG
Charleston       WV    28,704+    D, H, FW, T

---------------------
 +Includes drive-in service facilities.

 * BS =brake shoes, D =drive train, FW =fly wheel, H =hydraulic, S =spring repair, SG =steering gear, T =transmission

  Our corporate office is located in 7,000 square feet of office space in Deerfield, Illinois. In addition, we lease 3,500 square feet of office space in Portland, Oregon and we own the land on which the Gardena, California facility is located and property in Huntington Park, California which we lease to an unrelated third party.

  We operate over 450 vehicles, including five leased tractor-trailers and 441 delivery trucks and vans. Approximately 95% of our fleet is dedicated to delivery services. Our six drive-in service facilities are comprised of approximately 23 service bays and, as of December 31, 1998 on a pro forma basis, we employed 36 full-time mechanics at these service facilities.

Competition

  We operate in a highly fragmented and competitive industry. Competition is based primarily on service, availability and quality of parts, geographic proximity and price. We compete with other heavy duty vehicle parts distributors, OEM-authorized dealerships, independent repair shops and component manufacturers on a regional and local level. The heavy duty vehicle parts and repair industry has experienced consolidation, and we compete with other companies which may pursue a consolidation strategy. In addition, the members of the National Auto Parts Association comprise an affiliated network of locations that compete with us primarily for over-the-counter parts sales. We also compete with dealerships authorized by OEMs, such as Freightliner Corporation, Mack Trucks, Inc., Navistar International Corporation and Paccar Inc. These OEM-authorized dealerships sell replacement parts to customers who purchased vehicles from their dealerships as well as to other heavy duty vehicle owners and operators who purchase replacement parts in the aftermarket. We believe that our market leadership, significant purchasing leverage, superior customer service, parts availability and delivery capabilities provide us with a competitive advantage over other companies in the heavy duty vehicle parts and repair industry.

Government Regulations and Environmental Matters

  We are subject to a number of environmental laws. We are also subject to federal, state and local laws and regulations relating to workplace health and safety. In particular, our operations are subject to environmental laws governing waste disposal, air and water emissions, the handling of hazardous substances, workplace exposure and other matters. Stringent environmental laws govern the handling and disposal of chemicals and substances, such as solvents and lubricants, commonly used in some of our service and remanufacturing operations. In addition, some of our facilities operate, or have operated, above-ground and underground storage tanks for fuels and other substances which are subject to a variety of environmental laws. We conduct environmental diligence in connection with our acquisition program and obtained indemnities from sellers of the businesses we have acquired, which in some cases are limited by time and dollar amounts. If we fail, or our predecessors failed, to comply with environmental laws, we may be liable for administrative, civil or criminal penalties assessed or asserted by government agencies or other parties. We may not be fully indemnified with respect to the actions of our predecessors. If we release the substances described above into the environment, whether at facilities we operate or at facilities where we have arranged for disposal of the substances, we may also be liable for cleaning up contamination which results from the releases. Currently, we are not party to any legal proceedings pursuant to applicable environmental laws and believe we are in material compliance with all applicable environmental laws. We endeavor to evaluate properties owned or leased by potential acquisition candidates to assess environmental conditions at the properties before any acquisition.

Management Information Systems; Year 2000 Issue

  Each of the acquired companies operates advanced management information systems. We use these systems to purchase, monitor and allocate inventory on a real-time basis throughout our branch system and central warehouses. The systems enable us to effectively manage inventory costs and turnover rates. The systems include computerized order entry, sales analysis, inventory status, invoicing and payment. We employ systems to determine optimum branch location inventory levels based on usage rates, production statistics, technological advances and other factors. We intend to install a common management information system among all acquired businesses supported by Karmak, Inc., the leading designer of information systems specifically for the heavy duty vehicle replacement parts industry. We believe that our management information systems will be Year 2000 compliant by September 30, 1999. For a more detailed discussion of our Year 2000 issue, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000 Issue."

Employees

  As of December 31, 1998, on a pro forma basis, we employed 1,541 persons. Of these employees, approximately 311 serve in management and administration functions, 522 serve in sales and marketing functions, 489 serve in warehousing functions and 219 serve in repair and service functions. To market heavy duty vehicle parts effectively, salespeople must have significant expertise regarding the various manufacturers and specifications of vehicle parts. We believe we maintain a competitive advantage over other parts distributors due to the high level of expertise of our sales force. None of our employees are party to collective bargaining agreements, and we benefit from good employee relations.

  To maximize performance from certain of our employees, including branch managers and the sales force, we have implemented incentive-based compensation programs based on both sales growth and profitability. We believe that we will be able to attract and retain employees based on our incentive-based compensation programs, opportunities for career advancement within the company and a strong benefits program.

Recruiting, Training and Safety

  We believe that recruiting and training high quality personnel is a major component of a successful operation. We have implemented a number of training programs and incentives to encourage the development of technical expertise by our sales and service personnel, which enables them to advise customers when vehicles need regular scheduled maintenance, recommend the appropriate products and instruct customers on parts use and installation.

  We seek to hire employees from universities, community colleges, vocational schools, other educational institutions, competitors and other companies in the trucking industry. In addition, we provide on-the-job training, attractive benefits packages, steady employment and opportunities for advancement. We currently have a variety of safety programs in place, including training with respect to operation of certain equipment, such as fork-lifts, and a bonus system based on an employee's or an employee team's safety record. We are in the process of establishing "best practices" throughout our operations to ensure that all employees comply with the safety standards established by us, our insurance carriers and federal, state and local laws and regulations.

Risk Management and Insurance

  The primary risks in our business are bodily injury, property damage and injured workers' compensation. We maintain liability insurance for bodily injury and third-party property damage and workers' compensation coverage that is standard for the industry and that we consider sufficient to insure against these risks. We self-insure certain risks and obtain stop loss and catastrophic coverage from insurance companies.

Legal Proceedings

  In the ordinary course of business we are involved in legal proceedings relating to claims arising out of our operations. We do not believe that there are any pending or threatened legal proceedings that are reasonably likely to have a material adverse effect on us.

                                   MANAGEMENT

Executive Officers and Directors

  The following sets forth information regarding our executive officers and directors:

             Name           Age Position
             ----           --- --------
   John J. Greisch......... 43  President, Chief Executive Officer and Director
                                Vice President, Chief Financial Officer and
   John P. Miller.......... 41   Secretary
   Anthony W. Cavalle...... 43  Vice President Operations
   Gene L. Curtin.......... 51  Vice President and Chief Information Officer
   Frederick J. Warren..... 59  Chairman of the Board of Directors
   W. Louis Bissette III... 30  Director
   W. Larry Clayton........ 51  Regional General Manager and Director
   Christopher A.
    Laurence............... 31  Director
   Martin R. Reid.......... 56  Director
   David S. Seewack........ 39  Regional General Manager and Director
   James T. Stone.......... 49  Regional General Manager and Director

  John J. Greisch, President, Chief Executive Officer and Director. Mr. Greisch has served as our President, Chief Executive Officer and as a director since joining us in June 1998. From May 1986 to December 1997, Mr. Greisch served in various positions at The Interlake Corporation, a global industrial equipment manufacturer with approximately $800 million in 1997 sales. Most recently, Mr. Greisch served as President of the Material Handling Group, Interlake's largest operating unit with approximately $475 million in 1997 sales, and before that he served as Vice President of Finance, Chief Financial Officer. Mr. Greisch is a Certified Public Accountant.

  John P. Miller, Vice President, Chief Financial Officer and Secretary. Mr. Miller has served as our Vice President, Chief Financial Officer and Secretary since joining us in June 1998. From 1997 to June 1998, Mr. Miller served as Chief Financial Officer of Peapod, Inc., an internet-based grocery shopping service. From 1985 to 1997, Mr. Miller served in various positions at Interlake. Mr. Miller last served as Controller for Interlake, and before that he served as Vice President Finance for Interlake's Material Handling Group. Mr. Miller is a Certified Public Accountant.

  Anthony W. Cavalle, Vice President Operations. Mr. Cavalle has served as Vice President Operations since joining us in October 1998. From 1997 to October 1998, Mr. Cavalle served as Executive Vice President Operations of Carstar, a franchiser and consolidator of collision service centers with approximately $250 million in 1998 sales. From 1981 to 1997, Mr. Cavalle served in various positions at Chief Auto Parts, an auto parts retailer and distributor with approximately $500 million in 1997 sales. Mr. Cavalle's most recent position at Chief Auto Parts was as Vice President Commercial and International Business and before that he served as Vice President Marketing.

  Gene L. Curtin, Vice President and Chief Information Officer. Mr. Curtin has served as Vice President and Chief Information Officer since joining us in February 1999. From 1992 to January 1999, Mr. Curtin served as Vice President and Chief Information Officer of Wickes, Inc., a distributor of building supplies for professional contractors with approximately $910 million in 1998 sales.

  Frederick J. Warren, Chairman of the Board of Directors. Mr. Warren has served as a director since June 1998. Mr. Warren has been with Brentwood since co-founding it in 1972 and is presently a general partner of Brentwood Buyout Management Partners, L.P. and Brentwood Buyout Partners, L.P., a managing member of Brentwood Private Equity, L.L.C. and Brentwood Private Equity Management, L.L.C. Mr. Warren is also a director of PulsePoint Communications.

  W. Louis Bissette III, Director. Mr. Bissette has served as a director since June 1998. Mr. Bissette joined Brentwood in 1993 and is presently a principal of Brentwood Private Equity, L.L.C. and Brentwood Private Equity Management, L.L.C. Before joining Brentwood, Mr. Bissette was in the Corporate Finance Department of Morgan Stanley & Co. Incorporated.

  W. Larry Clayton, Regional General Manager and Director. Mr. Clayton has served as a Regional General Manager and as a director since our inception in June 1998. Mr. Clayton is the founder of City Truck, and served as President of City Truck from its inception in 1975. Mr. Clayton is currently a member of the HDA Marketing Committee.

  Christopher A. Laurence, Director. Mr. Laurence has served as a director since June 1998. Mr. Laurence joined Brentwood in 1991 and is presently a managing member of Brentwood Private Equity, L.L.C. and Brentwood Private Equity Management, L.L.C. Mr. Laurence is also a director of Rental Service Corporation, Aspen Marketing Group, Inc., Silver Cinemas International, Inc. and World Point Logistics.

  Martin R. Reid, Director. Mr. Reid has served as a director since June 1998. Mr. Reid is the Chief Executive Officer and Chairman of the Board of Directors of Rental Service Corporation. Mr. Reid served as Chief Executive Officer of Tuboscope Vetco International Corporation from May 1991 to October 1993. From September 1986 to June 1990, Mr. Reid was Chief Executive Officer of Eastman Christensen Co. Mr. Reid is a director of Aspen Marketing, Inc.

  David S. Seewack, Regional General Manager and Director. Mr. Seewack became a Regional General Manager and a director upon our acquisition of Associated in January 1999. From 1985 to January 1999, Mr. Seewack was the President of Associated.

  James T. Stone, Regional General Manager and Director. Mr. Stone became a Regional General Manager and a director upon our acquisition of Stone in June 1998. From 1970 to June 1998, Mr. Stone served in various positions at Stone, most recently as the President of Stone. Mr. Stone has served as Chairman of the Automotive Service Industry Association Heavy Duty Division and on the board of HDA and NC Trucking Association. He has served on numerous distributor advisory councils of suppliers to Stone. Mr. Stone is currently a member of the HDA Marketing Committee.

Executive Compensation

  The following table sets forth information with respect to the compensation we paid for services rendered during the year ended December 31, 1998 to our Chief Executive Officer and to each of our three other most highly compensated executive officers.

                           Summary Compensation Table

                                                                 Long Term
                                                 Annual         Compensation
                                              Compensation         Awards
                                           ------------------ ----------------
                                            Salary            Restricted Stock
Name and Principal Position                  ($)    Bonus ($)   Award(s) ($)
---------------------------                -------- --------- ----------------
John J. Greisch (a)....................... $166,147  $82,106          --
 President and Chief Executive Officer
John P. Miller (b)........................ $ 86,841  $69,255      $99,761
 Vice President, Chief Financial Officer
  and Secretary
Anthony W. Cavalle (c).................... $ 50,377  $16,285          --
 Vice President Operations
Gene L. Curtin (d)........................      --       --           --
 Vice President and Chief Information
  Officer

--------
(a) Mr. Greisch became our President and Chief Executive Officer on June 1, 1998. His annualized salary from January 1, 1998 would have been $275,000.

(b) Mr. Miller became our Vice President, Chief Financial Officer and Secretary on June 29, 1998. His annualized salary from January 1, 1998 would have been $165,000. Mr. Miller's restricted stock awards represent the difference between the purchase price and the fair market value of shares of Holdings' preferred stock Mr. Miller acquired in July 1998. See "Certain Relationships and Transactions."

(c) Mr. Cavalle became our Vice President Operations on October 6, 1998. His annualized salary from January 1, 1998 would have been $175,000.

(d) Mr. Curtin became our Vice President and Chief Information Officer on February 1, 1999 at an annual salary of $170,000.

Stock Options

  On February 1, 1999, Holdings granted Mr. Curtin options to purchase 750 shares of Holdings common stock with an exercise price of $170 per share, expiring on January 31, 2009, and vesting over eight years from the date of grant. Vesting may accelerate in certain events.

Compensation of Directors

  The members of our board of directors do not receive any compensation for their services as directors. They do receive reimbursement for travel and other expenses incurred in their capacity as directors.

                             PRINCIPAL STOCKHOLDERS

  We are a wholly-owned subsidiary of our parent company, Holdings, which has guaranteed the notes. Holdings has two classes of voting securities, common stock and preferred stock designated as voting series A preferred stock. The common stock and series A preferred stock vote together as a single class. The following table sets forth, as of December 31, 1998 on a pro forma basis, as adjusted for the $52.5 million equity commitments, the ownership of Holdings' common stock and the ownership of its series A preferred stock by each stockholder who is known by us to own beneficially more than five percent of the outstanding common stock or series A preferred stock, respectively, by each director, by each executive officer listed in the table below, and by all directors and officers as a group.

                                                       Series A
                            Common Stock            Preferred Stock
                             Amount and               Amount and
                             Nature of                 Nature of               Percent of
                             Beneficial  Percent of   Beneficial    Percent of all Voting
       Name and Address      Ownership     Class       Ownership      Class    Securities
       ----------------     ------------ ---------- --------------- ---------- ----------
   Brentwood(1)............   139,754       66.0%       609,134        69.3%      68.7%

   Frederick J.
    Warren(1)(2)...........        --         --             --          --         --

   Christopher A.
    Laurence(1)(2).........        --         --             --          --         --

   W. Louis Bissette
    III(1).................        --         --             --          --         --

   John J. Greisch(3)......     6,602        3.1          6,983           *        1.2

   John P. Miller(3).......     1,729          *            998           *          *

   Anthony W. Cavalle(3)...     1,229          *            998           *          *

   W. Larry Clayton(4).....     8,600        4.1         37,486         4.3        4.2

   James T. Stone(5).......     4,259        2.0         18,563         2.1        2.1

   Martin R. Reid(1).......       858          *          1,995           *          *

   David S. Seewack(6).....     5,723        2.7         24,943         2.8        2.8

   All directors and
    officers as a group
    (ten persons)..........    29,000       13.7%        91,966        10.5%      11.1%

---------------------
 * Less than one percent.

(1) The address for Brentwood and Messrs. Warren, Laurence, Bissette and Reid is c/o Brentwood Associates, 11150 Santa Monica Boulevard, Suite 1200,
    Los Angeles, California 90025. BABF City Corp., wholly owned by Brentwood Associates Buyout Fund II, L.P., is the owner of record of 57,227 shares of common stock and 249,428 shares of preferred stock and HDA Partners I, L.P., of which Brentwood is the general partner, is the owner of record of 82,527 shares of common stock and 359,706 shares of preferred stock, indicated as owned by Brentwood.

(2) Messrs. Warren and Laurence are managing members of the general partner of Brentwood Associates Buyout Fund II, L.P., and in that capacity share voting and dispositive power with respect to the shares owned by Brentwood Associates Buyout Fund II, L.P. and may be deemed to be beneficial owners of those shares but disclaim beneficial ownership of those shares.

(3) The address for Messrs. Greisch, Miller and Cavalle is c/o HDA Parts System, Inc., 520 Lake Cook Road, Deerfield, Illinois 60015.

(4) The address for Mr. Clayton is c/o City Truck and Trailer Parts, 2912 3rd Avenue North, Birmingham, Alabama 35202.

(5) The address for Mr. Stone is c/o Stone Heavy Duty, P.O. Box 25518, Raleigh, North Carolina 27611.

(6) The address for Mr. Seewack is c/o Associated Brake Supply, Inc. 17010 S. Main Street, Gardena, California 90248.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

Relationship with Brentwood

  Pursuant to a Corporate Development and Administrative Services Agreement, dated as of May 29, 1998, between Brentwood Private Equity, L.L.C., an affiliate of Brentwood, and us (the "Administrative Services Agreement"), Brentwood Private Equity has agreed to assist in our corporate development activities by providing services to us, including (1) assistance in analyzing, structuring and negotiating the terms of investments and acquisitions, (2) researching, identifying, contacting, meeting and negotiating with prospective sources of debt and equity financing, (3) preparing, coordinating and conducting presentations to prospective sources of debt and equity financing,
(4) assistance in structuring and establishing the terms of debt and equity financing and (5) assistance and advice in connection with the preparation of our financial and operating plans. Pursuant to the Administrative Services Agreement, Brentwood Private Equity is entitled to receive: (1) financial advisory fees equal to 1.5% of the acquisition cost of our completed acquisitions; (2) upon the occurrence of specified events, monitoring fees equal to 1.0% of the aggregate amount of investment by Brentwood in us; and (3) reimbursement of its reasonable fees and expenses incurred from time to time
(a) in performing the services rendered under the Administrative Services Agreement and (b) in connection with any investment in, financing of, or sale, distribution or transfer of any interest in us by Brentwood Private Equity or any person or entity associated with Brentwood Private Equity. In connection with the acquisitions, we have paid Brentwood Private Equity $2.2 million pursuant to the Administrative Services Agreement.

Stockholders' Agreement

  On September 30, 1998, Holdings and each of Holdings' stockholders at that time entered into a stockholders' agreement which restricts the transfer of shares of common stock and preferred stock held by those stockholders. The stockholders' agreement also entitles those stockholders to certain rights regarding the transfer of their shares and the election of directors.

  The stockholders' agreement provides a "right of first refusal" to Holdings and each of its original stockholders. The stockholders' agreement also provides stockholders with "tag-along rights." If Brentwood or any of its affiliates proposes to transfer any shares, each of the other stockholders may require the proposed purchaser to purchase a pro rata portion of its shares, and Brentwood would have to make a corresponding reduction in the number of its shares to be purchased. In addition, the stockholders' agreement provides stockholders with "drag-along rights." If Brentwood desires to sell all of its shares to an unaffiliated third-party who has offered to acquire all of Holdings' outstanding shares, then Brentwood may require each of the other stockholders to sell all of their shares in the same transaction and upon the same terms and conditions.

  The right of first refusal, tag-along rights and drag-along rights terminate on the earlier to occur of (1) an underwritten public offering of Holdings' common stock; or (2) any transfer of Holdings' equity securities in connection with a merger, consolidation, sale of assets or sale or exchange of Holdings' stock representing 100% of the voting power of Holdings' stock.

  The stockholders' agreement provides the parties with rights to have their shares registered for sale under the Securities Act.

  The stockholders' agreement provides that Brentwood has the right to nominate a majority of our directors so long as it owns as many of the shares of common stock as it owned upon the execution of the stockholders' agreement. The stockholders' agreement also provides that Larry Clayton, or in the event of his death or incapacity to perform his duties as director, Delton Clayton (together, the "Clayton Director"), and James T. Stone shall each be entitled to be a director as long as (1) in the case of the Clayton Director, Larry Clayton and his affiliates own at least 5,150 shares of common stock, and (2) in the case of Stone, Stone and his affiliates own 3,090 shares of common stock.

Stock Purchase Agreements

  Several of our executive officers, senior managers and a director acquired equity interests in Holdings consisting of common stock and series A preferred stock pursuant to the stock purchase agreements summarized below.

  John J. Greisch, President and Chief Executive Officer. Mr. Greisch purchased 6,602 shares of our common stock for $1.00 per share and 6,983.976 shares of our series B preferred stock for $100 per share pursuant to his stock purchase agreement, dated as of July 1, 1998. In connection with a stock contribution agreement, dated as of August 27, 1998 between Holdings and the stockholders listed therein, Mr. Greisch exchanged his shares of our common stock and series B preferred stock for an equal number of shares of common stock and series A preferred stock of Holdings.

  Of the common stock purchased by Mr. Greisch, 5,000 of the shares vest over eight years so long as he is employed by us, with one-half of the shares eligible for accelerated vesting if we meet specified EBITDA targets. We were deemed to meet the EBITDA targets for 1998 regardless of our actual results.

  If Mr. Greisch's employment is terminated for any reason, a portion of the unvested common shares will become immediately vested, and additional shares may also vest if we meet specified EBITDA targets. Holdings may purchase any or all of the remaining unvested shares for $1.00 per share.

  Mr. Greisch also purchased 2,000 shares of Holdings' common stock for $170 per share pursuant to his stock purchase agreement dated as of March 5, 1999. These shares vest over four years so long as he is employed by us. Of the $340,000 purchase price for the shares, Mr. Greisch paid $3,400 in cash and signed a promissory note for the remaining $336,000. The promissory note matures on March 4, 2004, bears interest at 5.3% per year and requires payments from time to time. The note is collateralized by these shares.

  If Mr. Greisch's employment is terminated for any reason, a portion of the unvested shares will become immediately vested. Holdings may purchase any or all of the remaining unvested shares for $170 per share. If Mr. Greisch's employment is terminated prior to an initial public offering of common stock, Holdings may purchase any and all of the vested common shares at fair market value.

  If we are acquired by a third party through an asset purchase, merger or sale of more than 50% of our outstanding equity, all of the common shares will vest immediately before the acquisition.

  John P. Miller, Vice President, Chief Financial Officer and Secretary. Mr. Miller purchased 1,729 shares of our common stock for $1.00 per share and
997.710 shares of our series B preferred stock for $.01 per share pursuant to his stock purchase agreement, dated as of July 10, 1998. In connection with the stock contribution agreement, Mr. Miller exchanged his shares of our common stock and series B preferred stock for an equal number of shares of common stock and series A preferred stock of Holdings.

  Of the common stock purchased by Mr. Miller, 1,500 of the shares are subject to the same vesting conditions as Mr. Greisch's. The remaining 229 shares of common stock and the preferred stock (the "Additional Equity") purchased by Mr. Miller vest over three years.

  If Mr. Miller's employment is terminated for any reason, his shares are subject to the same vesting conditions as Mr. Greisch's, except that if Mr. Miller's employment is terminated before an initial public offering of common stock, Holdings may purchase any and all of the vested common shares at fair market value.

  If Mr. Miller is involuntarily terminated, all of the shares of Additional Equity become immediately vested. If Mr. Miller voluntarily terminates his employment before full vesting of the Additional Equity, Holdings may purchase, and Mr. Miller may require Holdings to purchase, any or all of his unvested Additional Equity at the purchase price for the shares.

  Mr. Miller also purchased 250 shares of Holdings' common stock for $170 per share pursuant to his stock purchase agreement dated as of March 5, 1999. Of the $42,500 purchase price for the shares, Mr. Miller paid $425 in cash and signed a promissory note for the remaining $42,075. The promissory note matures on March 4, 2004, bears interest at 5.3% per annum and requires payments from time to time. The note is collateralized by these shares. These shares are otherwise subject to the same terms and conditions as Mr. Greisch's pledged shares.

  If we are acquired by a third party through an asset purchase, merger or sale of more than 50% of our outstanding equity, Mr. Miller's common shares are subject to the same conditions as Mr. Greisch's.

  Anthony W. Cavalle, Vice President Operations. Mr. Cavalle purchased 1,229 shares of Holdings' common stock for $1.00 per share and 997.711 shares of Holdings' series A preferred stock for $100 per share pursuant to his stock purchase agreement, dated as of October 19, 1998.

  Of the common stock purchased by Mr. Cavalle, 1,000 of the shares vest over eight years, with one-half of the shares eligible for accelerated vesting if we meet specified EBITDA targets. If we do not meet our EBITDA target in a given year but exceed our target in the immediately following year, a portion of the shares scheduled to vest in the prior year may qualify for accelerated vesting in the subsequent year. All unvested shares will immediately vest upon Mr. Cavalle's death or total physical disability.

  If Mr. Cavalle's employment is involuntarily terminated before December 31, 2002, Holdings may purchase 1,000 of his common shares, whether vested or unvested, for $1.00 per share and he will be released from his covenant not to compete. If Mr. Cavalle's employment is terminated for any other reason, he has the option to (1) allow Holdings to purchase 1,000 of his common shares, whether vested or unvested, for $1.00 per share and be released from his covenant not to compete or (2) keep his vested shares and not be subject to the covenant not to compete, but Holdings may purchase the unvested shares for $1.00 per share.

  Mr. Cavalle also purchased 250 shares of Holdings' common stock for $170 per share pursuant to his stock purchase agreement dated as of March 5, 1999. Of the $42,500 purchase price for the shares, Mr. Cavalle paid $425 in cash and signed a promissory note for the remaining $42,075. The promissory note matures on March 4, 2004, bears interest at 5.3% per annum and requires payments from time to time. The note is collateralized by these shares. These shares are otherwise subject to the same terms and conditions as Mr. Greisch's pledged shares.

  If we are acquired by a third party through an asset purchase, merger or sale of more than 50% of our outstanding equity, Mr. Cavalle's common shares will be subject to substantially the same conditions as Messrs. Greisch and Miller, except that Holdings may purchase for $1.00 per share all shares eligible for accelerated vesting which did not vest in the year before the year the acquisition closed.

  Gene L. Curtin, Vice President and Chief Information Officer. Mr. Curtin purchased 174 shares of Holdings' common stock for $170 per share and 758.261 shares of Holdings Series A preferred stock for $100 per share pursuant to his stock purchase agreement dated as of February 1, 1999. None of these shares are subject to vesting conditions.

  Other Non-executive Officer Managers. During 1998 certain of our other managers acquired Holdings' common pursuant to a stock purchase, vesting and repurchase agreement summarized below.

  The managers purchased the common stock for $1.00 per share and all of the shares vest over eight years, with one-half of the shares eligible for accelerated vesting if we meet specified EBITDA targets. If we do not meet our EBITDA target in a given year but exceed our target in the immediately following year, a portion of the shares scheduled to vest in the prior year may qualify for accelerated vesting in the subsequent year. All unvested shares will immediately vest upon the manager's death or total physical disability.

  If the manager's employment is involuntarily terminated before December 31, 2002, the manager's common shares are subject to the same conditions as Mr. Cavalle's.

  If we are acquired by a third party through an asset purchase, merger or sale of more than 50% of our outstanding equity, the manager's common shares are subject to the same conditions as Mr. Cavalle's.

  Martin R. Reid, Director. Mr. Reid purchased 858 shares of Holdings' common stock for $1.00 per share and 1995.422 shares of Holdings' series A preferred stock for $100 per share pursuant to his stock purchase agreement, dated as of September 30, 1998.

  Of the common stock purchased by Mr. Reid, 400 of the shares vest over five years so long as Mr. Reid serves continuously as a director of Holdings. If Mr. Reid's directorship is terminated for any reason, a portion of the vested common shares will become immediately vested. Holdings may purchase any or all of the remaining unvested common shares for $1.00 per share.

                    DESCRIPTION OF REVOLVING CREDIT FACILITY

  On June 1, 1998, we entered into a revolving credit facility with Bank of America National Trust and Savings Association, as administrative agent and syndication agent, and The Industrial Bank of Japan, Limited, New York Branch, as documentation agent. BancAmerica Robertson Stephens serves as arranger under the revolving credit facility for a syndicate of financial institutions. On December 30, 1998 we amended the revolving credit facility. The The following is a summary description of the principal terms of the revolving credit facility and the related loan documents. For a complete description, please refer to the revolving credit facility which we have filed as an exhibit to the registration statement. Our obligations under the revolving credit facility will constitute senior debt and designated senior debt with respect to the notes.

  Structure; Maturity. The lenders have committed, subject to compliance with conditions customary for facilities of this nature, to provide us with an $85.0 million six-year reducing revolving credit facility.

  We repaid all of the then outstanding borrowings under the revolving credit facility with the proceeds from the issuance of the private notes. Thereafter, we have been utilizing the revolving credit facility to fund acquisitions and for general corporate purposes.

  Loans and letters of credit under the revolving credit facility will be available at any time during its six-year term subject to the fulfillment of customary conditions precedent, including the absence of a default under the revolving credit facility. The revolving credit facility will remain at $85.0 million until September 30, 2001. Beginning on that date, the commitment will be reduced by $3.0 million each quarter, with the balance of $52.0 million due at maturity. Mandatory commitment reductions will result from 100% of the net proceeds of certain asset sales not reinvested in the business, 50% of net proceeds of public equity issued after July 1, 2001, and, beginning in year four, 50% of excess cash flow (as defined in the revolving credit facility).

  Security; Guaranty. The revolving credit facility is secured by a perfected first priority security interest in substantially all of our and our subsidiaries' assets including: (1) all real property owned by us; (2) all accounts receivable, inventory, intangibles and other personal property; and
(3) 100% of our and any domestic subsidiaries' capital stock and 65% of any foreign subsidiaries' capital stock. Any future domestic subsidiary will be required to enter into a guaranty of the revolving credit facility.

  Interest. Borrowings under the revolving credit facility will bear interest at a rate per annum equal, at our option, to: (1) the greater of (x) the rate of interest publicly announced by Bank of America as its reference rate and (y) the Federal Funds Effective Rate (as defined in the revolving credit facility) in effect from time to time plus 0.50%, plus an initial applicable margin equal to 1.50%, or (2) the Eurodollar Rate (as defined in the revolving credit facility), plus an initial applicable margin equal to 2.50%. Thereafter, the applicable margins will be subject to reductions pursuant to a grid based on our Consolidated Leverage Ratio (as defined in the revolving credit facility).

  Fees. We are required to pay, on a quarterly basis, a commitment fee on the undrawn portion of the revolving credit facility at a rate equal to 0.50%. We are also obligated to pay (1) a per annum letter of credit fee on the aggregate amount of outstanding letters of credit; (2) a fronting bank fee for the letter of credit issuing bank; and (3) customary agent, arrangement and other similar fees.

  Covenants. The revolving credit facility contains covenants that, among other things, restrict our and our subsidiaries' ability to dispose of assets, incur additional debt, prepay other debt or amend debt instruments (including the indenture), pay dividends or redeem stock, create liens on assets, enter into sale and leaseback transactions, make investments, loans or advances, make acquisitions, engage in mergers or consolidations, make capital expenditures, change the business conducted by us or our subsidiaries or engage in transactions with affiliates and otherwise restrict some of our corporate activities. In addition, under the revolving credit facility, we are required to maintain specified financial ratios and satisfy specified financial tests, including a maximum leverage ratio and minimum interest coverage ratio and minimum EBITDA.

  Events of Default. The revolving credit facility contains events of default customary for facilities of this nature, including (1) nonpayment of principal, interest or fees; (2) breach of covenants, representations or warranties; (3) cross-default to certain other debt; (4) bankruptcy or insolvency; (5) material judgments against us and our subsidiaries; (6) invalidity of any guarantee or security interest; (7) certain events under the Employee Retirement Income Security Act of 1974; and (8) a change of control of the company in certain circumstances as described in the revolving credit facility.

                              DESCRIPTION OF NOTES

  You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the word "Company" refers only to HDA Parts System, Inc. and not to any of its subsidiaries.

  The Company will issue the notes under an indenture among itself, the Guarantors and U.S. Trust Company of California, N.A., as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.

  The following description is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as holders of these notes. We have filed copies of the indenture and the registration rights agreement as exhibits to the registration statement which includes this prospectus.

Brief Description of the Notes and the Guarantees

 The Notes

  These notes:

  .are general, unsecured obligations of the Company;

  . are subordinated in right of payment to all existing and future Senior
    Debt of the Company;

  . are senior or pari passu in right of payment to any future subordinated
    Indebtedness of the Company; and

  .are unconditionally guaranteed by the Guarantors.

 The Guarantees

  These notes are guaranteed by the following subsidiaries of the Company:

  City Truck and Trailer Parts of Alabama, Inc.
  City Truck and Trailer Parts of Alabama, L.L.C.
  City Truck and Trailer Parts of Alabama of Tennessee, Inc.
  City Friction, Inc.
  Truck & Trailer Parts, Inc.
  Truckparts, Inc.
  Associated Brake Supply, Inc.
  Associated Truck Center, Inc.
  Onyx Distribution, Inc.
  Associated Truck Parts of Nevada, Inc.
  Freeway Truck Parts of Washington, Inc.
  Tisco, Inc.
  Tisco of Redding, Inc.

  These notes are also guaranteed by the Company's parent, City Truck Holdings, Inc.

  The Guarantees of these notes:

  . are general, unsecured obligations of each Guarantor;

  . are subordinated in right of payment to all existing and future Senior
    Debt of each Guarantor; and

  . are senior or pari passu in right of payment to any future subordinated
    Indebtedness of each Guarantor.

  As of December 31,1998, the Company and the Guarantors had total Senior Debt of approximately $18.2 million. As indicated above and as discussed in detail below under the subheading "Subordination," payments on the notes and under the Guarantees will be subordinated to the payment of Senior Debt. The indenture will permit us and the Guarantors to incur additional Senior Debt.

  As of the date of the prospectus, all of our subsidiaries are "Restricted Subsidiaries." However, under the circumstances described below under the subheading "Certain Covenants--Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of our subsidiaries as "Unrestricted Subsidiaries." Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. Unrestricted Subsidiaries will not guarantee these notes.

Principal, Maturity and Interest

  The Company will issue notes with a maximum aggregate principal amount of $100.0 million. The Company will issue notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on August 1, 2005.

  Interest on these notes will accrue at the rate of 12% per annum and will be payable semi-annually in arrears on February 1 and August 1 of each year, commencing on August 1, 1999. The Company will make each interest payment to the holders of record of these notes on the immediately preceding January 15 and July 15.

  Interest on these notes will accrue from February 1, 1999. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

  Principal of, premium, if any, and interest on the notes will be payable at the office or agency of the Company maintained for that purpose within the City and State of New York, unless the Company elects to make interest payments by check mailed to the holders of notes at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

  The trustee will initially act as paying agent and registrar. The Company may change the paying agent or registrar without prior notice to the holders of the notes, and the Company or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

  A holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder to pay any taxes and fees required by law or permitted by the indenture. The Company is not required to transfer or exchange any note selected for redemption. Also, the Company is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

  The registered holder of a note will be treated as the owner of it for all purposes.

Subsidiary and Parent Guarantees

  The Guarantors will jointly and severally guarantee the Company's obligations under these notes. Each Subsidiary Guarantee will be subordinated to the prior payment in full of all Senior Debt of that Guarantor. The obligations of each Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors--The notes are subject to review for fraudulent transfer considerations."

  A Guarantor may not sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into another Person, whether or not that Guarantor is the surviving Person, unless:

  (1) immediately after giving effect to that transaction, no Default or Event of Default exists;

  (2) either:

    (a) the Person acquiring the property in that sale or disposition or the Person formed by or surviving that consolidation or merger assumes all the obligations of that Guarantor pursuant to a supplemental indenture satisfactory to the trustee; or

    (b) the Net Proceeds of that sale or other disposition are applied in accordance with the applicable provisions of the indenture; and

  (2) immediately after giving effect to that transaction on a pro forma basis, the consolidated resulting, surviving or transferee entity would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in the first paragraph of the covenant in the indenture under the caption "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock."

  The Subsidiary Guarantee of a Guarantor will be released:

  (1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor, including by way of merger or consolidation, if the Company applies the Net Proceeds of that sale or other disposition, in accordance with the applicable provisions of the indenture; or

  (2) in connection with any sale of all of the capital stock of a Guarantor, if the Company applies the Net Proceeds of that sale in accordance with the applicable provisions of the indenture; or

  (3) if the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary.

  See "Repurchase at the Option of Holders--Asset Sales."

Subordination

  The payment of principal, premium and interest, if any, on these notes will be subordinated to the prior payment in full of all Senior Debt of the Company.

  The holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of Senior Debt, including interest after the commencement of any bankruptcy or insolvency proceeding at the rate specified in the applicable Senior Debt, before the holders of notes will be entitled to receive any payment with respect to the notes (except that holders of notes may receive and retain Junior Securities and payments made from the trust described under "--Legal Defeasance and Covenant Defeasance"), in the event of any distribution to creditors of the Company:

  (1) in a liquidation or dissolution of the Company;

  (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property;

  (3) in an assignment for the benefit of creditors; or

  (4) in any marshalling of the Company's assets and liabilities.

  The Company also may not make any payment in respect of the notes, except in Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance", if:

  (1) a payment default on Designated Senior Debt occurs and is continuing beyond any applicable grace period; or

  (2) any other default occurs and is continuing on Designated Senior Debt that permits holders of the Designated Senior Debt to accelerate its maturity and the trustee receives a notice of that default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Debt.

  Payments on the notes may and shall be resumed:

  (1) in the case of a payment default, upon the date on which that default is cured or waived; and

  (2) in case of a nonpayment default, the earlier of the date on which that nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Senior Debt has been accelerated.

  No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice.

  No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless that default shall have been cured or waived for a period of not less than 90 days.

  As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of the Company, holders of these notes may recover less ratably than creditors of the Company who are holders of Senior Debt. See "Risk Factors--Your claims are subordinated."

Optional Redemption

  Until August 1, 2001, the Company may redeem up to 35% of the aggregate principal amount of the notes issued pursuant to the indenture with cash from the Net Cash Proceeds of a Public Equity Offering of common stock of the Company (or of the Parent provided that Net Cash Proceeds sufficient to make the redemption are contributed to the Company by the Parent as a Capital

Contribution), at a redemption price equal to 112% of principal (subject to the right of holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date) together with accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, provided that

    (1) immediately following that redemption not less than 65% of the aggregate principal amount of the notes issued pursuant to the indenture (without giving effect to the cancellation of Initial Securities in connection with the issuance of Exchange Securities) remain outstanding, and

    (2) the redemption must occur within 90 days of that Public Equity
  Offering.

  Except pursuant to the preceding paragraph, the notes will not be redeemable at the Company's option prior to August 1, 2002.

  On or after August 1, 2002, the Company may redeem all or a part of these notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on these notes to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

       Year                                                           Percentage
       ----                                                           ----------
       2002..........................................................  106.000%
       2003..........................................................  103.000%
       2004 and thereafter...........................................  100.000%

  In the case of a partial redemption, the trustee shall select the notes or portions of the notes for redemption on a pro rata basis or by lot. The notes may be redeemed in part in multiples of $1,000 only.

  The notes will not have the benefit of any sinking fund.

  Notice of any redemption will be sent, by first class mail, at least 30 days and not more than 60 days prior to the date fixed for redemption to the holder of each note to be redeemed to that holder's last address as then shown upon the registry books of the registrar. Any notice which relates to a note to be redeemed in part only must state the portion of the principal amount equal to the unredeemed portion of that note and must state that on and after the date of redemption, upon surrender of that note, a new note or notes in a principal amount equal to the unredeemed portion of that note will be issued. On and after the date of redemption, interest will cease to accrue on the notes or portions of the notes called for redemption, unless the Company defaults in the payment of the notes.

Repurchase at the Option of Holders

 Change of Control

  If a Change of Control occurs, each holder of notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that holder's notes pursuant to the Change of Control Offer. In the Change of Control Offer, the Company will offer a Change of Control Purchase Price in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the date of purchase. Within 20 Business Days following any Change of Control, the Company will mail a notice to each holder of notes describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Purchase Date specified in the notice, pursuant to the procedures required by the indenture and described in the notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control.

  On the Change of Control Purchase Date, the Company will, to the extent lawful:

  (1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

  (2) deposit with the paying agent an amount equal to the Change of Control Purchase Price in respect of all notes or portions of notes properly tendered; and

  (3) deliver or cause to be delivered to the trustee the notes so accepted together with an Officers' Certificate stating the aggregate principal amount of notes or portions of the notes being purchased by the Company.

  The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Purchase Price for those notes, together with accrued and unpaid interest thereon, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered.

  Prior to complying with any of the provisions of this "Change of Control" covenant, but in any event within 20 Business Days following a Change of Control, the Company will either repay in full and terminate all commitments under all Indebtedness under the Credit Agreement, offer to repay in full and terminate all commitments under all Indebtedness under the Credit Agreement and repay the Indebtedness owed to each lender which has accepted the offer in full, or obtain the requisite consents under the Credit Agreement to permit the repurchase of notes required by this covenant. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

  The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable regardless of whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that the Company repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

  The Company's outstanding Senior Debt currently prohibits the Company from purchasing any notes, and also provides that certain change of control events with respect to the Company would constitute a default under the agreements governing the Senior Debt. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. If a Change of Control occurs at a time when the Company is prohibited from purchasing notes, the Company could seek the consent of its senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain that prohibition. If the Company does not obtain that consent or repay those borrowings, the Company will remain prohibited from purchasing notes. In that case, the Company's failure to purchase tendered notes would constitute an

Event of Default under the indenture which would, in turn, constitute a default under that Senior Debt. In those circumstances, the subordination provisions in the indenture would likely restrict payments to the holders of notes.

  The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Company and purchases all notes validly tendered and not withdrawn under the Change of Control Offer.

  The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company or Parent, as the case may be. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Company to repurchase those notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company or Parent, as the case may be, to another Person or group may be uncertain.

 Asset Sales

  The Company and the Guarantors will not, and will not permit any of their respective Subsidiaries to, consummate an Asset Sale unless:

  (1) the Board of Directors of the Company determines in good faith that the Company (or such Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value for such Asset Sale;

  (2) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to, such Asset Sale; and

  (3) at least 75% of the consideration therefor received by the Company or such Subsidiary is in the form of cash. For purposes of this provision, each of the following shall be deemed to be cash:

    (a) Purchase Money Indebtedness secured solely by the assets sold and assumed by a transferee; and

    (b) property that within 30 days of such Asset Sale is converted into cash or Cash Equivalents; provided, that, such cash and Cash Equivalents shall be treated as Net Cash Proceeds attributable to the original Asset Sale for which such property was received.

  Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds at its option to the repurchase of the notes and such other Indebtedness on a parity with the notes and with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from asset sales pursuant to a cash offer (subject only to conditions required by applicable law, if any) (pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the notes and such other Indebtedness then outstanding) (the "Asset Sale Offer") at a purchase price of 100% of principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) (the "Asset Sale Offer Price") together with accrued and unpaid interest and Liquidated Damages, if any, to the date of payment, made within 330 days of such Asset Sale.

  Within 330 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds at its option:

  (1) to redeem the notes in accordance with the terms of the indenture and other Indebtedness of the Company ranking on a parity with the notes and with similar provisions requiring the Company to redeem such Indebtedness with the proceeds for asset sales, pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the notes and such other Indebtedness then outstanding;

  (2) to invest in assets and property or other Permitted Investments pursuant to clause (d) of the definition of Permitted Investments below, which in the good faith reasonable judgment of the Board will immediately constitute or be a part of a Related Business of the Company or such Subsidiary (if it continues to be a Subsidiary) immediately following such transaction; or

  (3) to retire Purchase Money Indebtedness or Senior Debt and to permanently reduce (in the case of Senior Debt that is not Purchase Money Indebtedness) the amount of such Indebtedness outstanding on the Issue Date or permitted pursuant to paragraph (b) or (c) of the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock" (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is so permanently reduced by such amount).

  Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the indenture.

  Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute Excess Proceeds. When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will make an Asset Sale Offer to all holders of notes, and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and such other pari passu Indebtedness tendered in such Asset Sale Offer exceeds the amount of Excess Proceeds, the notes and such other pari passu Indebtedness will be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

  Notwithstanding, and without complying with, the provisions of this Asset Sales covenant,

  (1) the Company and its Subsidiaries may, in the ordinary course of business,

    (a) convey, sell, transfer, assign or otherwise dispose of inventory and other assets acquired and held for resale in the ordinary course of business and

    (b) liquidate Cash Equivalents;

  (2) the Company and its Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets pursuant to and in accordance with the covenant "Limitation on Merger, Sale or Consolidation";

  (3) the Company and its Subsidiaries may sell or dispose of damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Company or such Subsidiary, as applicable;

  (4) the Company and the Guarantors may convey, sell, transfer, assign or otherwise dispose of assets to the Company or any of the Guarantors;

  (5) the Company and its Subsidiaries, in the ordinary course of business, may convey, sell transfer, assign, or otherwise dispose of assets (or related assets in related transactions) with a fair market value of less than $250,000;

  (6) the Company and each of its Subsidiaries may surrender or waive contract rights or settle, release or surrender of contract, tort or other claims of any kind or grant Liens not prohibited by the indenture; and

  (7) the Company may sell accounts receivable and related assets of the type specified in the definition of Qualified Receivables Transaction to a Receivables Subsidiary for the fair market value thereof, but in any case including cash in an amount at least equal to 75% of the book value thereof as determined in accordance with GAAP, and a Receivables Subsidiary may transfer accounts receivable and related assets of the type specified in the definition of Qualified Receivables Transaction (or a fractional undivided interest therein) in a Qualified Receivables Transaction.

Selection and Notice

  If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata basis or by lot.

  Notes in denominations of $1,000 shall only be redeemed in whole. The notes may be redeemed in part in multiples of $1,000 only. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address.

  If any note is to be redeemed in part only, the notice of redemption that relates to that note shall state the unredeemed portion of the principal amount. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of that note upon surrender of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption, unless the Company defaults in the payment of the notes.

Certain Covenants

 Restricted Payments

  The Company and the Guarantors will not, and will not permit any of their respective Subsidiaries to, directly or indirectly (all such payments and other actions set forth in clauses (1) through (4) below collectively referred to as "Restricted Payments"):

  (1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of the Guarantors', or any of their respective Restricted Subsidiaries', Equity Interests (other than dividends or distributions payable in Qualified Capital Stock of the Company, the Guarantors, or their respective Subsidiaries);

  (2) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any of the Guarantors, or any of their respective Subsidiaries, or any Subsidiary or parent of the Company or any of the Guarantors, or any of their respective Subsidiaries (other than any such Equity Interests owned by the Company, the Guarantors, or their respective Subsidiaries);

  (3) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness, make any payment on or in respect of any amendment of the terms of or any defeasance of, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness, directly or indirectly, by the Company or any of the Guarantors, or any of their respective Subsidiaries, or a parent or Subsidiary of the Company or any of the Guarantors, or any of their respective Subsidiaries, prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness; or

  (4) make any Restricted Investment,

unless, at the time of and after giving effect to such Restricted Payment:

  (1) no Default or Event of Default shall have occurred and be continuing; and

  (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio test set forth in the first paragraph of the covenant described below under the caption "--Incurrence of Additional Indebtedness and Disqualified Capital Stock"; and

  (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the indenture (excluding Restricted Payments permitted by clauses
(2) and (3) of the next succeeding paragraph), is less than the sum, without duplication, of

    (a) 50% of the aggregate Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the indenture to and including the last day of the Company's most recently ended fiscal quarter ended immediately prior to the date of each such calculation (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

    (b) 100% of the aggregate net cash proceeds received by the Company from the sale of its Qualified Capital Stock (other than to a Subsidiary and to the extent applied in connection with a Qualified Exchange), plus

    (c) to the extent not included in Consolidated Net Income, 100% of any dividends or other distributions received by the Company or a Subsidiary of the Company after the date of the indenture from an Unrestricted Subsidiary of the Company, plus

    (d) to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus

    (e) 100% of the aggregate net Cash Equivalent proceeds received by the Company (other than from its Subsidiaries) from Capital Contributions after the date of the indenture.

  So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

  (1) to the extent such payments would constitute a Restricted Payment, the payments of amounts to Brentwood in accordance with the Administrative Services Agreement;

  (2) repurchases of Capital Stock from employees of the Company, a Parent or their Subsidiaries upon the death, disability or termination of employment in an aggregate amount to all employees not to exceed $1.0 million per year or $3.0 million in the aggregate on and after the date of the indenture;

  (3) any dividend, distribution or other payments by any Subsidiary of the Company on its Equity Interests that is paid pro rata to all holders of such Equity Interests;

  (4) a Qualified Exchange;

  (5) the payment of any dividend on Qualified Capital Stock within 60 days after the date of its declaration if such payment would have complied with the provisions of the indenture; or

  (6) Permitted Payments to Parent.

  The amount of any Restricted Payment (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or any of the Guarantors, or their respective Subsidiaries, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined in the good faith reasonable judgment of the Board of Directors of the Company. Additionally, within 5 days of each Restricted Payment in excess of $1.0 million, the Company shall deliver an Officers' Certificate to the trustee describing in reasonable detail the nature of such Restricted Payment, stating the amount of such Restricted Payment, stating in reasonable detail the provisions of the indenture pursuant to which such Restricted Payment was made and certifying that such Restricted Payment was made in compliance with the terms of the indenture.

 Incurrence of Additional Indebtedness and Disqualified Capital Stock

  The Company and the Guarantors will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (collectively, "incur") any Indebtedness or any Disqualified Capital Stock

(including Acquired Indebtedness), other than Permitted Indebtedness. Notwithstanding the foregoing, if

  (1) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of Indebtedness or Disqualified Capital Stock and

  (2) on the date of such incurrence (the "Incurrence Date"), the Consolidated Coverage Ratio of the Company for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness or Disqualified Capital Stock and, to the extent set forth in the definition of Consolidated Coverage Ratio, the use of proceeds thereof, would be at least 2 to l (the "Debt Incurrence Ratio"), then the Company and the Guarantors may incur such Indebtedness or Disqualified Capital Stock.

  In addition, the foregoing limitations will not apply to:

  (1) the incurrence by the Company or any of its Subsidiaries of Purchase Money Indebtedness, provided that:

    (a) the aggregate amount of such Indebtedness incurred and outstanding at any time pursuant to this paragraph (1) (plus any Indebtedness issued to retire, defease, refinance, replace or refund such Indebtedness) shall not exceed $10.0 million, and

    (b) in each case, such Indebtedness shall not constitute more than 100% of the cost (determined in accordance with GAAP) to the Company or such Subsidiary, as applicable, of the property so purchased or leased.

  (2) if no Event of Default shall be continuing after application of the proceeds from such incurrence, the incurrence by the Company or any Guarantor of Indebtedness in an aggregate amount incurred and outstanding at any time pursuant to this paragraph (b) (plus any Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) of up to $10.0 million; and

  (3) the incurrence by the Company or any Guarantor of Indebtedness pursuant to the Credit Agreement in an aggregate amount incurred and outstanding at any time pursuant to this paragraph (c) (plus any Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) of up to $75.0 million, minus the amount of any such Indebtedness (i) retired with the Net Cash Proceeds from any Asset Sale applied to permanently reduce the outstanding amounts or the commitments with respect to such Indebtedness pursuant to clause
(3) of the third paragraph under the "Asset Sales" covenant described above or
(ii) assumed by a transferee in an Asset Sale; provided, however, that neither the Company nor any Guarantor may incur Indebtedness pursuant to this clause
(3) the proceeds of which are used to finance one or more Acquisitions (including the repayment of any Acquired Indebtedness substantially concurrently with such Acquisition) unless the Consolidated Coverage Ratio for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of Indebtedness, would be greater than the ratio set forth below opposite such period:

                                                                    Consolidated
                                                                      Coverage
   Reference Period ending                                             Ratio
   -----------------------                                          ------------
   Prior to June 30, 1999.......................................... 1.50 to 1.00
   June 30, 1999-June 29, 2000..................................... 1.75 to 1.00
   June 30, 2000-June 29, 2001..................................... 1.90 to 1.00
   June 30, 2001-June 29, 2002..................................... 2.00 to 1.00
   June 30, 2002-and thereafter.................................... 2.25 to 1.00

For purposes of this clause (3) only, Consolidated EBITDA as used to determine the Consolidated Coverage Ratio shall be calculated after giving pro forma effect to (A) any Acquisition (including the Stone Acquisition and the City Recapitalization) occurring during the Reference Period as if such Acquisition occurred at the beginning of the Reference Period and (B) any Approved Cost Savings anticipated to be realized over the next four fiscal quarters in connection with an Acquisition (including the Stone Acquisition and the City Recapitalization) occurring during the Reference Period. For each full fiscal quarter completed after consummation of an Acquisition occurring during the Reference Period, 25% of the Approved Cost Savings associated with such Acquisition shall be excluded from the calculation of Consolidated EBITDA (and comparable pro rata exclusions shall be made for post-Acquisition periods of less than a full fiscal quarter). Such aggregate Approved Cost Savings shall not exceed 25% of Consolidated EBITDA for any Reference Period.

  Indebtedness or Disqualified Capital Stock of any Person which is outstanding at the time such Person becomes a Subsidiary of the Company (including upon designation of any subsidiary or other person as a Subsidiary) or is merged with or into or consolidated with the Company or a Subsidiary of the Company shall be deemed to have been incurred at the time such Person becomes such a Subsidiary of the Company or is merged with or into or consolidated with the Company or a Subsidiary of the Company, as applicable.

  Upon each incurrence, the Company may designate pursuant to which provision of this covenant such Indebtedness or Disqualified Capital Stock is being incurred and such Indebtedness or Disqualified Capital Stock shall not be deemed to have been incurred or outstanding under any other provision of this covenant, except as stated otherwise in any such provision or applicable definition.

 No Senior Subordinated Debt

  The Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any other Indebtedness of the Company and senior in any respect in right of payment to the notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any other Indebtedness of such Guarantor and senior in any respect in right of payment to such Guarantor's Subsidiary Guarantee.

 Liens

  The Company and the Guarantors will not, and will not permit any of their respective Subsidiaries to, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any asset now owned or acquired on or after the date of the indenture or on any income or profits therefrom securing any Indebtedness of the Company or any Guarantor unless all payments due under the notes (and the Guarantees, as applicable) are secured on an equal and ratable basis with the Obligations so secured, provided, that, if such Indebtedness is Subordinated Indebtedness, the Lien securing such Subordinated Indebtedness shall be subordinate and junior to the Lien securing the notes with the same relative priority as such Subordinated Indebtedness shall have with respect to the notes.

 Dividend and Other Payment Restrictions Affecting Subsidiaries

  The Company and the Guarantors will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual restriction on the ability of any Subsidiary of the Company to:

  (1) pay dividends or make any other distributions to or on behalf of the Company or any Subsidiary of the Company;

  (2) pay any obligation to or on behalf of the Company or any Subsidiary of the Company;

  (3) make or pay loans or advances to or on behalf of the Company or any Subsidiary of the Company; or

  (4) transfer any assets or property to or on behalf of the Company or any Subsidiary of the Company.

  However, the preceding restrictions will not apply to restrictions existing under or by reason of:

  (1) the indenture and the notes or by other indebtedness of the Company (which may also be guaranteed by the Guarantors) ranking senior or pari passu with the notes or the guarantees, as applicable, provided, such restrictions taken as a whole are no more restrictive than those imposed by the indenture and the notes;

  (2) applicable law;

  (3) Indebtedness outstanding on the date of the indenture, including pursuant to the Credit Agreement;

  (4) any Acquired Indebtedness not incurred in violation of the indenture or any agreement relating to any property, asset, or business acquired by the Company or any of its Subsidiaries, which restrictions in each case existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any person, other than the person acquired, or to any property, asset or business, other than the property, assets and business so acquired;

  (5) Indebtedness incurred under the Credit Agreement pursuant to clause (3) of the covenant described herein "Incurrence of Additional Indebtedness and Disqualified Capital Stock," provided, in each case, such restriction or requirement is no more restrictive taken as a whole than that imposed by the Credit Agreement as of the date of the indenture;

  (6) any binding agreement which has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of a Subsidiary of the Company, provided, such restrictions apply solely to the Equity Interests or assets of such Subsidiary which are being sold;

  (7) Purchase Money Indebtedness incurred pursuant to clause (1) of the second paragraph of the "Incurrence of Additional Indebtedness and Disqualified Capital Stock" covenant described above, provided, such restrictions relate only to the transfer of the property acquired with the proceeds of such Purchase Money Indebtedness;

  (8) Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction, provided, that, such restrictions apply only to such Receivables Subsidiary;

  (9) permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such permitted Refinancings are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced; and

  (10) customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice.

  Notwithstanding the foregoing, any asset subject to a Lien which is not prohibited to exist with respect to that asset pursuant to the terms of the indenture may be subject to restrictions on the transfer or disposition thereof in accordance with any such Liens.

 Merger, Consolidation, or Sale of Assets

  The Company may not, directly or indirectly: (1) consolidate or merge with or into another Person; or (2) sell, convey or transfer all or substantially all of its assets, in one or more related transactions, to another Person or group of affiliated Persons, unless:

  (1) either: (a) the Company is the surviving corporation; or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company in connection with the notes and the indenture;

  (2) immediately after such transaction no Default or Event of Default exists; and

  (3) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company) will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Additional Indebtedness and Disqualified Capital Stock."

 Transactions with Affiliates

  The Company and its Subsidiaries will not enter into or suffer to exist any contract, agreement, arrangement or transaction with any Affiliate (each, an "Affiliate Transaction"), unless:

  (1) such Affiliate Transaction is on terms that are fair and reasonable to the Company and no less favorable to the Company than could have been obtained in an arm's length transaction with a non-Affiliate; and

  (2) the Company delivers to the trustee:

    (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

    (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a written favorable opinion as to the fairness to the Company of such Affiliate Transaction from a financial point of view issued by an independent accounting, appraisal or investment banking firm of national standing.

  The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

  (1) customary employee compensation arrangements approved by a majority of independent (as to such transactions) members of the Board of Directors of the Company;

  (2) Restricted Payments that are permitted by the provisions of the indenture described above under the caption "--Restricted Payments."

  (3) transactions between or among the Company and any of its Wholly-Owned Consolidated Subsidiaries or solely among Wholly-Owned Consolidated Subsidiaries of the Company;

  (4) the Administrative Services Agreement;

  (5) leases entered into concurrently with the closing of the acquisition by BABF City Corp. of 80% of the outstanding common stock of City Truck and Trailer Parts, Inc. on June 1, 1998;

  (6) leases entered into concurrently with the closing of the acquisition of substantially all of the assets of Stone Heavy Duty, Inc. on June 19, 1998;

  (7) Permitted Investments; and

  (8) Capital Contributions from Parent to the Company or any Guarantor;

 Additional Subsidiary Guarantees

  If the Company acquires or creates other Subsidiaries after the date of the indenture, then each such newly acquired or created Subsidiary (other than Receivables Subsidiaries and Foreign Subsidiaries) must become a Guarantor and execute a supplemental indenture satisfactory to the trustee and deliver an Opinion of Counsel to the trustee within 5 Business Days of the date on which it was acquired or created. If the Company acquires or creates any Foreign Subsidiaries after the date of the indenture, then each such newly acquired or created Foreign Subsidiary (a) which guarantees or otherwise becomes liable for Indebtedness of the Company or any Guarantor or (b) more than 65% of the capital stock of which becomes pledged to secure any Indebtedness of the Company or any Guarantor, must become a Guarantor and execute a supplemental indenture satisfactory to the trustee and deliver an Opinion of Counsel to the trustee within 5 Business Days of the date on which it was acquired or created.

 Release of Guarantors

  The Guarantors will not consolidate or merge with or into (whether or not such Guarantor or the Parent is the surviving person) another person unless:

  (1) (a) the person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture reasonably satisfactory to the trustee and unconditionally guarantees, on a senior subordinated basis, all of such Guarantor's obligations under such Guarantor's guarantee on the terms set forth in the indenture and (b) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default exists; or

  (2) the other person is another Guarantor or the Company.
  On the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Guarantor or all of its assets to an entity which is not a Guarantor, or the designation of a Subsidiary to become an Unrestricted Subsidiary, which transaction is otherwise in compliance with the indenture (including, without limitation, the provisions of the covenant "Limitations on Sale of Assets and Subsidiary Stock"), such Guarantor will be released from its obligations under its Guarantee of the notes; provided, however, that any such termination shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any Indebtedness of the Company or any other Subsidiary of the Company will also terminate upon such release, sale or transfer.

 Business Activities

  The Company and its Subsidiaries (other than Receivables Subsidiaries) will not directly or indirectly engage to any substantial extent in any business other than that which, in the reasonable good faith judgment of the Board of Directors of the Company, is a Related Business.

 Status as Investment Company

  The Company and its Subsidiaries will not become required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise become subject to regulation under the Investment Company Act.

 Reports

  Whether or not required by the Commission, so long as any notes are outstanding, the Company and the Parent will furnish to the trustee and to holders of notes, within 15 days after the time periods specified in the Commission's rules and regulations:

  (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's and the Parent's certified independent accountants; and

  (2) all other reports that would be required to be filed with the Commission, including on Form 8-K, if the Company were required to file such reports.

  The Company and the Parent are not required to furnish separate financial results of their Subsidiaries unless otherwise required to do so by the Commission. Whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within 15 days after the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing).

Events of Default and Remedies

  Each of the following is an Event of Default:

  (1) default for 30 days in the payment when due of interest on the notes, whether or not prohibited by the subordination provisions of the indenture;

  (2) default in payment when due of the principal of or premium, if any, on the notes, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price on notes validly tendered pursuant to a Change of Control Offer or Asset Sale Offer, as applicable, or otherwise, whether or not prohibited by the subordination provisions of the indenture;

  (3) failure by the Company or any Subsidiary of the Company to observe or perform any other covenant or agreement contained in the notes or the indenture and the continuance of such failure for a period of 30 days after written notice is given to the Company by the trustee or to the Company and the trustee by the holders of at least 25% in aggregate principal amount of the notes outstanding, subject to certain exceptions;

  (4) certain events of bankruptcy, insolvency or reorganization in respect of the Company or any of its Significant Subsidiaries;

  (5) default on Indebtedness of the Company or any of its Subsidiaries with an aggregate principal amount in excess of $5.0 million if that default:

    (a) is caused by a failure to pay principal at maturity, or

    (b) results in the acceleration of such Indebtedness prior to its stated maturity;

  (6) any of the Guarantees ceases to be in full force and effect or any of the Guarantees is declared to be null and void and unenforceable or any of the Guarantees is found to be invalid or any of the Guarantors or Parent denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of the indenture); and

  (7) failure by the Company or any of its Subsidiaries to pay final unsatisfied judgments not covered by insurance aggregating in excess of $5.0 million, which judgments are not stayed, bonded or discharged within 60 days.

  In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, all principal and accrued interest on outstanding notes will become due and payable immediately without further action or notice. The holders of a majority in aggregate principal amount of notes generally are authorized to rescind such acceleration if all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest on the notes which have become due solely by such acceleration and except on default with respect to any provision requiring a supermajority approval to amend, which default may only be waived by such a supermajority, and have been cured or waived.

  If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare all principal, determined as set forth below, and accrued interest on the notes to be due and payable immediately; provided, however, that if any Senior Debt is outstanding pursuant to the Credit Agreement, upon a declaration of such acceleration, such principal and interest shall be due and payable upon the earlier of:

    (a) the fifth Business Day after the sending to the Company and the Representative under the Credit Agreement of such written notice, unless such Event of Default is cured or waived prior to such date; and

    (b) the date of acceleration of any Indebtedness under the Credit
  Agreement.

  In the event a declaration of acceleration resulting from an Event of Default described in clause (5) above has occurred and is continuing, such declaration of acceleration shall be automatically annulled if within 15 days of the declaration:

  (1) such default is cured or waived or the holders of the Indebtedness which is the subject of such default have rescinded their declaration of acceleration in respect of such Indebtedness;

  (2) the trustee has received written notice or such cure, waiver or rescission;

  (3) the annulment of the acceleration of the notes would not conflict with any judgment or decree of a court of competent jurisdiction; and

  (4) all existing Events of Default (except nonpayment of principal or interest on the notes that became due solely because of the acceleration of the notes) have been cured or waived and no other Event of Default described in clause (5) above has occurred that has not been cured or waived within 15 days of the declaration of such acceleration in respect of such Indebtedness.

  Prior to the declaration of acceleration of the maturity of the notes, the holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a default with respect to any provision requiring a supermajority approval to amend, which default may only be waived by such a supermajority, and except a continuing Default or Event of Default in the payment of interest on, or the principal of, the notes not yet cured or a default with respect to any covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding note affected.

  Subject to the provisions of the indenture relating to the duties of the trustee, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders, unless such holders have offered to the trustee reasonable security or indemnity. Subject to all provisions of the indenture and applicable law, the holders of a majority in aggregate principal amount of the notes at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

No Personal Liability of Directors, Officers, Employees and Stockholders

  No direct or indirect stockholder, employee, officer or director, as such, past, present or future of the Parent, the Company, the Guarantors or any successor entity shall have any personal liability for any obligations of the Company or the Guarantors under the indenture or the notes solely by reason of his or its status as such stockholder, employee, officer or director, except that this provision shall in no way limit the obligation of the Parent or any Guarantor pursuant to any guarantee of the notes. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

  The Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors and the Parent discharged with respect to the outstanding notes ("Legal Defeasance") except for:

  (1) the rights of holders to receive payments in respect of the principal of, premium, if any, and interest, and Liquidated Damages, if any, on those notes when such payments are due from the trust funds;

  (2) the Company's obligations with respect to those notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes, and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3) the rights, powers, trusts, duties and immunities of the trustee, and the Company's obligations in connection therewith; and

  (4) the Legal Defeasance provisions of the indenture.

  In addition, the Company may, at its option and at any time, elect to have the obligations of the Company, the Parent and the Guarantors released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, guarantees, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the notes.

  In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1) the Company must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the notes on the stated date for payment of the notes or on the redemption date of such principal or installment of principal of, premium, if any, or interest on such notes, and the holders of notes must have a valid, perfected, exclusive security interest in such trust;

  (2) in the case of Legal Defeasance, the Company shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that (a) the Company has received from, or there has been published by the Internal Revenue Service, a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of those notes will not recognize income, gain or loss for federal income tax purposes as a result of the Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Legal Defeasance had not occurred;

  (3) in the case of Covenant Defeasance, the Company shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that the holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of the Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;

  (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

  (5) Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

  (6) the Company shall have delivered to the trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

  (7) the Company shall have delivered to the trustee an Officers' Certificate and an opinion of counsel, each stating that the conditions precedent provided for in, in the case of the Officers'

Certificate, (1) through (6) and, in the case of the opinion of counsel, clauses (1), (with respect to the validity and perfection of the security interest) (2), (3) and (5) of this paragraph have been complied with and the Company shall have delivered to the trustee an Officers' Certificate (subject to such qualifications and exceptions as the trustee deems appropriate) to the effect that, assuming no holder of the notes is an insider of the Company, the trust funds will not be subject to the effect of any applicable Federal bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

  If the funds deposited with the trustee to effect Legal Defeasance or Covenant Defeasance are insufficient to pay the principal of, premium, if any, and interest on the notes when due, then the obligations of the Company, the Parent and the Guarantors under the indenture will be revived and no such defeasance will be deemed to have occurred.

Amendment, Supplement and Waiver

  Except as provided in the next two succeeding paragraphs, with the consent of the holders of not less than a majority in aggregate principal amount of the notes at the time outstanding, the Company, the Parent, the Guarantors and the trustee are permitted to amend or supplement the indenture or any supplemental indenture or modify the rights of the holders.

  Without the consent of each holder affected, an amendment or waiver may not, with respect to any notes held by a non-consenting holder:

  (1) change the Stated Maturity on any note, or reduce the principal amount of any note or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption at the option of the Company of the notes, or change the place of payment where, or the coin or currency in which, any note or any premium or the interest on the notes is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity of the notes (or, in the case of redemption at the option of the Company, on or after the Redemption Date), or reduce the Change of Control Purchase Price or the Asset Sale Offer Price (after the occurrence of an event giving rise to a Change of Control Offer or an Asset Sale Offer, respectively) or alter the provisions (including the defined terms used therein) regarding the right of the Company to redeem the notes as a right, or at the option of the Company in a manner adverse to the holders;

  (2) reduce the percentage in principal amount of the outstanding notes, the consent of whose holders is required for any such amendment, supplemental indenture or waiver provided for in the indenture; or

  (3) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding note affected thereby.

  Notwithstanding the preceding, without the consent of holders of at least 66 2/3% in aggregate principal amount of notes at the time outstanding, an amendment or supplement or waiver may not modify the provisions (including the defined terms used therein) of the covenant "Repurchase of Notes at the Option of Holders--Change of Control" in a manner adverse to the holders.

  Notwithstanding the preceding, without the consent of any holder of notes, the Company and the trustee may amend or supplement the indenture or the notes:

  (1) to cure any ambiguity, defect or inconsistency;

  (2) to provide for uncertificated notes in addition to or in place of certificated notes;

  (3) to provide for the assumption of the Company's obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets;

  (4) to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder;

  (5) to comply with the procedures of the Depositary or the trustee with respect to the provisions of the indenture and the notes relating to transfers of notes; or

  (6) to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

Discharge of Indenture

  The Company may terminate certain of its obligations and the obligations of the Parent and the Guarantors with respect to the outstanding notes and the indenture. Certain provisions of the indenture will survive such termination, including, without limitation:

  (1) rights of holders to receive payments in respect of the principal of, premium, if any, and interest on the notes when such payments are due;

  (2) the Company's obligations with respect to such notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes, and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3) the compensation, indemnification and replacement of the trustee, and the Company's obligations in connection therewith; and

  (4) the repayment to the Company of any funds from the trust, in certain circumstances.

  In order to effect such termination:

  (1) the Company shall have given irrevocable and unconditional notice to the trustee and mailed a notice of such redemption to each holder and the trustee for the redemption of all notes;

  (2) the Company must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on such notes on the stated date for payment of the notes or on the redemption date of such principal or installment of principal of, premium, if any, or interest on such notes, as the case may be;

  (3) the Company shall have paid all other sums payable by it under the indenture and the notes; and

  (4) the Company shall have delivered to the trustee an Officers' Certificate and an opinion of counsel in the United States reasonably acceptable to the trustee, each stating that the conditions precedent with respect to termination of the Company's obligations as described herein provided for under the indenture and the notes have been complied with.

Certain Definitions

  Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

  "Acquired Indebtedness" means Indebtedness or Disqualified Capital Stock of any person existing at the time such person becomes a Subsidiary of the Company, including by designation, or is merged or consolidated into or with the Company or one of its Subsidiaries.

  "Acquisition" means the purchase or other acquisition of any person or all or substantially all the assets of any person by any other person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

  "Administrative Services Agreement" means that certain Corporate Development and Administrative Services Agreement between the Company and Brentwood dated as of May 29, 1998.

  "Affiliate" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For purposes of this definition, the term "control" means the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, provided, that, with respect to ownership interest in the Company and its Subsidiaries, a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control.

  "Approved Cost Savings" means with respect to cost savings associated with any Acquisition (other than the Stone Acquisition and the City
Recapitalization), those cost savings that result from elimination of any of the following items:

  (1) accounting policy-related charges;

  (2) private company expenses;

  (3) excess officer or owner compensation;

  (4) expenses not required to operate the acquired business on an ongoing basis; and

  (5) business-related charges.

  "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing

  (1) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by

  (2) the sum of all such principal (or redemption) payments.

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

  "Beneficial Owner" or "beneficial owner" for purposes of the definitions of Change of Control and Affiliate has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

  "Board of Directors" means, with respect to any person, the board of directors of such person or any committee of the Board of Directors of such person authorized, with respect to any particular matter, to exercise the power of the board of directors of such person.

  "Brentwood" means Brentwood Private Equity, L.L.C. and Brentwood Associates Buyout Fund II, L.P. together with any person directly or indirectly controlling or controlled by or under direct or indirect common control with Brentwood Private Equity, L.L.C. and Brentwood Associates Buyout Fund II, L.P.

  "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

  "Change of Control" means

  (1) prior to consummation of an Initial Public Equity Offering the Excluded Persons shall cease to own beneficially and of record at least 51% of the ordinary Voting Power represented by the Equity Interests of the Company unless a Parent is formed after the date hereof and the Excluded Persons own beneficially and of record at least 51% of the ordinary Voting Power of the Parent and the Parent beneficially and of record owns 100% of the ordinary Voting Power of the Company or

  (2) following the consummation of an Initial Public Equity Offering,

    (a) any merger or consolidation of the Company or Parent, as the case may be, with or into any person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company or Parent, as the case may be, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s),

    (b) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than the Excluded Persons) is or becomes the "beneficial owner," directly or indirectly, of more than 35% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee(s) or surviving entity or entities, any "person" or "group" (as terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than the Excluded Persons) is or becomes the "beneficial owner," directly or indirectly, of more than 35% of the total voting power in the aggregate of all classes of Capital Stock of the Company or Parent, as the case may be, then outstanding normally entitled to vote in elections of directors,

    (c) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company or Parent, as the case may be, (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company or Parent, as the case may be, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved including new directors designated in or provided for in an agreement regarding the merger, consolidation or sale, transfer or other conveyance, of all or substantially all of the assets of the Company or Parent, as the case may be, if such agreement was approved by a vote of such majority of directors) cease for any reason to constitute a majority of the Board of Directors of the Company or Parent, as the case may be, then in office or

    (d) the Company or Parent, as the case may be, adopts a plan of liquidation.

  "Capital Contribution" means any contribution to the equity of the Company from a direct or indirect parent of the Company for which no consideration other than the issuance of common stock with no redemption rights and no special preferences, privileges or voting rights is given.

  "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness that is not itself otherwise capital stock), warrants, options, participations or other equivalents of, or interests (however designated) in, stock issued by that corporation.

  "Capitalized Lease Obligation" means, as to any person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

  "Cash Equivalent" means

  (1) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided, that the full faith and credit of the United States of America is pledged in support thereof); or

  (2) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500.0 million; or

  (3) commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc.,

and in the case of each of (1), (2), and (3) maturing within one year after the date of acquisition.

  "City Recapitalization" means the purchase by BABF City Corp., a company formed by Brentwood, of 80% of the outstanding common stock of City Truck and Trailer Parts, Inc. on June 1, 1998.

  "Consolidation" means, with respect to the Company, the consolidation of the accounts of the Subsidiaries with those of the Company, all in accordance with GAAP; provided, that "consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of the Company. The term "consolidated" has a correlative meaning to the foregoing.

  "Consolidated Coverage Ratio" of any person on any date of determination (the "Transaction Date") means the ratio, on a pro forma basis, of

  (1) the aggregate amount of Consolidated EBITDA of such person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period to

  (2) the aggregate Consolidated Fixed Charges of such person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such person's Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period;

provided, that for purposes of such calculation,

  (1) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period;

  (2) transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period;

  (3) the incurrence of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of the Reference Period; and

  (4) the Consolidated Fixed Charges of such person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

  "Consolidated EBITDA" means, with respect to any person, for any period, the Consolidated Net Income of such person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of

  (1) Consolidated income tax expense;

  (2) Consolidated depreciation and amortization expense;

  (3) Consolidated Fixed Charges; and

  (4) other non-recurring, non-cash charges of such person and its consolidated subsidiaries,

less the amount of all cash payments made by such person or any of its Subsidiaries during such period to the extent such payments relate to non-recurring, non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior period, less any non-cash items increasing Consolidated Net Income for such period.

  "Consolidated Fixed Charges" of any person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of

  (1) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such person and its Consolidated Subsidiaries during such period, including

    (a) original issue discount and non-cash interest payments or accruals on any Indebtedness,

    (b) the interest portion of all deferred payment obligations,

    (c) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period, and

    (d) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person or of any Restricted Subsidiary of such Person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal, and

  (2) the amount of dividends accrued or payable (or guaranteed) by such person or any of its Consolidated Subsidiaries in respect of Preferred Stock (other than by Subsidiaries of such person to such person or such person's Wholly-Owned Subsidiaries).

  For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined in good faith by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guaranty by such person or a Subsidiary of such person of an obligation of another person shall be deemed to be the interest expense of such other person attributable to the Indebtedness guaranteed.

  "Consolidated Net Income" means, with respect to any person for any period, the net income (or loss) of such person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication):

  (1) all gains (but not losses) which are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any capital stock),

  (2) the net income, if positive, of any person, other than a Consolidated Subsidiary, in which such person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such person or a Consolidated Subsidiary of such person during such period, but in any case not in excess of such person's pro rata share of such person's net income for such period,

  (3) the net income or loss of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, and

  (4) the net income, if positive, of any of such person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary.

  "Consolidated Subsidiary" means, for any person, each Subsidiary of such person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such person in accordance with GAAP.

  "Credit Agreement" means the Revolving Credit Facility, including any related notes, guarantees, collateral documents, instruments and agreements executed by the Company or any of its Subsidiaries or other Affiliates in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Credit Agreement" shall include agreements in respect of Interest Swap and Hedging Obligations with lenders party to the Credit Agreement and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Credit Agreement and all refundings, refinancings and replacements of any Credit Agreement, including any agreement:

  (1) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby,

  (2) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Company and its Subsidiaries and their respective successors and assigns,

  (3) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder, provided, that on the date such Indebtedness is incurred it would not be prohibited by the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock" or

  (4) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms of the indenture.

  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

  "Designated Senior Debt" means

  (1) Senior Debt originating under the Credit Agreement and

  (2) any other Senior Debt in an aggregate outstanding principal amount in excess of $25 million which is designated as Designated Senior Debt by the Board of Directors.

  "Disqualified Capital Stock" means

  (1) except as set forth in (2), with respect to any person, Equity Interests of such person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the notes and

  (2) with respect to any Subsidiary of such person (including with respect to any Subsidiary of the Company), any Equity Interests other than any common equity with no preference, privileges, or redemption or repayment provisions.

  "Equity Interest" of any Person means any shares, interests, participations or other equivalents (however designated) in such Person's equity, and shall in any event include any Capital Stock issued by, or partnership or membership interests in, such Person.

  "Event of Loss" means, with respect to any property or asset, any

  (1) loss, destruction or damage of such property or asset or

  (2) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

  "Excluded Persons" means Brentwood, Larry Clayton and James Stone and

  (1) any controlling stockholder, general partner, majority owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Person or

  (2) (a) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding 80% or more of the Voting Stock of which consist of such Person and/or such other Persons referred to in the immediately preceding clause (1) or (b) any partnership the sole general partner of which is such Person or one of the Persons referred to in clause (1).

  "Foreign Subsidiary" means any Restricted Subsidiary of the Company that is incorporated in a jurisdiction other than the United States of America and all or substantially all of the sales, earnings or assets of which are located in, generated from or derived from operations located in jurisdictions outside the United States of America.

  "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect on the Issue Date.

  "Guarantor" means all existing and future Subsidiaries of the Company other than Receivables Subsidiaries and Foreign Subsidiaries; provided that any Foreign Subsidiary that, pursuant to the terms of the indenture, guarantees the obligations of the Company under the Securities and the indenture shall be deemed to be a Guarantor.

  "Incurrence Date" means the date on which a person directly or indirectly, issues, assumes, guarantees, incurs, becomes directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (collectively, "incur") any Indebtedness or any Disqualified Capital Stock (including Acquired Indebtedness).

  "Indebtedness" of any person means, without duplication,

  (1) all liabilities and obligations, contingent or otherwise, of such person, to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such person in accordance with GAAP,

    (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof),

    (b) evidenced by bonds, notes, debentures or similar instruments,

    (c) representing the balance deferred and unpaid of the purchase price of any property or services, except (other than accounts payable or other obligations to trade creditors which have remained unpaid for greater than 60 days past their original due date) those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors;

  (2) all liabilities and obligations, contingent or otherwise, of such person

    (a) evidenced by bankers' acceptances or similar instruments issued or accepted by banks,

    (b) relating to any Capitalized Lease Obligation, or

    (c) evidenced by a letter of credit or a reimbursement obligation of such person with respect to any letter of credit;

  (3) all net obligations of such person under Interest Swap and Hedging Obligations;

  (4) all liabilities and obligations of others of the kind described in the preceding clause (1), (2) or (3) that such person has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of such person;

  (5) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (1),
(2), (3) or (4), or this clause (5), whether or not between or among the same parties; and

  (6) all Disqualified Capital Stock of such Person and its Subsidiaries (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends).

  For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer (or managing general partner of the issuer) of such Disqualified Capital Stock.

  "Initial Public Equity Offering" means an initial underwritten offering of common stock of the Company or the Parent for cash pursuant to an effective registration statement under the Securities Act following which the common stock of the Company or the Parent is listed on a national securities exchange or quoted on the national market system of the Nasdaq stock market.

  "Interest Swap and Hedging Obligation" means any obligation of any person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or floating rate of interest on the same notional amount.

  "Investment" by any person in any other person means (without duplication)

  (1) the acquisition (whether by purchase, merger, consolidation or otherwise) by such person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other person or any agreement to make any such acquisition;

  (2) the making by such person of any deposit with, or advance, loan or other extension of credit to, such other person (including the purchase of property from another person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable, endorsements for collection or deposits arising in the ordinary course of business);

  (3) other than guarantees of Indebtedness of the Company or any Guarantor to the extent permitted by the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," the entering into by such person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other person;

  (4) the making of any capital contribution by such person to such other person; and

  (5) the designation by the Board of Directors of the Company of any person to be an Unrestricted Subsidiary.

  The Company shall be deemed to make an Investment in an amount equal to the fair market value of the net assets of any subsidiary (or, if neither the Company nor any of its Subsidiaries has previously made an Investment in such subsidiary, in an amount equal to the Investments being made), at the time that such subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from the Company or a Subsidiary of the Company shall be deemed an Investment valued at its fair market value at the time of such transfer.

  "Issue Date" means the date of first issuance of the notes under the indenture.

  "Junior Security" means any Qualified Capital Stock and any Indebtedness of the Company or a Guarantor, as applicable, that is subordinated in right of payment to Senior Debt at least to the same extent as the notes or the Guarantee, as applicable, and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity of the notes; provided, that, in the case of subordination in respect of Senior Debt under the Credit Agreement, "Junior Security" shall mean any Qualified Capital Stock and any Indebtedness of the Company or the Guarantor, as applicable, that

  (1) is unsecured,

  (2) is not entitled to the benefits of covenants or defaults materially more beneficial to the holders of such Junior Securities than those in effect with respect to the notes on the date hereof (or the Senior Debt under the Credit Agreement, including after giving effect to any plan of reorganization or readjustment),

  (3) shall not provide for amortization (including sinking fund and mandatory prepayment or redemption provisions) commencing prior to the date that is six months following the final scheduled maturity date of the Senior Debt under the Credit Agreement (as modified by any plan of reorganization or readjustment),

  (4) if a new corporation or other entity results from any reorganization or readjustment, such corporation or other entity assumes such Senior Debt,

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

  (5) the rights of the holders of Senior Debt under the Credit Agreement are not, without the consent of such holders, materially altered by any such reorganization or readjustment, including without limitation, such rights being materially impaired within the meaning of Section 1124 of Title 11 of the United States Code or any material impairment of the right to receive interest accruing during the pendency of a bankruptcy or insolvency proceeding, including proceedings under Title 11 of the United States Code, and

  (6) by their terms or by law are subordinated to Senior Debt outstanding under the Credit Agreement on the date of issuance of such Qualified Capital Stock or Indebtedness at least to the same extent as the notes or the Guarantee, as applicable.

  "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

  "Net Cash Proceeds" means the aggregate amount of cash or Cash Equivalents received by the Company in the case of a sale or Capital Contribution in respect of Qualified Capital Stock and by the Company and its Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash on or after the Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and (in the case of Asset Sales, reasonable and customary) expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale or sale or Capital Contribution in respect of Qualified Capital Stock, and, in the case of an Asset Sale only, less the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any of its respective Subsidiaries in connection with such Asset Sale in the taxable year that such sale is consummated or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carry-overs, tax credits and tax credit carry-forwards, and similar tax attributes.

  "Non-Recourse Indebtedness" means Indebtedness

  (1) as to which neither the Company nor any of its Subsidiaries

    (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness),

    (b) is directly or indirectly liable (as a guarantor or otherwise), or

    (c) constitutes the lender; and

  (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

  "Obligation" means any principal, premium or interest payment, or monetary penalty, or damages, due by the Company, the Parent or any Guarantor under the terms of the notes or the indenture, including any liquidated damages due pursuant to the terms of the Registration Rights Agreement.

  "Offering Memorandum" means the final Offering Memorandum of the Company dated July 28, 1998, relating to the offering of the Initial Securities in a transaction exempt from the requirements of Section 5 of the Securities Act.

  "Parent" means any Person, other than any Excluded Person, of which the Company is a Subsidiary.

  "Permitted Indebtedness" means that:

  (1) the Company and the Guarantors may incur Indebtedness evidenced by the notes and the Guarantees and represented by the indenture up to the $100.0 million issued on the Issue Date less any amounts refinanced, redeemed or retired pursuant to clause (2) below;

  (2) the Company and the Guarantors, as applicable, may incur Refinancing Indebtedness with respect to any Indebtedness or Disqualified Capital Stock, as applicable, described in clause (1) of this definition or incurred under the Debt Incurrence Ratio test of the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," or which is outstanding on the Issue Date (after giving effect to the repayment of indebtedness as described under the heading "Use of Proceeds" in the Offering Memorandum), provided, that, in each case such Refinancing Indebtedness is secured only by the assets, if any, that secured the Indebtedness so refinanced;

  (3) the Company and its Subsidiaries may incur Indebtedness solely in respect of bankers acceptances, letters of credit and performance bonds (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money of others), all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in the Company's industry in order to provide security for workers' compensation, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

  (4) the Company may incur Indebtedness to any Guarantor, and any Guarantor may incur Indebtedness to any Guarantor or to the Company; provided, that, in the case of Indebtedness of the Company, such obligations shall be unsecured and subordinated in all respects to the Company's obligations pursuant to the notes and any event that causes such Guarantor which loaned such Indebtedness no longer to be a Guarantor shall be deemed to be a new incurrence subject to the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Stock;"

  (5) any Guarantor may guaranty any Indebtedness of the Company or another Guarantor that was permitted to be incurred pursuant to the indenture, substantially concurrently with such incurrence or at the time such person becomes a Guarantor of the notes;

  (6) Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction, provided, that, such restrictions apply only to such Receivables Subsidiary;

  (7) a Receivables Subsidiary may incur Indebtedness in a Qualified Receivables Transaction that is without recourse to the Company or to any Subsidiary of the Company or their assets (other than such Receivables Subsidiary and its assets), and is not guaranteed by any such person and is not otherwise such person's legal liability;

  (8) Interest Swap and Hedging Obligations of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries and Interest Swap and Hedging Obligations of any Restricted Subsidiary of the Company covering Indebtedness of such Restricted Subsidiary, provided, however, that such Interest Swap and Hedging Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the indenture to the extent the notional principal amount of such Interest Swap and Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap and Hedging Obligation relates; and

  (9) Any Foreign Subsidiary may incur Indebtedness to any other Foreign Subsidiary; provided, that any event that causes the Foreign Subsidiary which loaned such Indebtedness no longer to be a Subsidiary shall be deemed to be a new incurrence subject to the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Stock."

  "Permitted Investment" means Investments in

  (1) any of the notes and the Guarantees;

  (2) Cash Equivalents;

  (3) intercompany notes to the extent permitted under clauses (4) and (9) of the definition of "Permitted Indebtedness" provided, however, that any event that causes the obligee on such inter-company notes no longer to be a Subsidiary shall be deemed a new Investment subject to the covenant entitled "Limitation on Restricted Payments";

  (4) Investment by the Company or any Guarantor in a Person in a Related Business if as a result of such Investment such Person immediately becomes a Wholly-Owned Subsidiary Guarantor or such Person is immediately merged with or into the Company or a Wholly-Owned Subsidiary Guarantor;

  (5) the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction;

  (6) any Investment by the Company or any Guarantor in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other person in connection with a Qualified Receivables Transaction; provided, that the foregoing Investment is in the form of a note that the Receivables Subsidiary or other person is required to repay as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual arrangements with entities that are not Affiliates entered into as part of a Qualified Receivables Transaction;

  (7) loans and advances to employees and officers of the Company and its Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $1.5 million at any one time outstanding;

  (8) Currency Agreements and Interest Swap and Hedging Obligations entered into in the ordinary course of the Company's or its Subsidiaries' businesses and otherwise in compliance with the indenture;

  (9) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

  (10) Investments made by the Company or its Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the "Limitation on Sale of Assets and Subsidiary Stock" covenant;

  (11) Investments by the Company or any Guarantor in a Foreign Subsidiary in the aggregate not in excess of $5.0 million plus to the extent that any Investment (other than an Investment which when made was not deducted in this clause (11)) that was made after the Issue Date is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash or Cash Equivalents, the lesser of

  (a) the cash or Cash Equivalents return of capital with respect to such Investment (less the cost of disposition, if any) and

  (b) the initial amount of such Investment; and

  (12) any Investment in the Company or in a Wholly-Owned Subsidiary Guarantor.

  "Permitted Lien" means

  (1) Liens existing on the Issue Date;

  (2) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;

  (3) statutory liens of carriers, warehousemen, mechanics, material men, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business provided, that,

  (a) the underlying obligations are not overdue for a period of more than 30 days, or

  (b) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;

  (4) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

  (5) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property, subject thereto (as such property is used by the Company or any of its Subsidiaries) or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

  (6) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto;

  (7) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation;

  (8) Liens securing the notes;

  (9) Liens securing Indebtedness of a Person existing at the time such Person becomes a Subsidiary or is merged with or into the Company or a Subsidiary or Liens securing Indebtedness incurred in connection with an Acquisition, provided, that such Liens

  (a) were in existence prior to the date of such acquisition, merger or consolidation,

  (b) were not incurred in anticipation thereof, and

  (c) do not extend to any other assets;

  (10) Liens arising from Purchase Money Indebtedness permitted to be incurred pursuant to clause (a) of the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock" provided, such Liens relate solely to the property which is subject to such Purchase Money Indebtedness;

  (11) leases or subleases granted to other persons in the ordinary course of business not materially interfering with the conduct of the business of the Company or any of its Subsidiaries or materially detracting from the value of the relative assets of the Company or any Subsidiary;

  (12) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any of its Subsidiaries in the ordinary course of business;

  (13) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the holders of the notes than the terms of the Liens securing such refinanced Indebtedness, and provided, that the Indebtedness secured is not increased and the lien is not extended to any additional assets or property that would not have been security for the Indebtedness refinanced;

  (14) Liens securing Senior Debt incurred in accordance with the terms of the indenture; and

  (15) Liens on assets of a Receivables Subsidiary incurred in connection with a Qualified Receivables Transaction.

  "Permitted Payments to Parent" means without duplication as to amounts,

  (1) payments to Parent in an amount sufficient to permit Parent to pay reasonable and necessary accounting, legal and administrative expenses of the Parent, not in excess of $350,000 in the aggregate during any consecutive 12-month period and

  (2) payment to Parent to enable Parent to pay foreign, federal, state or local tax liabilities ("Tax Payment"), not to exceed the amount of any tax liabilities that would be otherwise payable by the Company and its Subsidiaries and Unrestricted Subsidiaries to the appropriate taxing authorities if each of the Company, such Subsidiaries and Unrestricted Subsidiaries filed a separate tax return, to the extent that Parent has an obligation to pay such tax liabilities relating to the operations, assets or capital of the Company or its Subsidiaries and Unrestricted Subsidiaries;

  provided however, that

  (1) notwithstanding the foregoing, in the case of determining the amount of a Tax Payment that is permitted to be paid by Company and any of its United States Subsidiaries in respect of their

Federal income tax liability, such payment shall be determined assuming that Company is the parent company of an affiliated group (the "Company Affiliated Group") filing a consolidated Federal income tax return and that Parent and each such United States subsidiary is a member of the Company Affiliated Group and

  (2) any Tax Payments shall either be used by Parent to pay such tax liabilities within 90 days of Parent's receipt of such payment or refunded to the payee.

  "Public Equity Offering" means an underwritten offering of common stock of the Company for cash pursuant to an effective registration statement under the Securities Act.

  "Purchase Money Indebtedness" of any person means any Indebtedness of such person to any seller or other person incurred solely to finance the acquisition (including in the case of a Capitalized Lease Obligation, the lease) of any after-acquired real or personal tangible property which, in the reasonable good faith judgment of the Board of Directors of the Company, is directly related to a Related Business of the Company and which is incurred concurrently with such acquisition and is secured only by the assets so financed.

  "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Capital Stock.

  "Qualified Exchange" means any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock or Indebtedness of the Company on or after the Issue Date with the Net Cash Proceeds received by the Company from the substantially concurrent sale of Qualified Capital Stock or a Capital Contribution or any exchange of Qualified Capital Stock for any Capital Stock or Indebtedness of the Company or Capital Stock of the Parent on or after the Issue Date.

  "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company, any Guarantor or any Receivables Subsidiary pursuant to which the Company, any Guarantor or any Receivables Subsidiary may sell, convey or otherwise transfer to, or grant a security interest in for the benefit of,

  (1) a Receivables Subsidiary (in the case of a transfer or encumbrancing by the Company or any Guarantor) and

  (2) any other person (solely in the case of a transfer or encumbrancing by a Receivables Subsidiary),

solely accounts receivable (whether now existing or arising in the future) of the Company or any Guarantor which arose in the ordinary course of business of the Company or any Guarantor, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

  "Receivables Subsidiary" means a Wholly-Owned Subsidiary of the Company which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary

  (1) no portion of any Indebtedness or any other obligations (contingent or otherwise) of which, directly or indirectly, contingently or otherwise,

    (a) is guaranteed by the Company or any other Subsidiary of the Company (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction),

    (b) is recourse to or obligates the Company or any other Subsidiary of the Company in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, or

    (c) subjects any property or asset of the Company or any other Subsidiary of the Company to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction,

  (2) with which neither the Company nor any other Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than those customarily entered into in connection with Qualified Receivables Transactions, and

  (3) with which neither the Company nor any other Subsidiaries of the Company has any obligation, directly or indirectly, contingently or otherwise, to maintain or preserve such Subsidiary's financial condition or cause such Subsidiary to achieve certain levels of operating results.

  Any such designation by the Board of Directors of the Company shall be evidenced to the trustee by filing with the trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

  "Reference Period" with regard to any person means the four full fiscal quarters (or such lesser period during which such person has been in existence) ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the notes or the indenture.

  "Refinancing Indebtedness" means Indebtedness or Disqualified Capital Stock
(a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness or Disqualified Capital Stock in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing plus the amount of any premium paid in connection with such Refinancing in accordance with the terms of the documents governing the Indebtedness refinanced without giving effect to any modification thereof made in connection with or in contemplation of such refinancing) the lesser of

  (1) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness or Disqualified Capital Stock so Refinanced and

  (2) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing;

provided, that,

  (1) such Refinancing Indebtedness shall only be used to Refinance outstanding Indebtedness or Disqualified Capital Stock of such person issuing such Refinancing Indebtedness,

  (2) such Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness or Disqualified Capital Stock to be so refinanced at the time of such Refinancing and (y) in all respects, be no less subordinated or junior, if applicable, to the rights of holders of the notes than was the Indebtedness or Disqualified Capital Stock to be refinanced,

  (3) such Refinancing Indebtedness shall have a final stated maturity or redemption date, as applicable, no earlier than the final stated maturity or redemption date, as applicable, of the Indebtedness or Disqualified Capital Stock to be so refinanced, and

  (4) such Refinancing Indebtedness shall be secured (if secured) in a manner no more adverse to the holders of the notes than the terms of the Liens (if any) securing such refinanced Indebtedness, including, without limitation, the amount of Indebtedness secured shall not be increased.

  "Related Business" means the business conducted (or proposed to be conducted) by the Company and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Company are reasonably related businesses.

  "Restricted Investment" means, in one or a series of related transactions, any Investment, other than other Permitted Investments.

  "Restricted Payment" means, with respect to any person,


  (1) the declaration or payment of any dividend or other distribution in respect of Equity Interests of such person or any parent or Subsidiary of such person,

  (2) any payment on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such person or any Subsidiary or parent of such person,

  (3) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such person or a parent or Subsidiary of such person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness and

  (4) any Restricted Investment by such person;

provided, however, that the term "Restricted Payment" does not include

  (1) any dividend, distribution or other payment on or with respect to Equity Interests of an issuer to the extent payable solely in shares of Qualified Capital Stock of such issuer;

  (2) any dividend, distribution or other payment to the Company, or to any of its Subsidiary Guarantors, by the Company or any of its Subsidiaries; or

  (3) Permitted Investments.

  "Senior Debt" of the Company or any Guarantor means

  (1) Indebtedness (including any interest, whether or not allowable, accruing on Indebtedness incurred pursuant to the Credit Agreement after the filing of a petition initiating any proceeding under any bankruptcy, insolvency or similar law) of the Company or such Guarantor arising under the Credit Agreement or that, by the terms of the instrument creating or evidencing such Indebtedness, is not expressly designated Subordinated Indebtedness or pari passu Indebtedness with the notes and made subordinated or pari passu in right of payment to the notes or the applicable Guarantee and

  (2) all other amounts due on or in connection with such Indebtedness, including all interest, premiums, reimbursement obligations, charges, fees, indemnities and expenses (including fees and expenses of counsel);

provided, that in no event shall Senior Debt include:

  (1) Indebtedness to any Subsidiary of the Company or any officer, director or employee of the Company or any Subsidiary of the Company,

  (2) Indebtedness incurred in violation of the terms of the indenture,

  (3) Indebtedness to trade creditors,

  (4) Disqualified Capital Stock,

  (5) Capitalized Lease Obligations, and

  (6) any liability for taxes owed or owing by the Company or such Guarantor.

  "Significant Subsidiary" shall have the meaning provided under Regulation S-X of the Securities Act, as in effect on the Issue Date.

  "Stated Maturity," when used with respect to any note, means August 1, 2005.

  "Stone Acquisition" means the acquisition by City Truck and Trailer Parts, Inc. of substantially all of the assets of Stone Heavy Duty, Inc. on June 19, 1998.

  "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor that is subordinated in right of payment by its terms or the terms of any document or instrument relating thereto to the notes or such Guarantee, as applicable, in any respect or has a stated maturity on (except for the notes) or after the Stated Maturity.

  "Subsidiary," with respect to any person, means

  (1) a corporation a majority of whose Equity Interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by such person and one or more Subsidiaries of such person or by one or more Subsidiaries of such person,

  (2) any other person (other than a corporation) in which such person, one or more Subsidiaries of such person, or such person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof has at least majority ownership interest, or

  (3) a partnership in which such person or a Subsidiary of such person is, at the time, a general partner and in which such person, directly or indirectly, at the date of determination thereof has at least a majority ownership interest.

  Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be a Subsidiary of the Company or of any Subsidiary of the Company. Unless the context requires otherwise, Subsidiary includes, without limitation, each direct and indirect Subsidiary of the Company.

  "Unrestricted Subsidiary" means any subsidiary of the Company that does not own any Capital Stock of, or own or hold any Lien on any property of, the Company or any other Subsidiary of the Company and that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company); provided, that such Subsidiary:

  (1) has no Indebtedness other than Non-Recourse Indebtedness;

  (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

  (3) is a Person with respect to which neither the Company nor any of its Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

  (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Subsidiaries.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Subsidiary, provided, that,

  (1) no Default or Event of Default is existing or will occur as a consequence thereof and

  (2) immediately after giving effect to such designation, on a pro forma basis, the Company could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio of the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock."

Each such designation shall be evidenced by filing with the trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

  "U.S. Government Obligations" means direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

  "Voting Power" with respect to any Person means the power of all classes of Capital Stock of such Person then outstanding normally entitled to vote in elections of directors.

  "Wholly-Owned Subsidiary" means a Subsidiary at least 99% of the Equity Interests of which are owned by the Company or one or more Wholly-Owned Subsidiaries of the Company.

Book-Entry; Delivery; Form and Transfer

  The notes sold to Qualified Institutional Buyers initially will be in the form of one or more registered global notes without interest coupons (collectively, the "U.S. Global Notes"). On issuance, the U.S. Global Notes will be deposited with the trustee, as custodian for DTC in New York, New York, and registered in the name of DTC or its nominee for credit to the accounts of DTC's Direct and Indirect Participants (as defined below). The notes offered and sold in offshore transactions in reliance on Regulation S, if any, initially will be in the form of one or more temporary, registered, global book-entry notes without interest coupons (the "Reg S Temporary Global Notes"). The Reg S Temporary Global Notes will be deposited with the trustee, as custodian for DTC, in New York, New York, and registered in the name of a nominee of DTC (a "Nominee") for credit to the accounts of Indirect Participants participating in DTC through the Euroclear System ("Euroclear") and Cedel Bank, societe anonyme ("CEDEL"). During the 40-day period commencing on the day after the later of the offering date and the original issue date of the notes (the "Distribution Compliance Period"), beneficial interests in the Reg S Temporary Global Notes may be held only through Euroclear or CEDEL, and, pursuant to DTC's procedures, Indirect Participants that hold a beneficial interest in the Reg S Temporary Global Notes will not be able to transfer that interest to a person that takes delivery in the form of an interest in the U.S. Global Notes. Within a reasonable time after the expiration of the Distribution Compliance Period, the Reg S Temporary Global Notes will be exchanged for one or more permanent global notes (the "Reg S Permanent Global Notes", collectively with the Reg S Temporary Global Notes, the "Reg S Global Notes") upon delivery to DTC of certification of compliance with the transfer restrictions applicable to the notes and pursuant to Regulation S as provided in the indenture. After the Distribution Compliance Period, (1) beneficial interests in the Reg S Permanent Global Notes may be transferred to a person that takes delivery in the form of an interest in the U.S. Global Notes and (2) beneficial interests in the U.S. Global Notes may be transferred to a person that takes delivery in the form of an interest in the Reg S Permanent Global Notes, provided, in each case, that the certification requirements described below are complied with. See "Transfers of Interests in One Global Note for Interests in Another Global Note." All registered global notes are referred to in this prospectus collectively as "Global Notes."

  Beneficial interests in all Global Notes and all Certificated Notes (as defined below), if any, will be subject to certain restrictions on transfer and will bear a restrictive legend as described in section 2.6(g) of the indenture. In addition, transfer of beneficial interests in any Global Notes will be subject to the applicable rules and procedures of DTC and its Direct or Indirect Participants (including, if applicable, those of Euroclear and CEDEL), which may change from time to time.

  The Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee in certain limited circumstances. Beneficial interests in the Global Notes may be exchanged for notes in certificated form in certain limited circumstances. See "Transfer of Interests in Global Notes for Certificated Notes."

  Initially, the trustee will act as paying agent and registrar. The notes may be presented for registration of transfer and exchange at the offices of the registrar.

Depository Procedures

  DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Direct Participants") and to facilitate the clearance and settlement of transactions in those securities between Direct Participants through electronic book-entry changes in accounts of Participants. The Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, including Euroclear and CEDEL. Access to DTC's system is also available to other entities that clear through or maintain a direct or indirect, custodial relationship with a Direct Participant (collectively, the "Indirect Participants").

  DTC has also advised the Company that, pursuant to DTC's procedures,

  (1) upon deposit of the Global Notes, DTC will credit the accounts of the Direct Participants designated by the initial purchasers with portions of the principal amount of the Global Notes that have been allocated to them by the initial purchasers, and

  (2) DTC will maintain records of the ownership interests of those Direct Participants in the Global Notes and the transfer of ownership interests by and between Direct Participants.

  DTC will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, Indirect Participants or other owners of beneficial interests in the Global Notes. Direct Participants and Indirect Participants must maintain their own records of the ownership interests of, and the transfer of ownership interests by and between, Indirect Participants and other owners of beneficial interests in the Global Notes.

  Investors in the U.S. Global Notes may hold their interests in those Notes directly through DTC if they are Direct Participants in DTC or indirectly through organizations that are Direct Participants in DTC. Investors in the Reg S Temporary Global Notes may hold their interests in those Notes directly through Euroclear or CEDEL or indirectly through organizations that are participants in Euroclear or CEDEL. After the expiration of the Distribution Compliance Period (but not earlier), investors may hold interests in the Reg S Global Notes through organizations other than Euroclear and CEDEL that are Direct Participants in the DTC system. Morgan Guaranty Trust Company of New York, Brussels office, is the operator and depository of Euroclear and Citibank, N.A. is the operator and depository of CEDEL (each a "Nominee" of Euroclear and CEDEL, respectively). Therefore, they will each be recorded on DTC's records as the holders of all ownership interests held by them on behalf of Euroclear and CEDEL, respectively. Euroclear and CEDEL must maintain on their own records the ownership interests, and transfers of ownership interests of, by and between their own customers' securities accounts. DTC will not maintain those records. All ownership interests in any Global Notes, including those of customers' securities accounts held through Euroclear or CEDEL, may be subject to the procedures and requirements of DTC.

  The laws of some states in the United States require that certain persons take physical delivery in definitive, certificated form, of securities that they own. This may limit or curtail the ability to transfer beneficial interests in a Global Note to those persons. Because DTC can act only on behalf of Direct Participants, which in turn act on behalf of Indirect Participants and others, the ability of a person having a beneficial interest in a Global Note to pledge that interest to persons or entities that are not Direct Participants in DTC, or to otherwise take actions in respect of those interests, may be affected by the lack of physical certificates evidencing those interests. For certain other restrictions on the transferability of the notes, see "Reg S Temporary and Reg S Permanent Global Notes" and "--Transfers of Interests in Global Notes for Certificated Notes."

  Except as described in "Transfers of Interests in Global Notes for Certificated Notes," owners of beneficial interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders of the notes under the indenture for any purpose.

  Under the terms of the indenture, the Company, the Guarantors and the trustee will treat the persons in whose names the notes are registered (including notes represented by Global Notes) as the owners of those Notes for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal, premium, Liquidated Damages, if any, and interest on Global Notes registered in the name of DTC or its nominee will be payable by the trustee to DTC or its nominee as the registered holder under the indenture. Consequently, neither the Company, the trustee nor any agent of the Company or the trustee has or will have any responsibility or liability for:

  (1) any aspect of DTC's records or any Direct Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Direct Participant's or Indirect Participant's records relating to the beneficial ownership interests in any Global Note or

  (2) any other matter relating to the actions and practices of DTC or any of its Direct Participants or Indirect Participants.

  DTC has advised the Company that its current payment practice (for payments of principal, interest and the like) with respect to securities such as the notes is to credit the accounts of the relevant Direct Participants with that payment on the payment date in amounts proportionate to those Direct Participants' respective ownership interests in the Global Notes as shown on DTC's records. Payments by Direct Participants and Indirect Participants to the beneficial owners of the notes will be governed by standing instructions and customary practices between them and will not be the responsibility of DTC, the trustee, the Company or the Guarantors. Neither the Company, the Guarantors nor the trustee will be liable for any delay by DTC or its Direct Participants or Indirect Participants in identifying the beneficial owners of the notes, and the Company and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the notes for all purposes.

  The Global Notes will trade in DTC's Same-Day Funds Settlement System and, therefore, transfers between Direct Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in immediately available funds. Transfers between Indirect Participants (other than Indirect Participants that hold an interest in the notes through Euroclear or CEDEL) that hold an interest through a Direct Participant will be effected in accordance with the procedures of that Direct Participant but generally will settle in immediately available funds. Transfers between and among Indirect Participants that hold interests in the notes through Euroclear and CEDEL will be effected in the ordinary way in accordance with their respective rules and operating procedures.

  Subject to compliance with the transfer restrictions applicable to the notes, cross-market transfers between Direct Participants in DTC, on the one hand, and Indirect Participants that hold interests in the notes through Euroclear or CEDEL, on the other hand, will be effected by Euroclear's or CEDEL's respective Nominee through DTC in accordance with DTC's rules on behalf of Euroclear or CEDEL; however, delivery of instructions relating to crossmarket transactions must be made directly to Euroclear or CEDEL, as the case may be, by the counterparty in accordance with the rules and procedures of Euroclear or CEDEL and within their established deadlines (Brussels time for Euroclear and UK time for CEDEL). Indirect Participants that hold interest in the notes through Euroclear and CEDEL may not deliver instructions directly to Euroclear's or CEDEL's Nominee. Euroclear or CEDEL will, if the transaction meets its settlement requirements, deliver instructions to its respective Nominee to deliver or receive interests on Euroclear's or CEDEL's behalf in the relevant Global Note in DTC, and make or receive payment in accordance with normal procedures for same-day fund settlement applicable to DTC.

  Because of time zone differences, the securities accounts of an Indirect Participant that holds an interest in the notes through Euroclear or CEDEL purchasing an interest in a Global Note from a Direct Participant in DTC will be credited, and any such crediting will be reported to Euroclear or CEDEL during the European business day immediately following the settlement date of DTC in New York. Although recorded in DTC's accounting records as of DTC's settlement date in New York, Euroclear and CEDEL customers will not have access to the cash amount credited to their accounts as a result of a sale of an interest in Reg S Permanent Global Note to a DTC Participant until the European business day for Euroclear or CEDEL immediately following DTC's settlement date.

  DTC has advised the Company that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Direct Participants to whose account interests in the Global Notes are credited and only in respect of that portion of the aggregate principal amount of the notes as to which that Direct Participant or Direct Participants has or have given direction. However, if there is an Event of Default under the notes, DTC may, without the direction of one or more of its Direct Participants, exchange Global Notes for legended notes in certificated form, and to distribute those certificated forms of notes to its Direct Participants. See "Transfers of Interests in Global Notes for Certificated Notes."

  Although DTC, Euroclear and CEDEL have agreed to the foregoing procedures to facilitate transfers of interests in the Reg S Global Notes and in the U.S. Global Notes among Direct Participants, including Euroclear and CEDEL, they are under no obligation to perform or to continue to perform those procedures, and those procedures may be discontinued at any time. None of the Company, the Guarantors, the initial purchasers or the trustee shall have any responsibility for the performance by DTC, Euroclear or CEDEL or their respective Direct and Indirect Participants of their respective obligations under the rules and procedures governing any of their operations.

  The information in this section concerning DTC, Euroclear and CEDEL and their book-entry systems has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

Reg S Temporary and Reg S Permanent Global Notes

  An Indirect Participant who holds an interest in the Reg S Temporary Global Notes through Euroclear or CEDEL must provide Euroclear or CEDEL, as the case may be, with a certificate in the form required by the indenture certifying that those Indirect Participant is either not a U.S. Person (as defined below) or has purchased such interests in a transaction that is exempt from the registration requirements under the Securities Act, and Euroclear or CEDEL, as the case may be, must provide to the trustee (or the paying agent, if other than the trustee) a certificate in the form required by the indenture prior to any exchange of those beneficial interests for beneficial interests in Reg S Permanent Global Notes.

  "U.S. Person" means:

  (1) any individual resident in the United States;

  (2) any partnership or corporation organized or incorporated under the laws of the United States;

  (3) any estate of which an executor or administrator is a U.S. person (other than an estate governed by foreign law and of which at least one executor or administrator is a non-U.S. Person who has sole or shared investment discretion with respect to its assets);

  (4) any trust of which any trustee is a U.S. Person (other than a trust of which at least one trustee is a non-U.S. Person who has sole or shared investment discretion with respect to its assets and no beneficiary of the trust (and no settler, if the trust is revocable) is a U.S. Person);

  (5) any agency or branch of a foreign entity located in the United States;

  (6) any non-discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

  (7) any discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States (other than such an account held for the benefit or account of a non-U.S. Person); or

  (8) any partnership or corporation organized or incorporated under the laws of a foreign jurisdiction and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act (unless it is organized or incorporated and owned by "accredited investors" within the meaning of Rule 501(a) under the Securities Act who are not natural persons, estates or trusts);

provided, however, that the, "U.S. Person" shall not include:

  (1) a branch or agency of a U.S. Person that is located and operating outside the United States for valid business purposes as a locally regulated branch or agency engaged in the banking or insurance business;

  (2) any employee benefit plan established and administered in accordance with the law, customary practices and documentation of a foreign country; and

  (3) the international organizations set forth in Section 902(o)(7) of Regulation S under the Securities Act and any other similar international organizations, and their agencies, affiliates and pension plans.

Transfers of Interests in One Global Note for Interests in Another Global Note

  Prior to the expiration of the Distribution Compliance Period, an Indirect Participant that holds an interest in the Reg S Temporary Global Note through Euroclear or CEDEL will not be permitted to transfer its interest to a U.S. Person who takes delivery in the form of an interest in U.S. Global Notes. After the expiration of the Distribution Compliance Period, an Indirect Participant that holds an interest in Reg S Global Notes will be permitted to transfer its interest to a U.S. Person who takes delivery in the form of an interest in U.S. Global Notes only upon receipt by the trustee of a written certification from the transferor to the effect that the transfer is being made in accordance with the restrictions on transfer set forth in section 2.6(g) of the indenture and set forth in the legend printed on the Reg S Permanent Global Notes.

  Prior to the expiration of the Distribution Compliance Period, a Direct or Indirect Participant that holds an interest in the U.S. Global Note will not be permitted to transfer its interests to any person that takes delivery in the form of an interest in the Reg S Temporary Global Notes. After the expiration of the Distribution Compliance Period, a Direct or Indirect Participant that holds an interest in U.S. Global Notes may transfer its interests to a person who takes delivery in the form of an interest in Reg S Permanent Global Notes only upon receipt by the trustee of a written certification from the transferor to the effect that the transfer is being made in accordance with Rule 904 of Regulation S.

  Transfers involving an exchange of a beneficial interest in Reg S Global Notes for a beneficial interest in U.S. Global Notes or vice versa will be effected by DTC by means of an instruction originated by the trustee through DTC/Deposit Withdraw at Custodian (DWAC) system. Accordingly, in connection with such transfer, appropriate adjustments will be made to reflect a decrease in the principal amount of the one Global Note and a corresponding increase in the principal amount of the other Global Note, as applicable. Any beneficial interest in the one Global Note that is transferred to a person who takes delivery in the form of the other Global Note will, upon transfer, cease to be an interest in such first Global Note and become an interest in such other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

Transfers of Interests in Global Notes for Certificated Notes

  An entire Global Note may be exchanged for definitive notes in registered, certificated form without interest coupons ("Certificated Notes") if:

  (1) DTC (x) notifies the Company that it is unwilling or unable to continue as depository for the Global Notes and the Company thereupon fails to appoint a successor depository within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act;

  (2) the Company, at its option, notifies the trustee in writing that it elects to cause the issuance of Certificated Notes; or

  (3) upon the request of the trustee or holders of a majority of the outstanding principal amount of notes, there shall have occurred and be continuing a Default or an Event of Default with respect to the notes;

provided that in no event shall the Reg S Temporary Global Security be exchanged by the Company for Certificated Notes prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the registrar of any certificates identified by the Company or its counsel to be required pursuant to Rule 903 or Rule 904 under the Securities Act. In any such case, the Company will notify the trustee in writing that, upon surrender by the Direct and Indirect Participants of their interest in such Global Note, Certificated Notes will be issued to each person that such Direct and Indirect Participants and DTC identify as being the beneficial owner of the related notes.

  Beneficial interests in Global Notes held by any Direct or Indirect Participant may be exchanged for Certificated Notes upon request to DTC, by that Direct Participant (for itself or on behalf of an Indirect Participant), or to the trustee in accordance with customary DTC procedures. Certificated Notes delivered in exchange for any beneficial interest in any Global Notes will be registered in the names, and issued in any approved denominations, requested by DTC on behalf of such Direct or Indirect Participant, in accordance with DTC's customary procedures.

  In all cases described herein, such Certificated Notes will bear the restrictive legend referred to in section 2.6(g) of the indenture unless the Company determines otherwise in compliance with applicable law.

  Neither the Company, the Guarantors nor the trustee will be liable for any delay by the holder of the Global Notes or DTC in identifying the beneficial owners of notes, and the Company and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of the Global Note or DTC for all purposes.

Transfers of Certificated Notes for Interests in Global Notes

  Certificated Notes may be transferred only if the transferor first delivers to the trustee a written certificate (and, in certain circumstances, an opinion of counsel) confirming that, in connection with the transfer, it has complied with the restrictions on transfer described in section 2.6(g) of the indenture.

Same Day Settlement and Payment

  The indenture requires that payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available same day funds to the accounts specified by the holders of interests in those Global Notes. With respect to Certificated Notes, the Company will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available same day funds to the accounts specified by the holders of those Notes or, if no such account is specified, by mailing a check to each such holder's registered address. The Company expects that secondary trading in the Certificated Notes will also be settled in immediately available funds.

             MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
                           FOR UNITED STATES HOLDERS

  The following discussion is the opinion of Latham & Watkins, our counsel, as to the material federal income tax income consequences expected to result to you if you exchange your private notes for exchange notes in the exchange offer. This opinion is based on:

  . the facts described in the registration statement of which this prospectus is a part,

  . the Internal Revenue Code of 1986, as amended,

  . current, temporary and proposed treasury regulations promulgated under the Internal Revenue Code,

  . the legislative history of the Internal Revenue Code,

  . current administrative interpretations and practices of the Internal
    Revenue Service, and

  . court decisions,

all as of the date of this prospectus. In addition, the administrative interpretations and practices of the Internal Revenue Service include its practices and policies as expressed in private letter rulings that are not binding on the Internal Revenue Service, except with respect to the particular taxpayers who requested and received those rulings. Future legislation, treasury regulations, administrative interpretations and practices and/or court decisions may adversely affect, perhaps retroactively, the tax considerations contained in this discussion. Any change could apply retroactively to transactions preceding the date of the change. The tax considerations contained in this discussion may be challenged by the Internal Revenue Service and may not be sustained by a court if challenged by the Internal Revenue Service, and we have not requested, and do not plan to request, any rulings from the Internal Revenue Service concerning the tax treatment of the exchange of private notes for the exchange notes.

  Certain holders may be subject to special rules not discussed below, including, without limitation:

  . insurance companies;

  . financial institutions or broker-dealers;

  . tax-exempt organizations;

  . stockholders holding securities as part of a conversion transaction, or a hedge or hedging transaction or as a position in a straddle for tax purposes;

  . foreign corporations or partnerships; and

  . persons who are not citizens or residents of the United States.

You should consult your tax advisor as to the particular tax consequences of exchanging private notes for exchange notes, including the applicability and effect of any state, local or foreign laws.

  The exchange of private notes for exchange notes will be treated as a "non-event" for federal income tax purposes, because the exchange notes will not be considered to differ materially in kind or extent from the private notes. Therefore, no material federal income tax consequences will result to you from exchanging private notes for exchange notes.

                              PLAN OF DISTRIBUTION

  Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Broker-dealers may use this prospectus, as it may be amended or supplemented from time to time, in connection with the resale of exchange notes received in exchange for private notes where the broker-dealer acquired the private notes as a result of market-making activities or other trading activities. We have agreed that for a period of up to one year after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer that requests it in the letter of transmittal for use in connection with any such resale.

  We will not receive any proceeds from any sale of exchange notes by broker-dealers or any other persons. Broker-dealers may sell exchange notes received by broker-dealers for their own account pursuant to the exchange offer from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Broker-dealers may resell exchange notes directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of the exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on any resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  We have agreed to pay all expenses incident to our performance of, or compliance with, the registration rights agreement and will indemnify you (including any broker-dealers), and certain parties related to you, against certain liabilities, including liabilities under the Securities Act.

  By its acceptance of the exchange offer, any broker-dealer that receives exchange notes pursuant to the exchange offer agrees to notify us before using the prospectus in connection with the sale or transfer of exchange notes. The broker-dealer further acknowledges and agrees that, upon receipt of notice from us of the happening of any event which makes any statement in the prospectus untrue in any material respect or which requires the making of any changes in the prospectus to make the statements in the prospectus not misleading or which may impose upon us disclosure obligations that my have a material adverse effect on us (which notice we agree to deliver promptly to the broker-dealer), the broker-dealer will suspend use of the prospectus until we have notified the broker-dealer that delivery of the prospectus may resume and have furnished copies of any amendment or supplement to the prospectus to the broker-dealer.

                                 LEGAL MATTERS

  Latham & Watkins, Los Angeles, California, will pass upon certain legal matters for us. Certain partners of Latham & Watkins, members of their families, related persons and others have an indirect interest in, through a limited partnership, less than 1% of Holdings' common stock and series A preferred stock. Those persons do not have the power to vote or dispose of the shares.

                              INDEPENDENT AUDITORS

  The financial statements included in this registration statement have been audited by various independent accountants. The companies and periods covered by these audits are indicated in the individual accountants' reports. These financial statements have been so included in reliance on the reports of the various independent accountants given on the authority of those firms in auditing and accounting.

                             AVAILABLE INFORMATION

  We are not currently subject to the periodic reporting and other information requirements of the Exchange Act. We will become subject to the requirements upon the effectiveness of the registration statement. Pursuant to the indenture, we have agreed that for so long as the notes remain outstanding, we will furnish to you (1) annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act and (2) any other information, documents and other reports that we would be required to filed with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act. In addition, whether or not required by the rules and regulations of the SEC, we will also agree to file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept the filing) and make the information available to securities analysts and prospective investors upon request.

  This prospectus constitutes part of a registration statement on Form S-4 filed under the Securities Act with respect to the exchange notes to be issued in the exchange offer. As permitted by the SEC rules, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the SEC, at the public reference facilities maintained by the SEC in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference facilities. You may also access filed documents at the SEC's web site at http://www.sec.gov.

  Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

                         INDEX TO FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----
City Truck Holdings, Inc. and Subsidiaries
Report of Independent Accountants........................................   F-3
Consolidated Balance Sheets at December 31, 1997 and 1998................   F-4
Consolidated Statements of Income for the Years Ended December 31, 1996,
 1997 and 1998...........................................................   F-5
Consolidated Statements of Stockholders' Equity for the Years Ended
 December 31, 1996, 1997 and 1998........................................   F-6
Consolidated Statements of Cash Flows for the Years Ended December 31,
 1996, 1997, and 1998....................................................   F-7
Notes to Consolidated Financial Statements...............................   F-8
Stone Heavy Duty, Inc.
Report of Independent Accountants........................................  F-22
Combined Balance Sheets at December 31, 1996, 1997 and at June 19, 1998..  F-23
Combined Statements of Income and Retained Earnings for the Years Ended
 December 31, 1996, 1997 and for the period from January 1, 1998 through
 June 19, 1998...........................................................  F-24
Combined Statements of Cash Flows for the Years Ended December 31, 1996,
 1997, and for the period from January 1, 1998 through June 19, 1998.....  F-25
Notes to Combined Financial Statements...................................  F-26
Associated Brake Supply, Inc. and Affiliate
Report of Independent Accountants........................................  F-31
Consolidated Balance Sheets at December 26, 1997 and at December 31,
 1998....................................................................  F-32
Consolidated Statements of Income for the Years Ended December 27, 1996,
 December 26, 1997 and December 31, 1998.................................  F-33
Consolidated Statements of Stockholders' Equity for the Years Ended
 December 27, 1996, December 26, 1997 and December 31, 1998..............  F-34
Consolidated Statements of Cash Flows for the Years Ended December 27,
 1996, December 26, 1997 and December 31, 1998...........................  F-35
Notes to Consolidated Financial Statements...............................  F-36
Vantage Parts
Combined Balance Sheets at December 31, 1997 and 1998 (Unaudited)........  F-43
Combined Statements of Income for the Years Ended December 31, 1996, 1997
 and 1998 (Unaudited)....................................................  F-44
Combined Statements of Cash Flows for the Years Ended December 31, 1996,
 1997, and 1998 (Unaudited)..............................................  F-45
Notes to Combined Financial Statements (Unaudited).......................  F-46
Truck and Trailer Parts, Inc. and Affiliate
Report of Independent Accountants........................................  F-51
Combined Balance Sheets at December 31, 1996, 1997, and at September 30,
 1998....................................................................  F-52
Combined Statements of Income and Stockholders' Equity for the Years
 Ended December 31, 1996, 1997 and for the nine month period ended
 September 30, 1998......................................................  F-53
Combined Statements of Cash Flows for the Years Ended December 31, 1996,
 1997 and for the nine month period ended September 30, 1998.............  F-54
Notes to Combined Financial Statements...................................  F-55
Connecticut Driveshaft, Inc.
Independent Auditor's Report.............................................  F-60
Balance Sheet at September 30, 1998......................................  F-61
Statement of Income for the nine months ended September 30, 1998.........  F-62
Statement of Retained Earnings for the nine months ended September 30,
 1998....................................................................  F-62
Statement of Cash Flows for the nine months ended September 30, 1998.....  F-63
Notes to the Financial Statements........................................  F-64

                         INDEX TO FINANCIAL STATEMENTS

                                                                          Page
                                                                          ----
Truckparts, Inc.
Independent Auditor's Report............................................. F-67
Balance Sheets at September 30, 1997 and 1998............................ F-68
Statements of Income for the Years Ended September 30, 1997 and 1998..... F-69
Statements of Retained Earnings for the Years Ended September 30, 1997
 and 1998................................................................ F-69
Statements of Cash Flows for the Years Ended September 30, 1997 and
 1998.................................................................... F-70
Notes to the Financial Statements........................................ F-71
Tisco, Inc. and Tisco of Redding, Inc.
Independent Auditor's Report............................................. F-76
Combined Balance Sheet at September 30, 1998............................. F-77
Combined Statement of Income for the Year Ended September 30, 1998....... F-78
Combined Statement of Stockholders' Equity for the Year Ended September
 30, 1998................................................................ F-79
Combined Statement of Cash Flows for the Year Ended September 30, 1998... F-80
Notes to the Combined Financial Statements............................... F-81

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of City Truck Holdings, Inc. and Subsidiaries

  In our opinion, the accompanying consolidated balance sheets and related consolidated statements of income, stockholders' equity and cash flows present fairly, in all material respects, the financial position of City Truck Holdings, Inc. and Subsidiaries (the "Company") at December 31, 1997 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule listed in Item 21 of this Form S-4, presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These consolidated financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP
March 31, 1999
Chicago, IL

                   CITY TRUCK HOLDINGS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                         At December 31, 1997 and 1998
                 (amounts in thousands, except for share data)

                                                              1997      1998
                                                            --------  --------
                          ASSETS
                          ------
Current assets:
  Cash and cash equivalents................................ $    191  $  8,328
  Trade accounts receivable, less allowance for doubtful
   accounts of $13 and $1,149 in 1997 and 1998.............    5,146    18,099
  Inventories, net.........................................   15,476    41,453
  Prepaid expenses.........................................      254        55
  Deferred tax asset.......................................      --      2,588
  Current portion of patronage dividend receivable.........    1,751     2,108
  Advances to shareholders and employees...................      271         6
                                                            --------  --------
    Total current assets...................................   23,089    72,637
  Property, plant and equipment, net.......................    9,030    13,613
  Deferred financing fees..................................      --      5,424
  Goodwill and other intangibles, net......................       99    55,496
  Deferred tax asset.......................................      --     12,516
  Other assets.............................................      985     4,238
                                                            --------  --------
    Total assets........................................... $ 33,203  $163,924
                                                            ========  ========
           LIABILITIES AND STOCKHOLDERS' EQUITY
           ------------------------------------
Current liabilities:
  Short-term borrowings.................................... $  2,839  $    --
  Line of credit...........................................      677       --
  Note payable.............................................      150       161
  Current portion of long-term debt........................      261       --
  Accounts payable.........................................    4,694    14,105
  Accrued interest.........................................      --      5,217
  Accrued liabilities relating to the acquisitions.........      --      2,279
  Other accrued liabilities................................      596     7,488
                                                            --------  --------
    Total current liabilities..............................    9,217    29,250
Long-term debt.............................................    3,213   100,000
Line of credit.............................................      --     18,200
Subordinated debt--related parties.........................    8,755       --
Commitments and contingencies
Stockholders' equity:
  Series A Preferred Stock, par value $.01 per share
   Outstanding: none in 1997 and 435,750 shares in 1998....      --     43,575
  Common Stock, par value $1.00 and $.01 per share,
   respectively
   Outstanding: 938 shares in 1997 and 108,834 in 1998.....        2         1
  Additional paid-in capital...............................      518    14,325
  Treasury shares..........................................     (810)      --
  Retained earnings (deficit)..............................   12,308   (41,427)
                                                            --------  --------
    Total stockholders' equity.............................   12,018    16,474
                                                            --------  --------
    Total liabilities and stockholders' equity............. $ 33,203  $163,924
                                                            ========  ========

    The accompanying notes are integral part of these consolidated financial statements.

                   CITY TRUCK HOLDINGS, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
              For the years ended December 31, 1996, 1997 and 1998
                             (amounts in thousands)

                                                      1996     1997      1998
                                                     -------  -------  --------
Net sales........................................... $52,609  $57,837  $103,295
Cost of sales.......................................  33,283   36,611    65,855
                                                     -------  -------  --------
Gross profit........................................  19,326   21,226    37,440
Selling, general, and administrative expenses.......  14,390   16,143    31,030
                                                     -------  -------  --------
    Operating income................................   4,936    5,083     6,410
Other income (expenses):
  Interest expense..................................    (722)    (841)   (6,519)
  Interest income...................................      94       65       624
  Other income......................................      40       58        86
                                                     -------  -------  --------
Income before income taxes..........................   4,348    4,365       601
Income tax expense (benefit)........................      53       93      (687)
                                                     -------  -------  --------
Net income and comprehensive income................. $ 4,295  $ 4,272  $  1,288
                                                     =======  =======  ========
Supplemental pro forma income data:
  Pro forma income taxes............................ $ 1,731  $ 1,737  $    239
                                                     -------  -------  --------
  Pro forma net income.............................. $ 2,617  $ 2,628  $    362
                                                     =======  =======  ========


  The accompanying notes are an integral part of these consolidated financial statements.

                  CITY TRUCK HOLDINGS, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

             For the Years Ended December 31, 1996, 1997 and 1998
                 (amounts in thousands, except for share data)

                                                                    HDA Parts                    City Truck
                     City Truck      HDA Parts                    System, Inc.     City Truck     Holdings,
                     and Trailer   System, Inc.     HDA Parts       Series B        Holdings,   Inc. Series A
                     Parts, Inc.      Bridge      System, Inc.      Preferred      Inc. Common    Preferred   City Truck
                    Common Stock    Securities    Common Stock        Stock           Stock         Stock     and Trailer
                    -------------- -------------  --------------  --------------  ------------- ------------- Parts, Inc.
                     Par   Paid In  Par  Paid in   Par   Paid In   Par   Paid In   Par  Paid In  Par  Paid in  Treasury
                    Value  Capital Value Capital  Value  Capital  Value  Capital  Value Capital Value Capital    Stock
                    -----  ------- ----- -------  -----  -------  -----  -------  ----- ------- ----- ------- -----------
Balance at
January 1,
1996............    $  2    $493   $--   $  --    $--    $   --   $--    $   --   $--   $   --  $--   $   --   $   (810)
Net Income and
Comprehensive
Income..........
Distribution to
Owners..........
                    ----    ----   ----  ------   ----   -------  ----   -------  ----  ------- ----  -------  --------
Balance at
December 31,
1996............       2     493    --      --     --        --    --        --    --       --   --       --       (810)
Net Income and
Comprehensive
Income..........
Capital
Contribution....              25
Distributions to
Owners..........
                    ----    ----   ----  ------   ----   -------  ----   -------  ----  ------- ----  -------  --------
Balance at
December 31,
1997............       2     518    --      --     --        --    --        --    --       --   --       --       (810)
Distribution to
Owners..........
Stock Repurchase
of City Truck
and Trailer
Parts, Inc. ....                                                                                                (25,821)
Recapitalization..    (2)   (518)                    1        56     3    24,940                                 26,631
Recapitalization
Fees and Other..
Creation of
deferred tax
asset for
intangibles.....                                          14,217
Issuance of
Bridge
Securities......                    --    6,000
Repayment of
Bridge
Securities......                    --   (6,000)
Issuance for of
HDA stock for
Acquisition of
Stone Heavy
Stone...........                                   --          7   --      2,993
Issuance of HDA
stock...........                                   --         30     1    10,300
Formation and
Issuance of City
Truck Holdings,
Inc. stock......                                    (1)  (14,310)   (4)  (38,233)    1   14,310    4   38,233
Issuance for
City Truck
Holdings, Inc.
stock for Truck
and Trailer,
Inc.
Acquisition.....                                                                   --         7  --     2,993
Issuance for
City Truck
Holdings, Inc.
stock
Truckparts, Inc.
Acquisition.....                                                                   --         5  --     1,995
Issuance of City
Truck Holdings,
Inc. stock......                                                                   --         3  --       350
Net Income and
Comprehensive
Income..........
                    ----    ----   ----  ------   ----   -------  ----   -------  ----  ------- ----  -------  --------
Balance at
December 31,
1998............    $--     $--    $--   $  --    $--    $   --   $--    $   --   $  1  $14,325 $  4  $43,571  $    --
                    ====    ====   ====  ======   ====   =======  ====   =======  ====  ======= ====  =======  ========
                    Retained      Total
                    Earnings  Shareholders'
                    (Deficit)    Equity
                    --------- -------------
Balance at
January 1,
1996............    $  7,896     $ 7,581
Net Income and
Comprehensive
Income..........       4,295       4,295
Distribution to
Owners..........      (2,283)     (2,283)
                    --------- -------------
Balance at
December 31,
1996............       9,908       9,593
Net Income and
Comprehensive
Income..........       4,272       4,272
Capital
Contribution....         --           25
Distributions to
Owners..........      (1,872)     (1,872)
                    --------- -------------
Balance at
December 31,
1997............      12,308      12,018
Distribution to
Owners..........      (1,390)     (1,390)
Stock Repurchase
of City Truck
and Trailer
Parts, Inc. ....                 (25,821)
Recapitalization..   (51,111)        --
Recapitalization
Fees and Other..      (2,522)     (2,522)
Creation of
deferred tax
asset for
intangibles.....                  14,217
Issuance of
Bridge
Securities......                   6,000
Repayment of
Bridge
Securities......                  (6,000)
Issuance for of
HDA stock for
Acquisition of
Stone Heavy
Stone...........                   3,000
Issuance of HDA
stock...........                  10,331
Formation and
Issuance of City
Truck Holdings,
Inc. stock......                     --
Issuance for
City Truck
Holdings, Inc.
stock for Truck
and Trailer,
Inc.
Acquisition.....                   3,000
Issuance for
City Truck
Holdings, Inc.
stock
Truckparts, Inc.
Acquisition.....                   2,000
Issuance of City
Truck Holdings,
Inc. stock......                     353
Net Income and
Comprehensive
Income..........       1,288       1,288
                    --------- -------------
Balance at
December 31,
1998............    $(41,427)    $16,474
                    ========= =============

                   CITY TRUCK HOLDINGS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

              For the Years Ended December 31, 1996, 1997 and 1998
                             (amounts in thousands)

                                                    1996      1997      1998
                                                   -------  --------  --------
Operating Activities:
 Net income......................................  $ 4,295  $  4,272  $  1,288
 Adjustments to reconcile net income to net cash
  provided by operating activities:
   Depreciation..................................      877     1,187     1,752
   Amortization..................................       59        54       863
   Gain on sale of property and equipment........      (40)      (58)      (86)
   Changes in operating assets and liabilities
    net of effect of acquisitions:
     Accounts receivable.........................      278      (910)       40
     Patronage dividend receivable...............     (375)     (387)     (868)
     Inventories.................................      770    (2,285)   (1,366)
     Prepaid expenses............................     (139)      (89)      299
     Advances to shareholders and employees......      (11)     (259)      265
     Other assets................................      (17)       28      (721)
     Accounts payable............................     (349)     (499)   (1,634)
     Accrued liabilities.........................       54        77     7,113
                                                   -------  --------  --------
      Net cash provided by operating activities..    5,402     1,131     6,945
 Investing activities:
 Acquisition of property and equipment...........   (4,301)   (1,627)   (1,668)
 Proceeds from sale of property and equipment....       54        98       116
 Acquisitions, net of cash acquired..............      --        --    (74,527)
                                                   -------  --------  --------
      Net cash used by investing activities......   (4,247)   (1,529)  (76,079)
 Financing activities:
 Short term borrowings...........................     (233)    2,412    (4,716)
 Proceeds of short term revolving line of
  credit.........................................    1,300    10,680       --
 Payments of short term revolving line of
  credit.........................................   (1,600)  (10,503)     (677)
 Proceeds on long term revolving line of credit
  (net of fees)..................................      --        --     68,481
 Payments on long term revolving line of credit..      --        --    (51,993)
 Principal payment of long term debt.............     (775)     (455)  (10,802)
 Proceeds from issuance of long term debt (net of
  fees)..........................................    2,361       150    95,931
 Payments for stock repurchase...................      --        --    (25,821)
 Payments of recapitalization fees...............      --        --     (2,522)
 Proceeds from issuance of Preferred Stock.......      --        --     10,651
 Proceeds from issuance of Common Stock..........      --        --         33
 Distribution to owners..........................   (2,283)   (1,872)   (1,294)
 Contribution to stockholders' equity............      --         25       --
                                                   -------  --------  --------
      Net cash used by financing activities......   (1,230)      437    77,271
                                                   -------  --------  --------
Increase (decrease) in cash and cash
 equivalents.....................................      (75)       39     8,137
Cash and cash equivalents at beginning of year...      227       152       191
                                                   -------  --------  --------
Cash and cash equivalents at end of year.........  $   152  $    191  $  8,328
                                                   =======  ========  ========
Supplemental disclosure of cash flow information:
 Cash paid for interest..........................  $   620  $    841  $  1,214
 Cash paid for income taxes......................       42        77       273
Details of Acquisitions
 Fair value of assets and liabilities acquired...  $   --   $    --   $ 83,226
 Less equity payments............................      --        --      8,000
                                                   -------  --------  --------
 Cash paid.......................................      --        --     75,226
 Less cash acquired..............................      --        --        699
                                                   -------  --------  --------
   Net cash paid for acquisitions................  $   --   $    --   $ 74,527
                                                   =======  ========  ========

  The accompanying notes are an integral part of these consolidated financial statements.

                   CITY TRUCK HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (amounts in thousands, except for share data)

Note 1--Accounting Policies

 Basis of Presentation

  The consolidated financial statements are presented on the basis of accounting principles that are generally accepted in the United States. All professional standards that are effective as of December 31, 1998 have been taken into consideration in preparing the financial statements. On June 1, 1998, BABF City Corp. purchased 80% of the outstanding capital stock of City Truck and Trailer Parts, Inc. At December 31, 1998, this interest had reduced to 53% as a result of various capital transactions.

 Description of the Companies

  As of May 29, 1998, City Truck and Trailer Parts of Tennessee, Inc., City Truck and Trailer Parts of Alabama, Inc., City Truck and Trailer Parts of Alabama LLC, and City Friction, Inc. were merged into City Truck and Trailer Parts, Inc., an Alabama Corporation. All of these companies were under common control. The stockholders of City Truck and Trailer Parts of Tennessee, Inc., City Truck and Trailer Parts of Alabama, Inc. and City Friction, Inc. converted their shares into 498 shares of City Truck and Trailer Parts, Inc., such that these three companies became wholly owned subsidiaries of City Truck and Trailer Parts, Inc. The members of City Truck and Trailer Parts of Alabama LLC contributed all of their equity interest to City Truck and Trailer Parts, Inc. in exchange for 30 shares of common stock in City Truck and Trailer Parts, Inc. and as a result became a wholly owned subsidiary. The merger has been accounted for in a manner similar to a pooling of interests under Accounting Principles Board Opinion No. 16. Accordingly, all prior period consolidated and combined financial statements presented have been restated to include the combined results of operations, financial position and cash flows of these companies as though they had always been a part of City Truck and Trailer Parts, Inc. These companies previously followed consistent accounting policies and there were no adjustments to the book value of their assets and liabilities.

  City Transportation, Inc., at net book value $94, a wholly owned subsidiary of City Truck and Trailer Parts, Inc. was retained by the prior owners. This has been accounted for as a dividend distribution at net book value on the statement of stockholders' equity as a distribution to owners.

  On June 19, 1998, City Truck and Trailer Parts, Inc. converted its 457 shares of existing $1 par common stock into 57,227 shares of $0.01 par value common stock ("HDA stock") and 249,427 shares of $0.01 par 6% preferred stock ("Series B Preferred Stock").

  On July 8, 1998, City Truck and Trailer Parts, Inc. was renamed HDA Parts System Inc.

  On September 30, 1998, City Truck Holdings, Inc., a Delaware corporation, was formed by the share for share exchange of stock in HDA Parts System, Inc. for stock in City Truck Holdings, Inc. City Truck Holdings, Inc. is a holding company which has no operations or debt, except for its guarantee of HDA Parts System, Inc.

  On June 1, 1998, City Truck and Trailer Parts, Inc. issued $6,000 of redeemable, non-convertible, non-voting preferred stock (the "Bridge Securities"). In July, 1998, the Bridge Securities were redeemed.

                   CITY TRUCK HOLDINGS, INC. AND SUBSIDIARIES

                 (amounts in thousands, except for share data)


  At December 31, 1998, the consolidated financial statements for City Truck Holdings, Inc. include its wholly owned subsidiary HDA Parts System, Inc. whose operations include Stone Heavy Duty, Inc., Truck and Trailer Parts, Inc., Connecticut Driveshaft, Inc., Truckparts, Inc., and Tampa Brake and Supply Co., Inc. since their dates of acquisition.

 Nature of Operations

  City Truck and Trailer Parts, Inc. is a Birmingham, Alabama based operator of 17 branch locations, including 13 which provide machine shop services, in Alabama, Georgia, Kentucky, Mississippi, and Tennessee. City Truck also operates a remanufacturing business for brake shoes, drivelines, transmissions and rear axles.

  Stone Heavy Duty, Inc., based in Raleigh, North Carolina operates 18 branch locations, including three which provide drive-in service facilities and 14 which provide machine shop services in North Carolina, South Carolina, Tennessee, Virginia and West Virginia. Stone also operates a remanufacturing business for brake shoes, drivelines, hydraulic systems, transmissions and rear axles.

  Truck and Trailer Parts, Inc. is an Atlanta-based heavy duty vehicle parts distributor which operates seven branch locations in Florida, Georgia, North Carolina, South Carolina and Texas.

  Connecticut Drive Shaft, Inc. is a distributor of heavy duty vehicle parts which repairs and rebuilds driveshafts, brake shoes, and brake drums. The Company operates six locations in Connecticut and Massachusetts.

  Truckparts, Inc. is a distributor of heavy duty vehicle parts which operates four locations in Connecticut.

  Tampa Brake and Supply Co., Inc. operates five branches in Florida. Tampa Brake and Supply Co., Inc. is a distributor of heavy duty vehicle parts and a provider of brake related services for medium and heavy duty trucks.

 Principles of Consolidation

  The consolidated financial statements include the accounts of the company and all subsidiary companies. All material intercompany transactions have been eliminated in consolidation.

 Segment Information

  In June 1997, the FASB issued SFAS Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information." This statement, effective for financial statements for fiscal years beginning after December 15, 1997, requires that a public business enterprise report financial and descriptive information about its reportable operating segments. Generally, financial information is required to be reported on the basis that it is used internally for evaluating segment performance and deciding how to allocate resources to segments. Based on this criteria, the Company has determined that it operates in one business segment, that being the distribution of heavy duty vehicle

                   CITY TRUCK HOLDINGS, INC. AND SUBSIDIARIES

                 (amounts in thousands, except for share data)

parts in the United States. Thus, all information required by SFAS No. 131 is included in the Company's financial statements. No single customer represented more than 10% of the Company's total sales in 1998, 1997 and 1996.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash and Cash Equivalents

  Cash and cash equivalents consists of highly liquid instruments with original maturities of three months or less from the date of purchase.

 Inventories

  Inventories are stated at the lower of cost or market. Cost is determined using either the first-in, first-out (FIFO) or average-costs basis.

 Property, Plant and Equipment

  Property, plant and equipment is carried at cost less accumulated depreciation and amortization. The Company provides for depreciation and amortization of property and equipment using the straight-line method over the following estimated useful lives:

   Classification                                     Depreciation Lives
   --------------                                     ------------------
   Buildings and building improvements........ 40 years or the life of the lease
   Furniture and fixtures..................... 7 years
   Vehicles................................... 6 years
   Machinery and equipment.................... 3-8 years

  When assets are retired or otherwise disposed of, the assets and related allowances for depreciation and amortization are eliminated from the accounts and any resulting gain or loss is reflected in income.

 Goodwill and Other Intangibles

  Goodwill represents the excess of the purchase cost over the fair value of net assets acquired in a business and is presented net of accumulated amortization. Amortization of goodwill is recorded on a straight line basis over 40 years. Other intangibles are amortized over the useful lives of these assets which range from 5 to 9 years. When facts and circumstances indicate impairment, the Company reviews goodwill and other intangibles to assess recoverability from estimated future results of operations and cash flows.

                   CITY TRUCK HOLDINGS, INC. AND SUBSIDIARIES

                 (amounts in thousands, except for share data)


 Revenue Recognition

  Revenue is recognized when products are shipped. Sales for core parts are recorded net of exchanges and "core" credits. Cores, which are reusable components of originally purchased parts, may be exchanged for credit at the time of a sale or within a specified period. Returned cores are either returned to the vendor for credit or remanufactured.

 Preopening Expense

  Expenses associated with the opening of new branch locations are expensed in the period such costs are incurred.

 Income Taxes

  Prior to the recapitalization on May 29, 1998, with the exception of Truckparts, Inc. all of the companies included within these financial statements, with the consent of its shareholders and members, had elected under the Internal Revenue Code to be taxed as an S Corporation or a limited liability company. In lieu of corporate income taxes, the stockholders of an S corporation and the members of a limited liability company are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes had been included in the financial statements for 1996 and 1997.

  Concurrent with the recapitalization, the Company elected to be taxed as a C corporation and is subject to income taxes on its profits in 1998. The Company then set up a deferred tax asset of $15,104, increasing paid in capital by $14,217 and recognized $887 net income. The Company applies an asset and liability approach to accounting for income taxes. Deferred tax liabilities and assets are recognized for the expected future tax consequences of temporary differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the years in which the differences are expected to reverse. Supplemental pro-forma net income included on the income statement is calculated by applying an income tax rate of 39.8% to the historical income before taxes.

 Deferred Financing Costs

  In connection with establishing a revolving credit facility in June, 1998 and the private placement of debt in July, 1998 the Company incurred various financing costs which have been deferred on the Company's balance sheet and are being amortized over the terms of the agreements.

 Stock Based Compensation

  The Company has elected to follow the disclosure requirements of SFAS No. 123, "Accounting for Stock-Based Compensation" only and continues to account for stock based compensation under the basis of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees". During 1998, shares of common stock and shares of preferred stock were issued to certain employees who purchased the stock at the fair market value at the date of the issue. No stock options have been authorized or issued during 1998.

                   CITY TRUCK HOLDINGS, INC. AND SUBSIDIARIES

                 (amounts in thousands, except for share data)


 Reclassifications

  Certain amounts for the years ended December 31, 1996 and 1997 were reclassified to conform to the current year presentation.

Note 2--Inventories

  At December 31, inventories consist of the following:

                                                                  1997    1998
                                                                 ------- -------
   Parts inventory.............................................. $14,290 $35,959
   Cores........................................................   1,186   5,494
                                                                 ------- -------
                                                                 $15,476 $41,453
                                                                 ======= =======

Note 3--Property, Plant and Equipment

  Property, plant and equipment consisted of the following as of December 31:


                                                                1997     1998
                                                               -------  -------
   Land....................................................... $   --   $    20
   Buildings and building improvements........................   4,668    7,732
   Furniture and fixtures.....................................     713      920
   Vehicles...................................................   3,796    3,862
   Machinery and equipment....................................   5,694    7,907
   Construction in progress...................................      18      --
   Less: accumulated depreciation.............................  (5,859)  (6,828)
                                                               -------  -------
   Net property, plant and equipment.......................... $ 9,030  $13,613
                                                               =======  =======

Note 4--Goodwill and Other Intangibles

  At December 31, goodwill and other intangibles consists of:


                                                                 1997    1998
                                                                 -----  -------
   Goodwill..................................................... $  24  $54,313
   Other intangibles............................................   252    1,865
   Less: accumulated amortization...............................  (177)    (682)
                                                                 -----  -------
   Net goodwill and other intangibles........................... $  99  $55,496
                                                                 =====  =======

  Goodwill represents the cost in excess of the fair value of the net assets of companies acquired in purchase transactions. Other intangibles assets have been recognized for covenants not to compete and a specific beneficial customer agreement arising from purchase transactions. The Company has charged $44, $44 and $505 in 1996, 1997 and 1998, respectively, for amortization of goodwill and other intangibles.

                   CITY TRUCK HOLDINGS, INC. AND SUBSIDIARIES

                 (amounts in thousands, except for share data)


Note 5--Borrowings

 Revolving Line of Credit

  The Company had a maximum availability of $5.0 million at December 31, 1997 on a line of credit from a bank with interest payable at the 90-day LIBOR (London Interbank Offered Rate) plus 1.5%. The interest rate at December 31, 1997, was 7.2 %. The Company had pledged as collateral accounts receivable and inventory. The Company's outstanding balance at December 31, 1997 was $677.

  At December 30, 1998, the Company increased its maximum availability to $85.0 million on a revolving line of credit from a bank with interest based on the LIBOR rate plus applicable margin, at 2.3% or, at the Company's option, several other common indices. The interest rate at December 31, 1998, was 7.8%. The Company has pledged all of the Company's assets as collateral. The Company's outstanding balance at December 31, 1998 was $18.2 million. The revolving line of credit expires in 2004. The weighted average interest rate on short-term borrowings outstanding as of December 31, 1997 and 1998 are 7.2% and 7.8%, respectively.

 Senior Subordinated Notes

  On July 31, 1998, the Company issued $100.0 million of 12% Senior subordinated notes (the "Senior Subordinated Notes") due 2005 and received approximately $96.0 million of proceeds after discounts, commissions and fees. Interest on these notes is paid semi-annually on February 1, and August 1 commencing February 1, 1999. The Senior Subordinated Notes may be redeemed at the option of the Company, in whole or in part, at any time on or after August 1, 2002 at the redemption prices set forth in the Indenture, plus accrued and unpaid interest and liquidated damages, if any, to the date of redemption. In addition, at any time prior to August 1, 2001, the Company may redeem up to 35% of the aggregate principal amount of notes originally issued at a redemption price equal to 112% of the aggregate principal amount thereof, plus accrued and unpaid interest out of the proceeds of public equity offerings.

  In connection with the issuance of the Senior Subordinated Notes, the Company entered into a registration rights agreement that required it to file a registration statement by December 28, 1998 and to use its best efforts to cause the registration to become effective by March 13, 1999. The Company did not comply with the obligations to file and have a registration statement declared effective as set forth above. The Company is currently paying the holders of the notes liquidated damages as set forth in the registration rights agreements which are not material to the consolidated financial statements.

 Notes Payable

  The Company had a note payable for $1,654 at December 31, 1997 to a finance company. The interest rate was 5% until 1999, and at prime thereafter. Interest was payable semi-annually until its maturity in 2005. This note was collateralized by the Company's equipment. This note was repaid on May 29, 1998, concurrent with the recapitalization.

                   CITY TRUCK HOLDINGS, INC. AND SUBSIDIARIES

                 (amounts in thousands, except for share data)


  At December 31, 1997, the Company had certain subordinated notes payable to stockholders. The interest rate at the applicable federal borrowing rate was 5.5% at December 31, 1997. These notes were collateralized by accounts receivable and inventory. The principal balances due on these notes were $8,755 on December 31, 1997. This note was repaid on May 29, 1998, concurrent with the recapitalization.

  The Company had a note payable for $1,820 at December 31, 1997 with a bank. The interest was at LIBOR plus 1.5% (7.18% at December 31, 1997). Interest was due monthly until its maturity in 2002. This rate was collateralized by accounts receivable, inventory and leasehold improvements. This note was repaid on May 29, 1998, concurrent with the recapitalization.

  The above debt agreements contain certain covenants that, among other things, limit the ability of the Company to: (i) pay dividends or make certain other restricted payments; (ii) incur additional Debt; (iii) encumber or sell assets;
(iv) enter into certain guarantees of Debt; (v) enter into transactions with affiliates; and (vi) merge or consolidate with any other entity or transfer or lease all or substantially all of their assets. In addition, under certain circumstances, the Company will be required to offer to purchase the Senior Subordinated Notes at a price of 100% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase with the proceeds of certain assets sales.

Note 6--Fair Value of Financial Instruments

  The carrying amounts of cash, accounts receivable, accounts payable, and accrued expenses approximate fair value because of the short maturity of these items.

  The carrying amounts of the debt issued pursuant to the Company's revolving line of credit agreement approximates fair value because the interest rates change with market interest rates.

  The 12% Senior Subordinated Notes are not actively traded however, the most recent trade of the Senior Notes prior to December 31, 1998 was at a price of $90. Using this price of $90, the fair value of these notes at December 31, 1998 would be $90.0 million.

  There are no quoted market prices for the 6% Series A Preferred Stock. Each share of the 6% Series A Preferred Stock has a liquidation value of $100 per share, plus accrued and unpaid dividends. The total liquidation value of the Series A Preferred Stock would be $44.9 million at December 31, 1998.

  These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates.

Note 7--Acquisitions

  The Company has made the following acquisitions during 1998. They have all been accounted for as a purchase, with the purchase price being allocated to the fair value of the identified assets and liabilities of the Company with the excess recorded as goodwill.

                   CITY TRUCK HOLDINGS, INC. AND SUBSIDIARIES

                 (amounts in thousands, except for share data)


  On June 19, 1998, City Truck and Trailer Parts, Inc. acquired substantially all of the assets of Stone Heavy Duty, Inc. for approximately $24.5 million in cash and $3.0 million in common and preferred stock. The Company has allocated $12.1 million of the purchase price to the identified assets and liabilities. The acquisition was accounted for as a purchase and the consolidated financial statements for the Company include income since the date of acquisition.

  On September 30, 1998, the Company acquired all of the capital stock of Truck and Trailer Parts, Inc. for approximately $18.7 million in cash and $3.0 million in common and preferred stock. The Company has allocated $7.1 million of the purchase price to the identified assets and liabilities. The acquisition was accounted for as a purchase and the consolidated financial statements for the Company include income since the date of acquisition.

  On October 30, 1998, the Company acquired substantially all of the assets of Tampa Brake and Supply Co., Inc. for approximately $9.9 million in cash. The Company has allocated $4.1 million of the purchase price to the identified assets and liabilities. The acquisition was accounted for as a purchase and the consolidated financial statements for the Company include income since the date of acquisition.

  On November 4, 1998, the Company acquired substantially all of the assets of Connecticut Drive Shaft for approximately $9.9 million in cash. The Company has allocated $5.1 million of the purchase price to the identified assets and liabilities. The acquisition was accounted for as a purchase and the consolidated financial statements for the Company include income since the date of acquisition.

  On December 17, 1998, the Company acquired all of the capital stock of Truckparts, Inc. for approximately $12.1 million in cash and $2.0 million in common and preferred stock. The Company recorded approximately $10.8 million in goodwill. The Company has allocated $3.3 million of the purchase price to the identified assets and liabilities. The acquisition was accounted for as a purchase and the consolidated financial statements for the Company include income since the date of acquisition.

  In connection with these acquisitions the Company has recorded aggregate goodwill of $54.3 million and certain liabilities totaling $3.3 million in connection with vendor consolidations, the closure of duplicate facilities, and other activities that will be phased out during 1999.

  The following unaudited pro forma financial information combines the results of operations of City Truck and Trailer Parts, Inc., Stone Heavy Duty Inc., Truck and Trailer Parts Inc., Connecticut Drive Shaft Inc., Truckparts, Inc. and Tampa Brake and Supply Co. Inc., as if the acquisitions had taken place on January 1, 1997, after giving effect to certain adjustments including: amortization of goodwill, interest expense and a normal charge for income taxes assuming all of the companies had operated as "C" corporations for 1997 and 1998.

                                             1997                1998
                                      ------------------  -------------------
                                      Actual   Proforma    Actual   Proforma
                                      ------- ----------  -------- ----------
                                              (unaudited)          (unaudited)
   Net sales......................... $57,837  $176,064   $103,295  $192,850
   Net income and comprehensive
    income (loss)....................   4,272    (2,779)     1,288    (1,614)

                   CITY TRUCK HOLDINGS, INC. AND SUBSIDIARIES

                 (amounts in thousands, except for share data)


  In addition, the Company's subsidiaries, operated throughout the periods presented as independent, privately owned entities, which influenced the historical level of owners' compensation and other expenses. Accordingly, the historical results of operations include (i) historical compensation expenses in excess of the current compensation levels to the former owners of City Truck Holdings, Inc. and its subsidiaries; and (ii) certain other private company expenses.

Note 8--Common Stock

  The following are the number of shares outstanding for each of the Company's classes of common stock as of December 31:

                             City Truck and                        HDA Parts        City Truck
                          Trailer, Parts, Inc.      Bridge       Systems, Inc.    Holdings, Inc.
                              Common Stock        Securities      Common Stock     Common Stock
                             (Par value $1)    (Par value $.01) (Par value $.01) (Par value $.01)
                          -------------------- ---------------- ---------------- ----------------
Balance at January 1,
 1996...................           938
                                  ----             -------          -------          -------
Balance at December 31,
 1996...................           938
                                  ----             -------          -------          -------
Balance at December 31,
 1997...................           938
Stock Repurchase........          (481)
Recapitalization........          (457)                              57,227
Issuance of Bridge
 Security...............                            30,000
Repayment of Bridge
 Security...............                           (30,000)
Issuance for acquisition
 of Stone
 Heavy Duty, Inc........                                              6,867
Issuance to employees
 and others.............                                             30,135
Formation of City Truck
 Holdings, Inc..........                                            (94,229)          94,229
Issuance for acquisition
 of Truck and
 Trailer Parts, Inc.....                                                               6,867
Issuance for acquisition
 of Truckparts, Inc.....                                                               4,578
Issuance to employees...                                                               3,160
                                  ----             -------          -------          -------
Balance at December 31,
 1998...................             0                   0                0          108,834
                                  ====             =======          =======          =======

  The common stock of City Truck and Trailer Parts, Inc. had a par value of $1 per share, of which 2,000 were authorized, and 1,538 were issued at December 31, 1996 and 1997.

  The common stock of City Truck Holdings, Inc. has a par value of $.01 per share, of which 250,000 are authorized, and 108,834 are issued and outstanding at December 31, 1998.

                   CITY TRUCK HOLDINGS, INC. AND SUBSIDIARIES

                 (amounts in thousands, except for share data)


Note 9--Preferred Stock

  The following are the number of shares issued for each of the Company's classes of preferred stock as of December 31:

                                                HDA Parts        City Truck
                                               System, Inc.    Holding, Inc.
                                                 Series B         Series A
                                             Preferred Stock  Preferred Stock
                                             (Par value $.01) (Par value $.01)
                                             ---------------- ----------------
Balance at January 1, 1996..................            0               0
                                                 --------         -------
Balance at December 31, 1996................            0               0
                                                 --------         -------
Balance at December 31, 1997................            0               0
Recapitalization............................      249,428
Issuance for acquisition of Stone Heavy
 Duty, Inc..................................       29,931
Issuance to employees and others............      103,013
Formation of City Truck Holdings, Inc.......     (382,372)        382,372
Issuance for acquisition of Truck and
 Trailer Parts, Inc.........................                       29,931
Issuance for acquisition of Truckparts,
 Inc........................................                       19,954
Issuance to employees and others............                        3,493
                                                 --------         -------
Balance at December 31, 1998................            0         435,750
                                                 ========         =======

  The Series A Preferred Stock has a par value of $.01 per share, of which 850,000 are authorized, and 435,750 were issued at December 31, 1998. Each share of Series A Preferred stock is entitled to one vote per share on all matters. These shares earn dividends at a rate of 6.0% per annum, payable quarterly on March 31, June 30, September 30 and December 31 of each year, commencing June 30, 1998. Dividends not paid will cumulate whether or not earned or declared with additional dividends thereon, compounded quarterly at the rate of 6% per annum. At December 31, 1998, the Company had $1,320 cumulated dividends on these shares.

  The Company has no right to redeem any shares of its Series A Preferred Stock and the holders of the Company's Series A Preferred Stock do not have a right to require the Company to redeem any of the shares.

  Upon liquidation, holders of Series A Preferred Stock are entitled to $100 per share plus accrued and unpaid dividends.

Note 10--HDA Parts System, Inc. Summarized Financial Information.

  HDA Parts System, Inc. is a wholly owned subsidiary of City Truck Holdings, Inc. During September 1998, the shares of common stock of HDA Parts System, Inc. were exchanged for shares

                   CITY TRUCK HOLDINGS, INC. AND SUBSIDIARIES

                 (amounts in thousands, except for share data)

of common stock in City Truck Holdings, Inc. Specific summarized financial information of HDA Parts System, Inc. and its guarantor subsidiaries is listed below:

                                                                     Consolidated
                                                                      HDA Parts
                                                                     Systems, Inc.
                          HDA Parts     Subsidiaries                     and
                         System, Inc. Acquired in 1998 Eliminations  Subsidiaries
                         ------------ ---------------- ------------ --------------
At December 31, 1998:
  Current assets........    59,074         13,563            --         72,637
  Noncurrent assets.....   100,065         26,780        (35,558)       91,287
  Current liabilities...    24,219          5,031            --         29,250
  Noncurrent
   liabilities..........   118,200            --             --        118,200
  Preferred stock.......    38,237            --             --         38,237
For the year ended
 December 31, 1998:
  Net sales.............    95,089          8,206            --        103,295
  Gross profit..........    35,399          2,041            --         37,440
  Income from continuing
   operations...........       779            509            --          1,288
  Net income and
   comprehensive
   income...............       779            509            --          1,288

  These subsidiaries were purchased by HDA Parts System, Inc. using, in part, shares of common stock of City Truck Holdings, Inc. These shares so acquired were subsequently contributed to HDA Parts Systems, Inc. and recorded as an increase to paid-in capital. As the only assets and operations of City Truck Holdings, Inc. relate to its ownership of the shares of common and preferred stock in HDA Parts System, Inc., the financial position and results of operations of City Truck Holdings, Inc. are identical to HDA Parts System, Inc.

Note 11--Employee Benefit Plans

  The Company sponsors a number of defined contribution 401(k) plans covering substantially all of its full-time employees. Employees may contribute up to 15% of their salary to the plan while the company may make discretionary contributions to it. Total expenses under these plans were $111, $130 and $248 for the years ended December 31 1996, 1997 and 1998, respectively.

Note 12--Operating Leases

  The Company leases office and warehouse space from related parties and third parties. Rental expense to related parties was $751, $750 and $1,136 in 1996, 1997 and 1998, respectively. The Company also leases office, warehouse space and transportation equipment from unrelated parties. Rental expense to third parties was $365, $381 and $494 in 1996, 1997 and 1998, respectively. Minimum future rental payments under these leases for each of the next five years and thereafter, and in the aggregate are as follows:


       Year                                                              Amount
       ----                                                             --------
       1999............................................................ $  1,589
       2000............................................................    2,733
       2001............................................................    2,531
       2002............................................................    2,035
       2003............................................................    2,276
       Thereafter......................................................    7,981
                                                                        --------
                                                                        $ 19,145
                                                                        ========

                   CITY TRUCK HOLDINGS, INC. AND SUBSIDIARIES

                 (amounts in thousands, except for share data)


Note 13--Related Party Transactions

  In addition to the transactions described in the above footnotes, the following related parties existed at December 31, 1998.

  The Company has entered into a Corporate Development and Administrative Services Agreement with Brentwood Private Equity L.L.C., ("BPE"), an affiliate of the Company's majority shareholder, Brentwood. Under the terms of the agreement, BPE has agreed to assist the Company with corporate development services for a predetermined percentage of certain transactions. In 1998, the Company incurred $2,208 under the terms of this agreement in connection with acquisitions made by the Company.

Note 14--Income Taxes

  The income tax expense (benefit) for the years ended December 31, consists of the following:

                                                               1996 1997 1998
                                                               ---- ---- -----
   Current tax expense (benefit)
     Fed...................................................... $--  $--  $ --
     State....................................................   53   93   200
   Deferred tax expense (benefit)
     Fed......................................................  --   --   (751)
     State....................................................  --   --   (136)
                                                               ---- ---- -----
                                                               $ 53 $ 93 $(687)
                                                               ==== ==== =====


  The provisions for income tax differs from the statutory tax expense computed by applying the federal corporate tax rate of 34% for the years ended December 31 as follows:

                                                            1996 1997  1998
                                                            ---- ---- -------
   Taxes computed at statutory rate........................ $ 53 $ 93 $   204
   State tax expense, net of federal benefit...............  --   --       42
   Income earned while an S corporation....................  --   --   (1,017)
   Goodwill amortization and other non-deductible
    expenses...............................................  --   --       84
                                                            ---- ---- -------
   Total income tax expense (benefit)...................... $ 53 $ 93 $  (687)
                                                            ==== ==== =======

                   CITY TRUCK HOLDINGS, INC. AND SUBSIDIARIES

                 (amounts in thousands, except for share data)

  The approximate tax effects of the temporary differences between the tax basis of assets and liabilities and their financial reporting amounts that give rise to a significant portion of the deferred tax asset and deferred tax liability are as follows, as of December 31:

                                                                  1997   1998
                                                                 ------ -------
                                                                  Tax     Tax
                                                                 Effect Effect
                                                                 ------ -------
   Inventories.................................................. $ --   $   619
   Accrued liabilities..........................................   --       167
   Recapitalization.............................................   --    14,217
   Net operating loss carryforwards.............................   --       301
                                                                 -----  -------
   Total deferred tax asset.....................................   --    15,304
   Goodwill and other intangibles liabilities...................   --      (200)
                                                                 -----  -------
   Total defered tax liability..................................   --       --
                                                                 -----  -------
   Net deferred tax asset                                        $ --   $15,104
                                                                 =====  =======

  The acquisition of the Company's stock by BABF City Corp. resulted in a step-up in the tax basis of the Company's net assets of $37,413. This amount will be amortized over 15 years for tax purposes, resulting in a deferred tax asset of $14,217. Pursuant to SFAS 109, the Company's contributed capital has been increased by the amount of this tax benefit.

  Net operating loss carryforwards for tax purposes of $2,109 at December 31, 1998, will begin expiring in 2018.

Note 15--Stock Plans

  During 1998, the Company had two types of employee stock plans. Under the terms of these plans, certain members of the Company's management purchased 10,150 shares of common stock at a value of $1.00 per share with forfeiture restrictions expiring after eight years. As all common stock shares were purchased by the Company's management at fair value and management paid for these shares in cash, no compensation expense was recorded.

Note 16--Subsequent Events

  On January 11, 1999, the Company acquired all of the capital stock of Associated Truck Parts, Inc. for approximately $55 million in cash and $5 million in common and preferred stock. The acquisition will be accounted for as a purchase.

  On January 12, 1999, the Company acquired all of the capital stock of Tisco, Inc. for approximately $6.5 million in cash and $0.8 million in common and preferred stock. The acquisition will be accounted for as a purchase.

  In connection with the acquisitions the Company intends to record certain liabilities totaling $1.4 million in connection with vendor consolidations, the closure of duplicate facilities, and other activities that will be phased out during 1999 and 2000.

                   CITY TRUCK HOLDINGS, INC. AND SUBSIDIARIES

                 (amounts in thousands, except for share data)

  On February 5, 1999 and January 25, 1999, the Company signed non-binding letters of intent to acquire Vantage Parts and Active Gear LLC, respectively. Vantage Parts is based in Portland, Oregon and Active Gear LLC is based in Seattle, Washington. These companies have a total of nine locations in California, Georgia, Illinois, Missouri, Nevada, Oregon and Washington.

  On January 11, 1999, the Company completed an additional issuance of common and preferred stock. The Company issued 17,332 shares of common stock and received proceeds of $2.9 million net of offering costs. The Company also issued 75,538 shares of Series A Preferred Stock and received proceeds of $7.6 million. In addition, the Company obtained unconditional commitments for further common and preferred shares, valued at $42.0 million, which will be used to complete the acquisitions of Vantage Parts and Active Gear LLC.

  The Company anticipates filing a registration statement with the Securities and Exchange Commission. The Company expects to exchange the $100 million 12% Senior Subordinated Notes due 2005 for exchange notes of the same form and terms as the private notes, except that the exchange notes will be registered under the Securities Act, and, therefore, the exchange notes will not be subject to certain transfer restrictions, registration rights and certain provisions providing for an increase in the interest rate of the private notes under certain circumstances relating to the registration of the exchange notes.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To Board of Directors and Shareholders of
Stone Heavy Duty, Inc.

  In our opinion, the accompanying combined balance sheets and related combined statements of income and retained earnings and cash flows present fairly, in all material respects, the combined financial position of Stone Heavy Duty, Inc. and Ashland Automotive Parts, Inc. (together "the Company") at December 31, 1996 and 1997 and at June 19, 1998 and the results of their operations and their cash flows for the two years ended December 31, 1997 and for the period from January 1, 1998 through June 19, 1998 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP
March 12, 1999
Chicago, IL

                             STONE HEAVY DUTY, INC.

                            COMBINED BALANCE SHEETS

                At December 31, 1996 and 1997 and June 19, 1998
                 (amounts in thousands, except for share data)

                                                                           June
                                                           December 31,     19,
                                                          --------------- -------
                                                           1996    1997    1998
                                                          ------- ------- -------
                         ASSETS
                         ------
Current assets:
  Cash and cash equivalents.............................. $ 2,697 $   168 $   239
  Accounts receivable, less allowance for doubtful
   accounts of $40.......................................   3,701   4,094   5,144
  Inventory..............................................   7,857   9,374  10,305
  Prepaid expenses and other current assets..............     212     112     168
  Current portion of rebate receivable...................     605     756     493
                                                          ------- ------- -------
      Total current assets...............................  15,072  14,504  16,349
  Property and equipment, net............................   1,650   1,764   1,960
  Long-term portion of receivables and other assets......   1,081   1,337   1,828
                                                          ------- ------- -------
      Total assets....................................... $17,803 $17,605 $20,137
                                                          ======= ======= =======
          LIABILITIES AND STOCKHOLDERS' EQUITY
          ------------------------------------
Current liabilities:
  Bank overdraft......................................... $ 1,887 $   402 $ 1,877
  Current portion of long-term debt......................     140      43     --
  Accounts payable.......................................   3,083   3,514   3,886
  Accrued liabilities....................................   2,114   1,947   1,509
                                                          ------- ------- -------
      Total current liabilities..........................   7,224   5,906   7,272
Long-term debt...........................................     --       12     --
                                                          ------- ------- -------
      Total liabilities..................................   7,224   5,918   7,272
                                                          ------- ------- -------
Stockholders' equity:
  Common stock of Stone Heavy Duty, Inc. $1 par value:
  Voting, 200,000 shares authorized, 24,999 shares issued
   and outstanding.......................................      25      25      25
  Non-voting, 100,000 shares authorized, 15,000 shares
   issued and outstanding................................      15      15      15
  Common stock of Ashland Automotive Parts, Inc., $1 par
   value; 265,300 voting shares authorized, 265,300
   shares issued and outstanding.........................     265     265     265
    Additional paid-in capital...........................   1,633   1,633   1,633
    Retained earnings....................................   8,641   9,749  10,927
                                                          ------- ------- -------
      Total stockholders' equity.........................  10,579  11,687  12,865
                                                          ------- ------- -------
      Total liabilities and stockholders' equity......... $17,803 $17,605 $20,137
                                                          ======= ======= =======

   The accompanying notes are an integral part of these financial statements.

                             STONE HEAVY DUTY, INC.

              COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS

           For the Years Ended December 31, 1996 and 1997 and for the
               Period From January 1, 1998 Through June 19, 1998
                             (amounts in thousands)

                                                   Years ended
                                                  December 31,     Period ended
                                                 ----------------    June 19,
                                                  1996     1997        1998
                                                 -------  -------  ------------
Net sales....................................... $41,386  $44,019    $24,819
Cost of sales...................................  25,477   27,126     15,657
                                                 -------  -------    -------
    Gross profit................................  15,909   16,893      9,162
Selling, general and administrative expenses....  13,195   14,087      7,195
                                                 -------  -------    -------
    Operating income............................   2,714    2,806      1,967
Other income....................................      16       35          6
                                                 -------  -------    -------
    Net income and comprehensive income.........   2,730    2,841      1,973
Retained earnings, beginning of year............   7,032    8,641      9,749
Dividends paid..................................  (1,121)  (1,733)      (795)
                                                 -------  -------    -------
Retained earnings, end of year.................. $ 8,641  $ 9,749    $10,927
                                                 =======  =======    =======


   The accompanying notes are an integral part of these financial statements.

                             STONE HEAVY DUTY, INC.

                       COMBINED STATEMENTS OF CASH FLOWS
               For the Years Ended December 31, 1996 and 1997 and
           For the Period from January 1, 1998 through June 19, 1998
                             (amounts in thousands)

                                                    Years ended
                                                   December 31,     Period ended
                                                  ----------------    June 19,
                                                   1996     1997        1998
                                                  -------  -------  ------------
Operating activities
  Net income and comprehensive income...........  $ 2,730  $ 2,841    $ 1,973
  Adjustments to reconcile net income to net
   cash provided by operating activities:
    Depreciation................................      485      541        305
    Gain on sale of equipment, net..............      (16)     (35)        (6)
    Changes in operating assets and liabilities:
      Accounts receivable, net..................       42     (393)    (1,050)
      Inventory.................................      679   (1,517)      (931)
      Prepaid expenses and other current
       assets...................................       35      100        (56)
      Other assets..............................      363     (407)      (229)
      Accounts payable..........................     (778)     431        372
      Accrued liabilities.......................     (379)    (167)      (437)
                                                  -------  -------    -------
        Net cash provided by (used in) operating
         activities.............................    3,161    1,394        (59)
                                                  -------  -------    -------
Investing activities
  Acquisitions of property and equipment........     (782)    (655)      (501)
  Proceeds from sale of property and equipment..       16       35          6
  Acquisitions, net of cash acquired............     (265)     --         --
                                                  -------  -------    -------
        Net cash used in investing activities...   (1,031)    (620)      (495)
Financing activities
  Bank overdraft................................      103   (1,485)     1,475
  Principal payments of long-term debt..........        3      (85)       (55)
  Payment of dividends..........................   (1,121)  (1,733)      (795)
                                                  -------  -------    -------
        Net cash provided (used) in financing
         activities.............................   (1,015)  (3,303)       625
                                                  -------  -------    -------
        Net increase (decrease) in cash.........    1,115   (2,529)        71
  Cash at beginning of year.....................    1,582    2,697        168
                                                  -------  -------    -------
  Cash at end of year...........................  $ 2,697      168    $   239
                                                  =======  =======    =======
Supplemental disclosure of cash flow information
  Cash paid during year for interest............  $    17  $    41    $    38
                                                  =======  =======    =======

   The accompanying notes are an integral part of these financial statements.

                             STONE HEAVY DUTY, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                 (amounts in thousands, except for share data)

Note 1--Basis of Presentation

  Stone Heavy Duty, Inc. ("Stone") and Ashland Automotive Parts, Inc. ("Ashland") collectively (the "Company") are under common ownership and engage in the sale of heavy duty truck parts and servicing of medium and heavy duty vehicles. Effective January 13, 1997, the Company acquired the net assets of A&B Truck Parts, Inc., a Virginia corporation with its principal business in Roanoke, Virginia for $352 plus $12 in noncompete agreements. The acquisition was accounted for under the purchase method of accounting. The combined results of operations of the Company include the results of A&B Truck Parts, Inc. from the date of acquisition.

  The Company is headquartered in Raleigh, North Carolina and operates seventeen branches in North Carolina, South Carolina, Virginia, West Virginia and Tennessee.

Note 2--Summary of Significant Accounting Policies

 Principles of Combination

  The combined financial statements include all the accounts of the Company as of June 19, 1998. All intercompany balances have been eliminated in combination.

 Cash and Cash Equivalents

  Cash and cash equivalents consist of highly liquid instruments with original maturities of three months or less from the date of purchase.

 Inventory

  Inventories are stated at the lower of cost or market. Cost is determined using the average cost method.

 Property, Plant and Equipment

  Property, plant and equipment is carried at cost less accumulated amortization and depreciation. Depreciation is calculated using primarily accelerated methods and is charged to operations over the estimated useful lives of the assets which range from five to fifteen years as follows:

                     Method                             Useful Life
                     ------                             -----------
   Furniture and fixtures.................... MACRS Double Declining 5-7 years
   Equipment................................. MACRS Double Declining 5-7 years
   Computer Equipment........................ MACRS Double Declining 5 years
   Automobiles and trucks.................... MACRS Double Declining 5 years
   Leasehold improvements.................... Straight-line          15 years

 Revenue Recognition

  Revenue is recognized when products are shipped. Sales for core parts are recorded net of exchanges and "core" credits. Cores, which are reusable components of originally purchased parts,

                             STONE HEAVY DUTY, INC.

                 (amounts in thousands, except for share data)

may be exchanged for credit at the time of a sale or within a specified period. Returned cores are either returned to the vendor for credit or remanufactured.

 Income Taxes

  The Company has elected "S" corporation status for federal and state income tax reporting purposes. Accordingly, all federal and state income tax liabilities pass through to the stockholders. Ashland has elected to be treated as a "C" corporation which is subject to income taxes. Ashland has adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", ("SFAS 109") however, the impact does not have a material impact on the combined financial statements.

 Uses of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Note 3--Inventory

  The inventory balances at December 31, 1996 and 1997 and for the period ending June 19, 1998 consist of the following:

                                                          December 31,  June 19,
                                                          ------------- --------
                                                           1996   1997    1998
                                                          ------ ------ --------
   Parts................................................. $6,101 $7,177 $ 8,057
   Cores.................................................  1,756  2,197   2,248
                                                          ------ ------ -------
     Total inventory..................................... $7,857 $9,374 $10,305
                                                          ====== ====== =======

Note 4--Other Assets

  Other assets at December 31, 1996 and 1997 and June 19, 1998 consist of the following:

                                                          December 31,  June 19,
                                                          ------------- --------
                                                           1996   1997    1998
                                                          ------ ------ --------
   Rebate receivable..................................... $  438 $  574  $1,268
   Patronage dividend receivable.........................  1,179  1,450     984
   Other.................................................     69     69      69
                                                          ------ ------  ------
                                                           1,686  2,093   2,321
   Less: current portion of dividend receivable..........    605    756     493
                                                          ------ ------  ------
                                                          $1,081 $1,337  $1,828
                                                          ====== ======  ======

                             STONE HEAVY DUTY, INC.

                 (amounts in thousands, except for share data)


  The Company is a member of a buying cooperative that makes annual patronage dividends to its members. These annual patronage dividends are paid by the buying cooperative in two equal installments, one sixty days and the other three years after year end.

Note 5--Property, Plant and Equipment

  Property, plant and equipment are recorded at cost. At December 31, 1996 and 1997 and June 19, 1998 property and equipment consisted of the following:

                                                          December 31,  June 19,
                                                          ------------- --------
                                                           1996   1997    1998
                                                          ------ ------ --------
   Furniture and fixtures................................ $  226 $  297  $  372
   Equipment.............................................  3,003  3,133   3,206
   Computer equipment....................................    612    704     772
   Automobiles and trucks................................  1,563  1,791   2,014
   Leasehold improvements................................    700    834     896
                                                          ------ ------  ------
                                                           6,104  6,759   7,260
   Less accumulated depreciation.........................  4,454  4,995   5,300
                                                          ------ ------  ------
                                                          $1,650 $1,764  $1,960
                                                          ====== ======  ======

Note 6--Line of Credit

  At June 19, 1998 the Company had an unsecured line of credit with a commercial bank in the amount of $1,500. Amounts borrowed under the line of credit are payable on demand and the interest rate was at the bank's 90-day adjusted certificate of deposit rate plus 1%. The line of credit expires May 31, 1998. At June 19, 1998, there were no amounts outstanding under this line of credit.

Note 7--Long-term Debt

  Long-term debt at December 31, 1996 and 1997 and June 19, 1998 consists of the following:

                                                       December 31,   June 19,
                                                       -------------- --------
                                                        1996   1997     1998
                                                       ------  ------ --------
   8.25% unsecured notes payable to former
    shareholders of A&B Truck Parts, Inc., payable in
    quarterly installments of $12 through January
    1999.............................................. $  --   $  55    $ --
   7.71% unsecured note payable to an irrevocable
    trust in annual installments of $14, including
    interest, through January 1996, with a final
    payment of $140 in January 1997...................    140    --       --
                                                       ------  -----    ----
                                                          140     55
   Less--current portion..............................   (140)   (43)     --
                                                       ------  -----    ----
                                                       $  --   $  12    $ --
                                                       ======  =====    ====

                             STONE HEAVY DUTY, INC.

                 (amounts in thousands, except for share data)


Note 8--Accrued Liabilities

  At December 31, 1996 and 1997 and June 19, 1998 accrued expenses include the following:

                                                         December 31,  June 19,
                                                         ------------- --------
                                                          1996   1997    1998
                                                         ------ ------ --------
   Accrued payroll...................................... $1,496 $1,199  $  996
   Accrued benefits.....................................    435    498     336
   Other accruals.......................................    183    250     177
                                                         ------ ------  ------
     Total accrued expenses............................. $2,114 $1,947  $1,509
                                                         ====== ======  ======

Note 9--Retirement Savings Plan

  The Company has a defined contribution retirement savings plan which covers substantially all full-time employees. Eligible employees may contribute up to 6% of their annual compensation. The Company may match all or a portion of these contributions. Retirement plan expenses were $233, $272 and $62 for the years ending December 31, 1996 and 1997 and for the period ending June 19, 1998, respectively.

Note 10--Related Party Transactions

  The Company leases seven branch facilities under noncancelable operating leases with directors, officers and stockholders that extend through 2001. Certain of these leases have renewal options. The following is a schedule of future minimum lease payments under these leases as of June 19, 1998:

   1998.................................................................. $  300
   1999..................................................................    565
   2000..................................................................    360
   2001..................................................................    282
   2002 and thereafter...................................................     19
                                                                          ------
     Total............................................................... $1,526
                                                                          ======

  Aggregate payments of approximately $539, $1,057 and $923 were made to these directors, officers and stockholders under these leases during 1996 and 1997 and for the period ending June 19, 1998, respectively.

  The Company owns a minority interest in the stock of HD America, Inc., a cooperative. For the years ended December 31, 1996 and 1997 and for the period ending June 19, 1998, the Company purchased approximately 56%, 56% and 60% of its goods through this cooperative and accrued a patronage dividend of $1,179, $1,450 and $985, which was allocated between cost of sales and inventory.

                             STONE HEAVY DUTY, INC.

                 (amounts in thousands, except for share data)


Note 11--Operating Leases

  The Company leases certain branch facilities under operating leases with third-parties with terms extending through 2001. Certain of these leases have renewal options. At June 19, 1998, the future minimum rental payments required under these noncancelable leases are as follows:

   1998.................................................................... $187
   1999....................................................................  260
   2000....................................................................   70
   2001....................................................................   25
   2002 and thereafter.....................................................  --
                                                                            ----
     Total................................................................. $542
                                                                            ====

  Rent expense for third-party operating leases was approximately $313, $359 and $180 during the years ended 1996 and 1997 and for the period ending June 19, 1998, respectively.

Note 12--Commitments and Contingencies

  The Company has a Stock Purchase Agreement (the "Agreement") whereby, upon a shareholder's death or disability, the Company can be required to purchase the individual's outstanding shares of stock. The purchase price stipulated in the Agreement is the fair market value of the stock, as determined by the stockholders. The Company is also the beneficiary under certain shareholder life insurance policies from which the proceeds may be used to purchase the shares.

  The Company is self-insured for employee medical and dental benefits, general liability, automobile and workers' compensation claims with various levels of stop-loss coverage. The Company has two unsecured letters of credit with a bank related to medical and dental insurance.

  The Company also has two unsecured letters of credit with banks of approximately $448 as required by the buying cooperative. These letters expire on December 31, 1998.

Note 13--Subsequent Event

  On June 19, 1998, the Company was acquired by HDA Parts System, Inc. The financial statements have not been effected by this transaction.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Associated Brake Supply, Inc. and Affiliate

  In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Associated Brake Supply, Inc. and Affiliate (the "Company") at December 26, 1997 and December 31, 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit include examining, on a test basis evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP
March 12, 1999
Chicago, IL

                  ASSOCIATED BRAKE SUPPLY, INC., AND AFFILIATE

                          CONSOLIDATED BALANCE SHEETS

                   At December 26, 1997 and December 31, 1998
                             (amounts in thousands)

                                                                 1997    1998
                                                                ------- -------
                            ASSETS
                            ------
Current assets:
  Trade accounts receivable, net of allowance for doubtful
   accounts of $65 and $83 .................................... $ 5,403 $ 5,904
  Inventories .................................................  10,945  10,695
  Prepaid expenses and other current assets ...................     782     673
  Receivables from related parties ............................   1,936   2,200
                                                                ------- -------
    Total current assets ......................................  19,066  19,472
Property and equipment, net of accumulated depreciation........   2,435   2,461
Other assets:
  Notes receivables from related parties, net of current
   portion.....................................................   1,409   1,727
  Deposits and other...........................................     164     108
                                                                ------- -------
    Total assets............................................... $23,074 $23,768
                                                                ======= =======
             LIABILITIES AND STOCKHOLDERS' EQUITY
             ------------------------------------
Current liabilities:
  Bank overdraft............................................... $ 2,192 $ 3,060
  Line of credit...............................................   4,000   4,000
  Indebtedness to related parties..............................     909   1,140
  Current portion of long-term debt............................     538     576
  Accounts payable.............................................   3,471   3,270
  Accrued expenses.............................................     771   1,128
  Other current liabilities....................................     362     239
                                                                ------- -------
    Total current liabilities..................................  12,243  13,413
Long-term debt:
  Long-term debt to related parties, net of current portion....   3,179   3,145
  Long-term debt, net of current portion.......................   1,557   1,308
  Capital lease obligations, net of current portion............       8     --
Deferred credit, net...........................................   2,151   2,084
Stockholders' equity:
  Common stock.................................................       6       6
  Additional paid-in capital...................................      10      10
  Retained earnings............................................   3,920   3,802
                                                                ------- -------
    Total stockholders' equity.................................   3,936   3,818
                                                                ------- -------
    Total liabilities and stockholders' equity................. $23,074 $23,768
                                                                ======= =======

   The accompanying notes are an integral part of these financial statements.

                  ASSOCIATED BRAKE SUPPLY, INC., AND AFFILIATE

                       CONSOLIDATED STATEMENTS OF INCOME

            For the Years Ended December 27, 1996, December 26, 1997
                             and December 31, 1998
                             (amounts in thousands)

                                                       1996     1997     1998
                                                      -------  -------  -------
Sales, net........................................... $44,320  $50,508  $57,039
Cost of sales........................................  27,212   31,539   35,960
                                                      -------  -------  -------
    Gross profit.....................................  17,108   18,969   21,079
                                                      -------  -------  -------
Operating expenses:
  Selling expenses...................................   9,636   10,670   11,668
  General and administrative.........................   3,743    3,984    4,561
  Depreciation and amortization......................     477      375      738
                                                      -------  -------  -------
                                                       13,856   15,029   16,967
                                                      -------  -------  -------
Income from operations...............................   3,252    3,940    4,112
                                                      -------  -------  -------
Other income (expense):
  Interest expense, net..............................    (475)    (552)    (781)
  Other income (expense), net........................      13       (1)     (12)
                                                      -------  -------  -------
                                                         (462)    (553)    (793)
                                                      -------  -------  -------
    Income before income taxes.......................   2,790    3,387    3,319
Income tax (benefit) expense.........................     (30)     199        2
                                                      -------  -------  -------
    Net income and comprehensive income.............. $ 2,820  $ 3,188  $ 3,317
                                                      =======  =======  =======



   The accompanying notes are an integral part of these financial statements.

                  ASSOCIATED BRAKE SUPPLY, INC., AND AFFILIATE

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

            For the Years Ended December 27, 1996, December 26, 1997
                             and December 31, 1998
                             (amounts in thousands)

                                                    Additional
                                             Common  Paid-in   Retained
                                             Stock   Capital   Earnings   Total
                                             ------ ---------- --------  -------
Balance, December 29, 1995..................  $ 6      $10     $ 2,343   $ 2,359
  Distributions.............................                    (1,706)   (1,706)
  Net income and comprehensive income.......                     2,820     2,820
                                              ---      ---     -------   -------
Balance, December 27, 1996..................    6       10       3,457     3,473
  Distributions.............................                    (2,725)   (2,725)
  Net income and comprehensive income.......                     3,188     3,188
                                              ---      ---     -------   -------
Balance, December 26, 1997..................    6       10       3,920     3,936
  Distributions.............................                    (3,435)   (3,435)
  Net income and comprehensive income.......                     3,317     3,317
                                              ---      ---     -------   -------
Balance, December 31, 1998..................  $ 6      $10     $ 3,802   $ 3,818
                                              ===      ===     =======   =======

                  ASSOCIATED BRAKE SUPPLY, INC., AND AFFILIATE

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                     For the Years Ended December 27, 1996,
                    December 26, 1997 and December 31, 1998
                             (amounts in thousands)

                                                     1996      1997      1998
                                                    -------  --------  --------
Cash flows from operating activities:
  Net income and comprehensive income.............  $ 2,820  $  3,188  $  3,317
  Adjustments to reconcile net income to net cash
   provided (used) in operating activities:
   Depreciation and amortization..................      477       375       738
   Provision for bad debts........................       67       103        82
   Loss (gain) on disposition of assets, net......      (13)        1        12
   Deferred income taxes..........................     (137)      150       --
  (Increase) decrease in:
   Trade accounts receivable......................      198      (874)     (583)
   Inventories....................................    1,012    (1,861)      250
   Prepaid expenses and other.....................      (10)      (61)
   Notes receivable from related parties..........      169      (552)     (372)
   Employee advances..............................       27       (40)      (60)
   Advances to stockholders, net..................      142    (2,030)       85
   Prepaid income taxes...........................       91       --        --
   Income tax refund receivable...................      --       (202)      170
   Deposits and other.............................      (78)      (36)       56
  Increase (decrease) in:
   Accounts payable...............................     (834)    1,363      (201)
   Accrued expenses...............................      631        86       356
   Sales tax payable..............................      (26)       51         2
   Income taxes payable...........................       10      (668)      --
                                                    -------  --------  --------
     Net cash provided (used) in operating
      activities..................................    4,546    (1,007)    3,852
                                                    -------  --------  --------
Cash flows from investing activities:
  Purchases of property and equipment.............     (422)     (412)     (588)
  Proceeds from sales of property and equipment...       35        31        30
                                                    -------  --------  --------
     Net cash used in investing activities........     (387)     (381)     (558)
                                                    -------  --------  --------
Cash flows from financing activities:
  Increase (decrease) in bank overdraft...........     (253)      623       868
  Principal payments on notes payable.............   (1,200)     (465)     (630)
  Principal payments on capital lease
   obligations....................................      --        (29)      (32)
  Principal payments on subordinated notes
   payable........................................      --        (16)      (65)
  Proceeds from line of credit....................    2,150    17,050    16,919
  Principal payments on line of credit............   (3,150)  (13,050)  (16,919)
  Distributions to stockholders...................   (1,706)   (2,725)   (3,435)
                                                    -------  --------  --------
     Net cash provided (used) in financing
      activities..................................   (4,159)    1,388    (3,294)
                                                    -------  --------  --------
Net change in cash................................        0         0         0
Cash, beginning of year...........................        0         0         0
                                                    -------  --------  --------
Cash, end of year.................................  $     0  $      0  $      0
                                                    =======  ========  ========
Supplemental disclosures of cash flow information:
  Cash paid during the year for:
   Interest.......................................  $   789  $    537  $    475
   Taxes..........................................       32       818        99

   The accompanying notes are an integral part of these financial statements.

                  ASSOCIATED BRAKE SUPPLY, INC., AND AFFILIATE

                   Notes to Consolidated Financial Statements
                 (amounts in thousands, except for share data)

Note 1. Basis of Presentation and Description of Business

 Basis of Presentation

  For each of three fiscal years ending December 31, 1998, the consolidated financial statements of Associated Brake Supply, Inc. and Affiliates (the "Company") include the results of Associated Brake Supply, Inc., Freeway Truck Parts of Washington, Inc., Onyx Distribution, Inc., Associated Truck Parts of Nevada, Inc., Associated Auto Parts, Inc., Freeway Truck Parts, Inc. and ATPM, Inc. All of these companies operate in the same business and have been under common control and ownership for the three year period ended December 31, 1998.

Note 2. Summary of Significant Accounting Policies

 Method of Consolidation

  The consolidation of these companies has been accounted for in a manner similar to a pooling of interest under Accounting Principles Board Opinion No.
16. Accordingly, all prior period financial statements have been restated to include the combined results of operations, financial position and cash flows of these companies, as if they had always been a part of the Company. All material intercompany transactions have been eliminated.

 Revenue Recognition

  Revenue is recognized when products are shipped. Sales for core parts are recorded net of exchanges and "core" credits. Cores, which are reusable components of originally purchased parts, may be exchanged for credit at the time of sale or within a specified period. Returned cores are either returned to the vendor for credit or remanufactured.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash and Cash Equivalents

  All highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. These amounts are stated at cost which approximates fair value.

 Inventories

  Inventories consist of truck parts and are valued at the lower of cost or market. Cost is determined on the average cost method.

                  ASSOCIATED BRAKE SUPPLY, INC., AND AFFILIATE

                 (amounts in thousands, except for share data)


 Property and Equipment

  Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is provided using straight-line and accelerated methods over the estimated useful lives of the assets. Maintenance and repairs are charged to operations.

  Methods of depreciation and useful lives for property and equipment are as follows:

                                                                 Useful
                                                    Method        life
                                               ---------------- ---------
   Buildings and improvements                  Straight line    39 years
   Computer equipment                          Double declining 5 years
   Machinery, equipment, furniture & fixtures  Double declining 5-7 years
   Vehicles                                    Double declining 5 years

Note 3. Inventories

  Inventories consist of the following at:

                                                       December 26, December 31,
                                                           1997         1998
                                                       ------------ ------------
   Parts..............................................   $  9,404     $  9,094
   Cores..............................................      1,541        1,601
                                                         --------     --------
                                                         $ 10,945     $ 10,695
                                                         ========     ========

Note 4. Property and equipment

  Property and equipment consist of the following at:

                                                       December 26, December 31,
                                                           1997         1998
                                                       ------------ ------------
   Land...............................................    $  382       $  382
   Buildings and improvements.........................     1,205        1,482
   Computer equipment.................................       337          525
   Machinery, equipment, furniture & fixtures.........     2,387        2,399
   Vehicles...........................................       305          260
                                                          ------       ------
                                                           4,616        5,048
   Less accumulated depreciation......................     2,181        2,587
                                                          ------       ------
                                                          $2,435       $2,461
                                                          ======       ======

Note 5. Borrowings

 Line of Credit

  At December 31, 1998, the Company had a line of credit with a bank which expires on December 31, 1999, and is collaterized by the Company's accounts receivable, inventory and property and equipment. The maximum borrowing on the line of credit is the sum of 80% of eligible accounts receivable and the lessor of $5,400 or 35% of the value of eligible inventory, up to 60% of

                  ASSOCIATED BRAKE SUPPLY, INC., AND AFFILIATE

                 (amounts in thousands, except for share data)

the amount of outstanding principal under the line. At December 26, 1997, the maximum borrowing on the line of credit was $6,000. The line of credit provides for cash advances, letters of credit up to $750, and financing overdrafts up to $500. The interest rate on the line of credit was at the bank's reference rate or an optional interest rate. At December 31, 1998 and December 26, 1997, optional interest rates consist of (1) the short-term fixed rate plus 0.0% and 2.0%, respectively, (2) the offshore rate and the Cayman rate plus 2.0%, respectively, or (3) the LIBOR rate 2.0%. The Company has the option to finance a portion or all of the amount outstanding on the line of credit at the different interest options above. At December 31, 1998, the Company has $4,000 outstanding on the line of credit at the bank's reference rate. At December 31, 1998, the bank's reference rate is 7.75%. The line of credit is guaranteed by the Company's subsidiaries and subordinated to the Company's indebtedness to a trust.

 Notes Payable

  At December 31, 1998, the Company has a note payable with a bank in which the principle and interest are due August 2003, and is collaterized by accounts receivable, inventory and property and equipment. The maximum borrowing limit on this note is $1,250. The interest rate was at the bank's reference rate or an optional interest rate. Interest is payable in monthly principal installments of $4. At December 31, 1998, the outstanding note payable was $388.

  At December 31, 1998, the Company has a note payable with a bank in which the principle and interest are due December 2001, and is collaterized by accounts receivable, inventory and property and equipment. The interest rate was at the bank's reference rate or an optional interest rate. Interest is payable in monthly installments of $40. At December 31, 1998, the Company had $1,405 outstanding at the bank's prime rate and $0 at the LIBOR rate.

  At December 31, 1998, the Company has a note payable with a bank in which the principal and the interest are due January 2001, and is collaterized by accounts receivable, inventory and property and equipment. The note bears interest at 1.5% over the bank's reference rate. Interest is payable in monthly principal installments of $4, plus interest. At December 31, 1998, the outstanding note payable was $91.

                                                       December 27, December 31,
                                                           1997         1998
                                                       ------------ ------------
   Line of credit.....................................   $ 4,000      $ 4,000
   Note payable, bank.................................        30          388
   Note payable, bank.................................     1,927        1,405
   Note payable, bank.................................       138           91
   Less current portion...............................    (4,538)      (4,576)
                                                         -------      -------
   Long-term debt.....................................   $ 1,557      $ 1,308
                                                         =======      =======

                  ASSOCIATED BRAKE SUPPLY, INC., AND AFFILIATE

                 (amounts in thousands, except for share data)


  The aggregate maturities of debt as of December 31, 1998, are as follows:

       Year ending in December,
         1999............................................................ $4,576
         2000............................................................    --
         2001............................................................    968
         2002............................................................    --
         2003............................................................    340
         Thereafter......................................................    --
                                                                          ------
                                                                          $5,884
                                                                          ======

  The above debt agreements contain certain covenants that, among other things, limit the ability of the Company and the Guarantors to: (i) make any loans to or make any payments on loans to any of the Company's stockholders or ex-stockholders, if any default occurs; (ii) incur additional Debt; (iii) extend loans to subsidiaries or affiliates in excess of $750,000 outstanding at any one time; (iv) enter into certain guarantees of Debt; (v) extend loans or extensions of credit to any individual or entity; (vi) make investments in, or give capital contributions to any individual or entity; (vii) encumber or sell assets; (viii) merge or consolidate with any other entity or transfer or lease all or substantially all of their assets.

Note 6. Operating leases and capital lease obligations and commitments

  The Company leased equipment under agreements which are accounted for under capital leases. The net balance of property and equipment at December 31, 1997 and 1998 under the capital leases is as follows:

                                                                       1997 1998
                                                                       ---- ----
       Gross amount under capital leases.............................. $89  $89
       Less accumulated depreciation..................................  39   53
                                                                       ---  ---
                                                                       $50  $36
                                                                       ===  ===

  The Company leases automobiles and its facilities under non-cancelable operating leases expiring through May 2001, that have an initial or remaining lease terms in excess of one year as of December 31, 1998. The facilities' leases have varying renewal options and a varying escalation clause based on minimal increases and/or the consumer price index. Total rental expense for the operating leases is approximately $707, $812, and $917 for the years ended December 27, 1996, December 26, 1997 and December 31, 1998.

                  ASSOCIATED BRAKE SUPPLY, INC., AND AFFILIATE

                 (amounts in thousands, except for share data)


  Future minimum lease payments for non-cancelable operating leases and capital lease obligations are as follows:

                                                               Capital Operating
                                                               leases   leases
   Year ending in December 31,                                 ------- ---------
     1999.....................................................   $ 9    $1,421
     2000.....................................................    --     1,327
     2001.....................................................    --       928
     2002.....................................................    --       698
     2003.....................................................    --       547
     Thereafter...............................................    --     2,201
                                                                 ---    ------
     Total minimum lease payments.............................     9    $7,122
                                                                 ---    ======
   Less amounts representing interest ........................     1
                                                                 ---
   Present value of minimum lease payments....................   $ 8
                                                                 ===

Note 7. Commitments and Contingencies

  At December 27, 1997 and December 31, 1998 the Company has open stand-by letters of credit totaling $490 and $448, respectively.

Note 8.  Deferred credit

  The deferred credit consists of the excess of net assets acquired over the cost of Freeway Truck Parts, Inc., by ATPM, Inc. in 1988. The Company merged with ATPM, Inc. under a method similar to a pooling of interest as of October 1, 1997 and carried over assets and liabilities at historical cost. The deferred credit is being amortized over 40 years, and for each of the three years ended December 31, 1998, amortization income recognized was $70.

Note 9. Retirement plan

  The Company has a 401(k) profit sharing plan covering all eligible employees. Under the provisions of the agreement, employees are allowed to make deferrals to which the Company can elect to match at a rate of 25% of employee contributions, up to a maximum of 15% of the participants' compensation. For each of the three years ended December 31, 1998, the Company expensed contributions of approximately $95, $98 and $108, respectively.

Note 10. Related party transactions

  The Company leases facilities under operating leases from an ex-stockholder and employee of the Company. Rent expense on the leases totaled $31 and for each of the three years ended December 31, 1998.

  At December 26, 1997 and December 31, 1998, the Company has advanced the stockholders $1,206 and $1,417, respectively. The advances are non-interest bearing and are due on demand. At December 31, 1998, the Company has an amount due to the shareholders in the amount of $295.

                  ASSOCIATED BRAKE SUPPLY, INC., AND AFFILIATE

                 (amounts in thousands, except for share data)


  At December 26, 1997 and December 31, 1998, the Company had long-term notes receivable from certain stockholders of $2,139 and $2,510, respectively. The current portion of these notes was $730 and $782 on December 26, 1997 and December 31, 1998, respectively.

  For the years ended December 26, 1997 and December 31, 1998, the Company has a note payable to a trust, subordinated to the line of credit and each of the note payables, bank. The subordinated note payable originally in the amount of $3,260, is collaterized by the Company's Stock. The subordinated note payable is due in monthly principal and interest installments of $24 maturing October 2019, bearing interest at 7.0% per annum. At December 26, 1997 and December 31, 1998, $3,244 and $3,178, respectively, is outstanding on the note payable, of which $65 and $70, respectively, is current.

  At December 26, 1997 and December 31, 1998, the Company had long-term notes payable to certain stockholders of $844 and $812, respectively. The current portion of these notes was $844 and $775 on December 26, 1997 and December 31, 1998, respectively.

Note 11. Income taxes

  The Company and its affiliate have elected to be taxed under the provision of Subchapter S of the Internal Revenue Code. Under the provisions, the Company and affiliate does not pay federal corporate income taxes, but are subject to a 1.5% California corporate income tax. The stockholders of the Company and affiliate report the Company's taxable income on their individual income tax return.

  Prior to the merger, ATPM, Inc. elected to be taxed as a "C" corporation and after the merger elected to be taxed under the provision of Subchapter S of the Internal Revenue Code. Under the provisions, the Company does not pay Federal corporate income taxes, but is subject to a 1.5% California corporate income tax.

  For each of three years ended December 31, 1998, income tax expenses is composed of the following:

                                 1996                  1997                1998
                          --------------------  ------------------- -------------------
                          Federal State  Total  Federal State Total Federal State Total
                          ------- -----  -----  ------- ----- ----- ------- ----- -----
Current income tax
 expense (benefit)......   $ 25   $ 82   $107    $  4    $45  $ 49    $--    $ 2   $ 2
Change in deferred tax
 assets for ATPM, Inc...    (99)   (38)  (137)    116     21   137     --     --    --
Provision for deferred
 taxes..................                           --     13    13     --     --    --
                           ----   ----   ----    ----    ---  ----    ---    ---   ---
Total income tax expense
 (benefit):.............   $(74)  $ 44   $(30)   $120    $79  $199    $--    $ 2   $ 2
                           ====   ====   ====    ====    ===  ====    ===    ===   ===

  Deferred income taxes are provided for the net tax effects of temporary differences in the reporting of income for financial statement and income tax reporting purposes. They arise principally from timing differences related to the reporting of patronage dividends, and the capitalization of various expenses required for taxation under Section 263A of the Internal Revenue Code.

                  ASSOCIATED BRAKE SUPPLY, INC., AND AFFILIATE

                 (amounts in thousands, except for share data)


  At December 27, 1996, December 26, 1997 and December 31, 1998, the Company has recorded deferred tax assets of approximately $543, $16 and $14, reflecting the future deductibility of certain amounts not currently deductible.

Note 12. Common stock

  Common stock of the Company includes the following: 10,000 shares of no par Common Stock for Associated Brake Supply, Inc. in which 400 shares were issued and authorized (valued at $4) on December 27, 1997 and December 31, 1998, and 10,000 shares of no par Common Stock for Onyx Distribution, Inc. in which 200 shares were issued and authorized (valued at $2) on December 27, 1997 and December 31, 1998.

Note 13.  Subsequent events

  On January 11, 1999, HDA Parts System, Inc. purchased the Company. This was accounted for as a purchase. The financial statements have not been effected by this transaction.

                                 VANTAGE PARTS

                            COMBINED BALANCE SHEETS
                                  (Unaudited)

                         At December 31, 1997 and 1998
                             (amount in thousands)

                                                                 1997    1998
                                                                ------- -------
                            ASSETS
                            ------
Current assets:
  Cash......................................................... $   275 $   407
  Accounts receivable, less allowance for doubtful accounts of
   $444 and $371, respectively ................................   5,632   5,157
  Inventories..................................................   7,594   9,848
  Deferred income taxes........................................     437     463
  Other current assets.........................................      56     320
                                                                ------- -------
    Total current assets.......................................  13,994  16,195
                                                                ------- -------
  Property and equipment, net..................................   1,335   1,304
  Other assets.................................................      79      93
  Goodwill, net of accumulated amortization of $11 and $105,
   respectively................................................   1,406   1,312
                                                                ------- -------
    Total assets............................................... $16,814 $18,904
                                                                ======= =======
                    LIABILITIES AND EQUITY
                    ----------------------
Current liabilities:
  Accounts payable............................................. $ 4,058 $ 3,015
  Accrued liabilities..........................................     535     470
                                                                ------- -------
    Total current liabilities..................................   4,593   3,485
                                                                ------- -------
Deferred taxes.................................................      17      50
Commitments and contingencies
Company equity:
  Investments by and advances from CNF.........................  12,204  15,369
                                                                ------- -------
    Total liabilities and company equity....................... $16,814 $18,904
                                                                ======= =======


                       See Notes to Financial Statements.

                                 VANTAGE PARTS

                         COMBINED STATEMENTS OF INCOME
                                  (Unaudited)

           For the three years ended December 31, 1996, 1997 and 1998
                             (amounts in thousands)

                                                       1996     1997     1998
                                                      -------  -------  -------
Trade sales.......................................... $27,032  $30,250  $45,156
Affiliate sales......................................   6,239    7,622    9,856
                                                      -------  -------  -------
    Total sales......................................  33,271   37,872   55,012
                                                      -------  -------  -------
Operating expenses:
  Cost of sales......................................  26,506   30,552   43,820
  General and administrative.........................   5,400    6,017    8,260
  Depreciation.......................................     193      228      271
                                                      -------  -------  -------
    Total operating expenses.........................  32,099   36,797   52,351
                                                      -------  -------  -------
Income from operations...............................   1,172    1,075    2,661
Interest (expense)...................................    (435)    (374)    (585)
Other income.........................................       3      --        11
                                                      -------  -------  -------
Income before income taxes...........................     740      701    2,087
                                                      -------  -------  -------
Income taxes.........................................     297      282      825
                                                      -------  -------  -------
Net income and comprehensive income.................. $   443  $   419  $ 1,262
                                                      =======  =======  =======


                       See Notes to Financial Statements.

                                 VANTAGE PARTS

                       COMBINED STATEMENTS OF CASH FLOWS
                                  (Unaudited)

           For the Three Years Ended December 31, 1996, 1997 and 1998
                             (amounts in thousands)

                                                       1996    1997     1998
                                                      ------  -------  -------
Cash flows from operating activities:
 Net income and comprehensive income................. $  443  $   419  $ 1,262
 Adjustments to reconcile net income to net cash
  provided by (used in) operating activities:
  Depreciation and amortization......................    219      251      377
   Gain on disposal of property and equipment........     (3)     --       (11)
   Change in operating assets and liabilities net of
    effect of acquisitions:
    Accounts receivable, net.........................   (664)  (1,094)     475
    Other current assets.............................     28       17     (264)
    Inventory........................................    233     (916)  (2,254)
    Provision for deferred taxes.....................   (132)     (92)       7
    Other assets.....................................      5      (50)     (26)
    Accounts payable.................................  1,442    2,373   (1,043)
    Accrued and other liabilities....................     94   (1,963)     (65)
                                                      ------  -------  -------
     Net cash provided by (used in) operating
      activities.....................................  1,665   (1,055)  (1,542)
                                                      ------  -------  -------
Cash flows from investing activities:
 Purchases of property and equipment.................   (386)    (295)    (240)
 Proceeds from sale of property and equipment........      5      --        11
 Acquisition of parts distributorships...............    --    (1,652)     --
                                                      ------  -------  -------
     Net cash used in investing activities...........   (381)  (1,947)    (229)
                                                      ------  -------  -------
Cash flows from financing activities:
 (Decrease) increase in investment and advances from
  CNF................................................ (1,450)   3,124    1,903
                                                      ------  -------  -------
     Net cash (used for) provided by financing
      activities..................................... (1,450)   3,124    1,903
                                                      ------  -------  -------
 Net change in cash..................................   (166)     122      132
                                                      ------  -------  -------
 Cash at beginning of year...........................    319      153      275
                                                      ------  -------  -------
Cash at end of year.................................. $  153  $   275      407
                                                      ======  =======  =======
Supplemental information to cash flows:
Detail of acquisitions:
 Fair value of assets................................ $  --   $ 2,425  $   --
 Fair value of liabilities...........................    --     2,190      --
                                                      ------  -------  -------
Net fair value of assets and liabilities.............    --       235      --
 Goodwill recorded...................................    --     1,417      --
                                                      ------  -------  -------
Net cash paid for acquisitions....................... $  --   $ 1,652  $   --
                                                      ======  =======  =======

                       See Notes to Financial Statements.

                                 VANTAGE PARTS

               NOTES TO COMBINED FINANCIAL STATEMENTS (Unaudited)
                             (amounts in thousands)

1. Summary of Significant Accounting Policies:

 Description of Business

  Vantage Parts ("the Company") is owned by CNF Transportation Inc. ("CNF"). The Company is comprised of the assets of CNF's wholly owned Vantage Parts division and Vantage Parts of Illinois, a wholly owned subsidiary of CNF.

  The Company is engaged in the wholesale, retail, and refurbishing of truck parts throughout the United States. The company is headquartered in Portland, Oregon and has stores throughout the United States.

  The accompanying financial statements have been prepared at the direction of HDA Parts System, Inc. and reflect the "carve-out" financial position, results of operations and cash flows of the Company for the periods presented. Certain corporate general and administrative expenses of CNF have been allocated to the Company (Note 4) on various bases which, in the opinion of management, are reasonable. However, such expenses are not necessarily indicative of, and it is not practicable for management to estimate, the nature and level of expenses which might have been incurred had the Company operated as a stand-alone Company.

 Use of estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash and cash equivalents

  Cash and cash equivalents are highly liquid investments with original maturities of three months or less.

 Inventories

  Inventories consist of truck parts, and are valued at the lower of cost or market. Cost is determined on the average cost method.

 Property and equipment

  Purchase of property and equipment, including additions and improvements and expenditures for repairs and maintenance that significantly add to productivity or extend the economic lives of the assets, are capitalized at cost and depreciated on a straight-line basis over their estimated useful lives as follows:

   Building and improvements........................................ 10-25 years
   Equipment and furniture..........................................  3-10 years

                                 VANTAGE PARTS

                             (amounts in thousands)


  Maintenance, repairs, and minor replacements of these items are charged to expense as incurred.

 Goodwill

  Goodwill consists of the acquisition cost in excess of the fair value of the net assets acquired in 1996 (see Note 3). Goodwill is amortized on a straight-line basis over fifteen years.

 Income Taxes

  The Company is included as part of the consolidated U.S. federal income tax return of CNF. The provision for income taxes is computed on the taxable income of the Company on a stand-alone basis.

  The Company accounts for income taxes based on the asset and liability approach in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial reporting and the tax bases of assets and liabilities.

  The liability for the current portion of the tax provision is transferred to the Investments by and advances from CNF account at the end of each year. The net asset or liability for deferred income taxes has been included in the accompanying balance sheets.

 Revenue Recognition

  Revenue is recognized when products are shipped. Sales for core parts are recorded net of exchanges and "core" credits. Cores, which are reusable components of originally purchased parts, may be exchanged for credit at the time of purchase or within a specified period. Returned cores are either returned to the vendor for credit or remanufactured.

2. Property and Equipment:

  Property and equipment consists of the following:

                                                                  December 31,
                                                                  -------------
                                                                   1997   1998
                                                                  ------ ------
   Land.......................................................... $  145 $  145
   Building and improvements.....................................    781    803
   Equipment and furniture.......................................  1,612  1,779
   Construction-in-progress......................................    --      13
                                                                  ------ ------
                                                                   2,538  2,740
   Less accumulated depreciation.................................  1,203  1,436
                                                                  ------ ------
   Property and equipment, net................................... $1,335 $1,304
                                                                  ====== ======

                                 VANTAGE PARTS

                             (amounts in thousands)


3. Acquisition:

  On November 17, 1997, the Company, through CNF, acquired the net assets of Commercial Trailer Parts and Supply Company ("CTPS"), and Consolidated Spring and Alignment Company ("CSA"), parts distributorships with a facility in Willowbrook, Illinois, for cash of $1,652. This acquisition was accounted for in accordance with the purchase method of accounting, and accordingly the results of operations of CTPS and CSA were included in the accompanying statements of income from the acquisition date. The net assets of CTPS and CSA were included in the accompanying balance sheets at values representing the allocation of the purchase cost to such net assets. At acquisition, the fair value of tangible assets and liabilities totaled $2,425 and $2,190, respectively. The excess of purchase cost over the valuation of the net tangible assets of $1,417 was recorded as goodwill and is being amortized on a straight-line basis over 15 years.

  The following summary presents unaudited pro forma financial information as if the CTPS and CSA were acquired at the beginning of each year, rather than from the date of acquisition, after giving effect to certain adjustments including amortization of goodwill, interest expense and a normal charge for income taxes. The pro forma financial summary is for information purposes only, based on historical information, and does not necessarily reflect the actual results that would have occurred nor is it necessarily indicative of future results of operations of the combined.

                                              1996                1997
                                       ------------------- -------------------
                                       Actual   Proforma   Actual   Proforma
                                       ------- ----------- ------- -----------
                                               (unaudited)         (unaudited)
   Net sales.......................... $33,271   $46,878   $37,872   $51,239
   Net income and comprehensive
    income............................     443       931       419       951

4. Related Party Transactions:

  The Company has entered into sales transactions with CNF and its affiliates. Revenues from these sales totaled $6,239, $7,622 and $9,856 for the years ended December 31, 1996, 1997 and 1998, respectively. The Company's sales to CNF were primarily at market prices as periodically determined by CNF.

  CNF provides the Company certain management, data processing, human resources, purchasing, credit, accounting and tax services. An allocation of the estimated costs of these services is charged directly to the Company each month by CNF using varying allocation bases (primarily number of transactions processed or number of employees covered). The allocation process is consistent with the methodology used by CNF to allocate costs of similar services provided to its other business units. The allocated costs of these services, which aggregated $456, $513 and $842 for the years ended December 31, 1996, 1997 and 1998, respectively, were reflected in general and administrative expenses in the accompanying statements of operations.

  CNF also provides certain employee benefits and insurance coverage to the Company, including workers' compensation, health and welfare, pension and auto liability. An allocation of the estimated costs of these services is charged directly to the Company each month by CNF based on actual costs and using various allocation methods. The allocation process is consistent with the methodology used

                                 VANTAGE PARTS

                             (amounts in thousands)

by CNF to allocate costs of similar services provided to its other business units. The allocated costs of these services, which aggregated $514, $757 and $763 for the years ended December 31, 1996, 1997 and 1998, respectively, were reflected in cost of sales in the accompanying statements of operations.

  The Company is dependent on CNF for financing. CNF maintains a centralized cash management system and substantially all cash receipts and disbursements are recorded at the corporate level. The Company is charged or credited for the net of cash receipts and disbursements each month. The Company incurs a monthly charge for interest expense from CNF based on a formula which takes into consideration the Company's rolling twelve month average balance in its investments by and advances from CNF account, excluding the current year and cumulative earnings amounts, multiplied by an interest rate. The Company incurred a charge for interest expense from CNF of $435, $374 and $585 for the years ended December 31, 1996, 1997 and 1998, respectively.

  The following table sets forth the activity in the Company Equity account for the years ended December 31, 1996, 1997 and 1998.

                                                       1996     1997    1998
                                                      -------  ------- -------
   Balance, beginning of year........................ $ 9,668  $ 8,661 $12,204
   Net income and comprehensive income...............     443      419   1,262
   Investments by and advances from (distributions
    to) CNF..........................................  (1,450)   3,124   1,903
                                                      -------  ------- -------
   Balance, end of year.............................. $ 8,661  $12,204 $15,369
                                                      =======  ======= =======

5. Income Taxes:

  The provision for income taxes for the years ended December 31, 1996, 1997 and 1998 was as follows:

                                                                 1996 1997 1998
                                                                 ---- ---- ----
   Current income taxes:
     Federal.................................................... $133 $153 $672
     State......................................................   32   37  160
   Deferred income taxes........................................  132   92   (7)
                                                                 ---- ---- ----
                                                                 $297 $282 $825
                                                                 ==== ==== ====

  The provision for income taxes differed from the United States statutory rate for the years ended December 31, 1996, 1997 and 1998 for the following reasons:

                                                                 1996 1997 1998
                                                                 ---- ---- ----
   Statutory tax rate........................................... $251 $238 $710
   State and local taxes, net of federal benefit................   38   36  105
   Non-deductible expenses......................................    8    8   10
                                                                 ---- ---- ----
                                                                 $297 $282 $825
                                                                 ==== ==== ====

                                 VANTAGE PARTS

                             (amounts in thousands)


  Deferred tax assets (liabilities) were comprised of the following at December 31, 1997 and 1998:

                                                                     1997  1998
                                                                     ----  ----
   Gross deferred tax assets:
     Employee benefits.............................................. $ 57  $ 64
     Inventories....................................................  204   246
     Accounts receivable............................................  173   145
     Other..........................................................    3     8
                                                                     ----  ----
                                                                      437   463
   Gross deferred tax liabilities:
     Property and equipment.........................................  (17)  (50)
                                                                     ----  ----
   Net deferred tax asset........................................... $420  $413
                                                                     ====  ====

6. Operating Leases:

  The Company leases manufacturing, warehouse and office facilities, cars and certain equipment. Future minimum lease payments required under operating leases having initial or remaining noncancelable lease terms in excess of one year are set forth below:

   1999.................................................................. $  513
   2000..................................................................    385
   2001..................................................................    266
   2002..................................................................    155
   2003..................................................................    148
   Thereafter............................................................    148
                                                                          ------
                                                                          $1,615
                                                                          ======

  Rental expense under operating leases amounted to $433, $484 and $507 for the years ended December 31, 1996, 1997 and 1998, respectively.

7. Commitments and Contingencies:

  The Company is involved in litigation from time to time incidental to the conduct of its business; however, the Company is not currently a party to any lawsuit or proceeding which, in the opinion of management, is likely to have a material adverse effect on the financial position or results of operations of the Company.

8. Subsequent Event:

  On February 5, 1999, CNF entered into a letter of intent agreement with HDA Parts System, Inc. ("HDA") whereby HDA will acquire the Company.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
Truck and Trailer Parts, Inc. and Affiliate

  In our opinion, the accompanying combined balance sheets and the related combined statements of income and stockholders' equity and cash flows present fairly, in all material respects, the combined financial position of Truck and Trailer Parts, Inc. and Affiliate (the "Companies") at December 31, 1996 and 1997 and September 30, 1998, and the combined results of their operations and their cash flows for the years ended December 31, 1996 and 1997 and the nine-month period ended September 30, 1998 in conformity with generally accepted accounting principles. These combined financial statements are the responsibility of the Companies' management; our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

December 30, 1998
Atlanta, Georgia

                  TRUCK AND TRAILER PARTS, INC. AND AFFILIATE

                            COMBINED BALANCE SHEETS

            At December 31, 1996 and 1997 and at September 30, 1998
                             (amounts in thousands)

                                                     December 31,
                                                     ------------- September 30,
                                                      1996   1997      1998
                                                     ------ ------ -------------
                       ASSETS
                       ------
Current assets
  Cash and cash equivalents......................... $   60 $   18    $  127
  Accounts receivables..............................  2,021  2,493     3,151
  Notes receivable from related parties.............     22    237       --
  Inventories.......................................  2,890  4,676     5,281
  Prepaid expenses..................................     72     19       102
  Advances to shareholders and employees............      2      2         2
                                                     ------ ------    ------
    Total current assets............................  5,067  7,445     8,663
                                                     ------ ------    ------
Property and equipment
  Transportation equipment..........................    544    646       607
  Machinery and equipment...........................    324    404       455
  Computer equipment................................    202    307       309
  Office furniture and equipment....................    137    185       196
  Leasehold improvements............................     16     18        18
                                                     ------ ------    ------
                                                      1,223  1,560     1,585
  Less accumulated depreciation.....................    710    916     1,093
                                                     ------ ------    ------
                                                        513    644       492
                                                     ------ ------    ------
Other assets
  Intangible assets, net............................     48     45        43
  Deposits..........................................     11     17        17
                                                     ------ ------    ------
                                                         59     62        60
                                                     ------ ------    ------
    Total assets.................................... $5,639 $8,151    $9,215
                                                     ====== ======    ======
        LIABILITIES AND STOCKHOLDERS' EQUITY
        ------------------------------------
Current liabilities
  Line of credit.................................... $  943 $1,095    $2,725
  Current portion of long-term debt.................     89     70        47
  Accounts payable..................................  1,281  2,401     2,416
  Accrued liabilities...............................    447    324       268
                                                     ------ ------    ------
    Total current liabilities.......................  2,760  3,890     5,456
Long-term liabilities
  Long-term debt....................................    323    315       265
  Notes payable to related parties..................    132    129        80
                                                     ------ ------    ------
                                                        455    444       345
Stockholders' equity................................  2,424  3,817     3,414
                                                     ------ ------    ------
    Total liabilities and stockholders' equity...... $5,639 $8,151    $9,215
                                                     ====== ======    ======

   The accompanying notes are an integral part of these financial statements.

                  TRUCK AND TRAILER PARTS, INC. AND AFFILIATE

             COMBINED STATEMENTS OF INCOME AND STOCKHOLDERS' EQUITY

               For the Years Ended December 31, 1996 and 1997 and for the Nine Month Period Ended September 30, 1998
                             (amounts in thousands)

                                                                   Nine Month
                                                  Year Ended      Period Ended
                                                  December 31     September 30,
                                                ----------------  -------------
                                                 1996     1997        1998
                                                -------  -------  -------------
Sales.......................................... $19,963  $24,011     $22,925
Cost of sales..................................  16,223   19,697      18,702
                                                -------  -------     -------
    Gross profit...............................   3,740    4,314       4,223
Selling, general and administrative expenses...   2,537    2,838       2,485
                                                -------  -------     -------
    Income from operations.....................   1,203    1,476       1,738
Other income (expense)
  Interest expense.............................    (126)     (85)       (119)
  Gain (loss) on disposal of fixed assets......      12       10          (8)
  Other income (expense).......................      12       10          (8)
                                                -------  -------     -------
    Income before income taxes.................   1,101    1,411       1,603
Income tax expense.............................     411       18         --
                                                -------  -------     -------
    Net income and comprehensive income........     690    1,393       1,603
Stockholders' equity--beginning of year........   1,734    2,424       3,817
Distributions to stockholders..................     --       --       (2,006)
                                                -------  -------     -------
Stockholders' equity--end of period............ $ 2,424  $ 3,817     $ 3,414
                                                =======  =======     =======


   The accompanying notes are an integral part of these financial statements.

                  TRUCK AND TRAILER PARTS, INC. AND AFFILIATE

                       COMBINED STATEMENTS OF CASH FLOWS

               For the Years Ended December 31, 1996 and 1997 and
               For the Nine Month Period Ended September 30, 1998
                             (amounts in thousands)

                                                  Year Ended       Nine Month
                                                 December 31,     Period Ended,
                                                ----------------  September 30,
                                                 1996     1997        1998
                                                -------  -------  -------------
Cash flows from operating activities
  Net income and comprehensive income.......... $   690  $ 1,393     $ 1,603
  Adjustments to reconcile net income to net
   cash provided by (used for) operating
   activities
    Depreciation...............................     227      265         215
    Amortization of intangibles................       2        3           2
    (Gain) loss on disposal of fixed assets....     (12)     (10)          8
    Changes in operating assets and liabilities
      Accounts receivable......................     (14)    (472)       (658)
      Notes receivable.........................      40     (215)        237
      Inventories..............................     594   (1,786)       (605)
      Prepaid expenses.........................      13       53         (83)
      Other assets.............................     (10)      (6)        --
      Accounts payable.........................    (176)   1,120          15
      Accrued liabilities......................     135     (123)        (56)
                                                -------  -------     -------
        Net cash provided by operating
         activities............................   1,489      222         678
                                                -------  -------     -------
Cash flows provided by (used for) investing
 activities
  Acquisition of property and equipment........    (315)    (431)        (86)
  Purchase of a business.......................    (619)     --          --
  Proceeds from sale of property and
   equipment...................................      84       45          15
                                                -------  -------     -------
        Net cash used for investing
         activities............................    (850)    (386)        (71)
                                                -------  -------     -------
Cash flows provided by (used for) financing
 activities
  Principal payments of long-term debt.........    (229)    (110)       (122)
  Proceeds fom short term line of credit.......   7,154    7,755       8,463
  Payments of short term line of credit........  (7,533)  (7,603)     (6,833)
  Proceeds from issuance of long-term debt.....      18       80         --
  Distribution to stockholders.................     --       --       (2,006)
                                                -------  -------     -------
        Net cash provided by (used for)
         financing activities..................    (590)     122        (498)
                                                -------  -------     -------
Increase (decrease) in cash and cash
 equivalents...................................      49      (42)        109
Cash and cash equivalents at beginning of
 year..........................................      11       60          18
                                                -------  -------     -------
Cash and cash equivalents at end of period..... $    60  $    18     $   127
                                                =======  =======     =======

   The accompanying notes are an integral part of these financial statements.

                  TRUCK AND TRAILER PARTS, INC. AND AFFILIATE

                     NOTES TO COMBINED FINANCIAL STATEMENTS

               For the Years Ended December 31, 1996 and 1997 and
               For the Nine Month Period Ended September 30, 1998
                             (amounts in thousands)

Note 1--Basis of Presentation

  The accompanying combined financial statements include Truck and Trailer Parts, Inc. (TTPI) and DHP Leasing, Inc. (the "Companies") which are under common ownership. TTPI engages in the sale of replacement parts for heavy duty trucks and trailers in the southeastern United States. DHP Leasing, Inc. leases certain office and warehouse equipment to TTPI. The combined financial statements include the accounts of the Companies as of December 31, 1996 and 1997 and September 30, 1998, and for each of the two years ended December 31, 1996 and 1997 and for the nine-month period ended September 30, 1998. All material intercompany balances have been eliminated.

  Effective September 30, 1998 the Companies were acquired by HDA Parts System, Inc. These financial statements represent the Companies' financial position prior to any effect of the acquisition.

Note 2--Summary of Significant Accounting Policies

 Cash and cash equivalents

  Cash and cash equivalents consist of highly liquid instruments with original maturities of three months or less from date of purchase.

 Accounts receivable

  Substantially all of the accounts receivable are pledged as collateral for the bank line of credit (See Note 4). Bad debts charged to operations amounted to $77 and $106 for 1996 and 1997 and $27 for the nine-month period ended September 30, 1998, respectively.

 Inventories

  Inventories are stated at the lower of cost or market. Cost is determined using the average cost basis (See Note 3).

 Property and equipment

  Property and equipment is carried at cost less accumulated depreciation. Improvements, which are capitalized, extend the useful life of the underlying assets. Expenditures for maintenance and repairs are charged to expense as incurred. The Companies provide for depreciation of property and equipment using accelerated methods over estimated useful lives of five to seven years.

 Other assets

  Included in other assets are goodwill and noncompete agreements totaling $48, $45, and $43 at December 31, 1996 and 1997 and September 30, 1998, respectively. These assets are being

                  TRUCK AND TRAILER PARTS, INC. AND AFFILIATE

                             (amounts in thousands)

amortized over their estimated useful life of 15 years. Accumulated amortization amounted to $2, $5 and $7 at December 31, 1996 and 1997 and September 30, 1998, respectively.

 Revenue recognition

  Revenue is recognized when products are shipped. Sales for core parts are recorded net of exchanges and "core" credits. Cores, which are reusable components of originally purchased parts, may be exchanged for credit at the time of purchase or within a specified period. Returned cores are returned to the vendor for credit.

 Income taxes

  On January 1, 1997 and future years TTPI, with the consent of its stockholders, elected under the Internal Revenue Code to be taxed as an S corporation. DHP Leasing, Inc., from its inception in 1995, elected to be taxed as an S corporation. In lieu of corporate income taxes, the stockholders of an S corporation are taxed on their proportionate share of the Companies' taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements for 1997. Prior to 1997, deferred income tax assets and liabilities were recognized for the expected future tax consequences of temporary differences between the income tax and financial reporting carrying amounts of assets and liabilities (See Note 7).

 Use of estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 3--Inventories

  At December 31, 1996 and 1997 and September 30, 1998, inventories consist of the following:

                                                                   September 30,
                                                      1996   1997      1998
                                                     ------ ------ -------------
   Parts Inventory.................................. $2,643 $4,488    $4,955
   Core Inventory...................................    247    188       326
                                                     ------ ------    ------
                                                     $2,890 $4,676    $5,281
                                                     ====== ======    ======

                  TRUCK AND TRAILER PARTS, INC. AND AFFILIATE

                             (amounts in thousands)


Note 4--Long-Term Debt

  At December 31, 1996 and 1997 and September 30, 1998 long-term debt consists of the following:

                                                                   September 30,
                                                       1996  1997      1998
                                                       ----  ----  -------------
   8% unsecured note payable in monthly installments
    of $4, including interest to 2006................  $322  $299      $282
   8% note payable, secured by property and
    equipment, payable in monthly installments of $2,
    including interest to 2000.......................   --     63        30
   7% note payable, secured by computer equipment
    with a carrying value of $55 in 1996 and $44 in
    1997.............................................    61    21       --
   6.5% note payable, secured by a truck, payable in
    monthly installments of $1, including interest in
    1998.............................................     8     2       --
   Other.............................................    21   --        --
                                                       ----  ----      ----
   Less current portion..............................   (89)  (70)      (47)
                                                       ----  ----      ----
                                                       $323  $315      $265
                                                       ====  ====      ====

  The Companies had a maximum availability of $3,000 in 1996, 1997 and 1998 on a line of credit from a bank with interest payable at the 30 day LIBOR (London Interbank Offered Rate) plus 2 percent. The line is secured by accounts receivable and inventories. The Companies' outstanding balance at December 31, 1996 and 1997 and September 30, 1998, was, $943, $1,095 and $2,725
respectively. The Companies paid $126, $85, and $119 interest during 1996, 1997, and 1998, respectively.

Note 5--Combined Stockholders' Equity

  At December 31, 1996 and 1997 and September 30, 1998, combined stockholders' equity consists of the following:

                                                  December 31,
                                                  -------------- September 30,
                                                   1996    1997      1998
                                                  ------  ------ -------------
   Truck and Trailer Parts, Inc.
     Common stock, $0 par value, 10,000 shares
      authorized, 1,069 shares issued and
      outstanding................................ $  --   $  --     $  --
     Additional paid-in capital..................     55      55        55
     Retained earnings...........................  2,371   3,728     3,297
                                                  ------  ------    ------
                                                   2,426   3,783     3,352
   DHP Leasing, Inc.
     Common stock, voting, $0 par value, 150,000
      shares authorized, 1,000 shares issued and
      outstanding................................    --      --        --
     Additional paid-in capital..................      5       5         5
     Retained earnings (deficit).................     (7)     29        57
                                                  ------  ------    ------
   Stockholders' equity.......................... $2,424  $3,817    $3,414
                                                  ======  ======    ======

                  TRUCK AND TRAILER PARTS, INC. AND AFFILIATE

                             (amounts in thousands)


Note 6--Employee Benefit Plans

  The Companies have a contributory employee benefit plan which is qualified under Section 401(k) of the Internal Revenue Code. Substantially all employees are eligible for participation in the plan. An employee may have up to 15% of his/her salary withheld. The Companies may contribute for each participant a matching contribution equal to a percentage of the participant's contribution. The Companies' total expenses for contributions to the plan was $106, $179, and $88, in 1996, 1997 and 1998, respectively.

Note 7--Commitments

  The Companies lease office and warehouse space from related parties. Rent expense to related parties was $133, $179, and $163 in 1996, 1997, and 1998, respectively. The Companies also lease office and warehouse space from unrelated parties. Rent expense to third-parties was $145, $125, and $122 in 1996, 1997, and 1998, respectively. Minimum future rental payments under these leases for each of the next five years, and thereafter, and in the aggregate, are as follows:

                                                            Related
                                                            Parties Other Total
                                                            ------- ----- ------
   1999....................................................  $224   $ 94  $  318
   2000....................................................   224     86     311
   2001....................................................   144     82     225
   2002....................................................   --      83      83
   2003 and thereafter.....................................   --     463     463
                                                             ----   ----  ------
     Total.................................................  $592   $808  $1,400
                                                             ====   ====  ======

Note 8--Related Party Transactions

  Unsecured notes payable, on demand to related parties amounted to $132, $129, and $80 at December 31, 1996 and 1997 and September 30, 1998, respectively. Interest on these notes amounted to $10, $8, and $6 in 1996, 1997, and 1998, respectively. Interest is payable at 1% above the prime rate.

  Notes receivable from related parties amounted to $22 and $237 at December 31, 1996 and 1997, respectively. The interest rate was prime plus 2%.

                  TRUCK AND TRAILER PARTS, INC. AND AFFILIATE

                             (amounts in thousands)


Note 9--Income Taxes

  Significant components of the provision for income taxes attributable to continuing operations are as follows:

                                                         Year
                                                         ended
                                                       December    Nine-Month
                                                          31,     Period Ended
                                                       ---------- September 30,
                                                       1996  1997     1998
                                                       ----  ---- -------------
   Current expense
     Federal.......................................... $366  $--      $ --
     State............................................   65   --        --
                                                       ----  ---      ----
     Total current....................................  431   --        --
   Deferred expense (benefit)
     Federal.......................................... $(17) $15      $ --
     State............................................   (3)   3        --
                                                       ----  ---      ----
     Total deferred................................... $411  $18      $ --
                                                       ====  ===      ====

  Income taxes in the amount of $356 and $38 were paid in 1996 and 1997, respectively. In conjunction with the election on January 1, 1997 to be taxed as an S corporation, Truck & Trailer Parts, Inc. (TTPI) recognized an expense of $18 resulting from the transfer of TTPI's deferred tax assets to its stockholders as explained in Note 1.

  At December 31, 1997, significant components of TTPI's deferred tax assets were as follows:

   Deferred tax assets
     Uniform capitalization................................................ $16
     Capital loss carryforwards............................................   2
                                                                            ---
                                                                            $18
                                                                            ===

  As described in Note 1, TTPI filed a Subchapter S election effective January 1, 1997. Therefore, there is no current income tax provision for the periods ended December 31, 1997 and September 30, 1998. The amount included in the 1997 income statement for income tax expense reflects the write-off of the deferred tax asset.

Note 10--Subsequent Event

  Effective September 30, 1998, the Companies were sold to HDA Parts System, Inc. The financial statements have not been effected by this transaction. As a result of this transaction, the Companies' operating facilities in Greenville, SC, and Dalton, GA, have been transferred to other companies held by HDA Parts System, Inc.

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
HDA Parts System, Inc.
Chicago, Illinois

  We have audited the accompanying balance sheet of Connecticut Driveshaft, Inc. as of September 30, 1998, and the related statements of income, retained earnings, and cash flows for the nine months ended September 30, 1998. The financial statements are the responsibility of Connecticut Driveshaft, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Connecticut Driveshaft, Inc. as of September 30, 1998, and the results of its operations and its cash flows for the nine months ended September 30, 1998, in conformity with generally accepted accounting principles.

/s/ McGladrey & Pullen, llp
Minneapolis, Minnesota
November 4, 1998

                          CONNECTICUT DRIVESHAFT, INC.

                                 BALANCE SHEET

                               September 30, 1998
                       (In thousands, except share data)

                                 ASSETS
                                 ------

Current Assets
  Cash and cash equivalents............................................. $    3
  Receivables:..........................................................
    Trade, less allowance for doubtful accounts of $268.................  1,824
    Vendor..............................................................    236
  Inventories...........................................................  4,863
  Other assets..........................................................     31
                                                                         ------
      Total current assets..............................................  6,957
                                                                         ------
Equipment and Leasehold Improvements, at cost (Note 2)
  Machinery and equipment...............................................  1,026
  Vehicles..............................................................    952
  Furniture and fixtures................................................    686
  Leasehold improvements................................................    202
                                                                         ------
                                                                          2,866
  Less accumulated depreciation.........................................  2,552
                                                                         ------
                                                                            314
                                                                         ------
Cash Value of Life Insurance............................................    247
                                                                         ------
Security Deposits.......................................................     14
                                                                         ------
                                                                         $7,532
                                                                         ======

                  LIABILITIES AND STOCKHOLDERS' EQUITY
                  ------------------------------------

Current Liabilities
  Bank note payable (Note 2)............................................ $1,713
  Current maturities of long-term debt (Note 2).........................     56
  Accounts payable......................................................  1,802
  Accrued expenses......................................................    376
  Income taxes payable..................................................    138
                                                                         ------
      Total current liabilities.........................................  4,085
                                                                         ------
Long-Term Debt, less current maturities (Note 2)........................      5
                                                                         ------
Commitments and Contingencies (Notes 4 and 5)...........................
Stockholders' Equity
  Common stock, no par value; authorized 5,000 shares; issued and
   outstanding 1,000 shares.............................................      1
  Retained earnings.....................................................  3,441
                                                                         ------
                                                                          3,442
                                                                         ------
                                                                         $7,532
                                                                         ======

                       See Notes to Financial Statements.

                          CONNECTICUT DRIVESHAFT, INC.

                              STATEMENT OF INCOME

                      Nine Months Ended September 30, 1998
                                 (In thousands)

Net sales.............................................................. $14,860
Cost of goods sold.....................................................  11,038
                                                                        -------
    Gross profit.......................................................   3,822
Operating expenses (Note 3)............................................   3,497
                                                                        -------
    Operating income...................................................     325
                                                                        -------
Nonoperating income (expense):
  Interest income......................................................       7
  Interest expense.....................................................    (126)
                                                                        -------
                                                                           (119)
                                                                        -------
    Income before income taxes.........................................     206
Provision for state income taxes.......................................     (32)
                                                                        -------
    Net income......................................................... $   174
                                                                        =======

                         STATEMENT OF RETAINED EARNINGS

                      Nine Months Ended September 30, 1998
                                 (In thousands)

Balance, beginning (Note 6)............................................. $3,267
  Net income............................................................    174
                                                                         ------
Balance, ending......................................................... $3,441
                                                                         ======



                       See Notes to Financial Statements.

                             CONNECTICUT DRIVESHAFT

                            STATEMENT OF CASH FLOWS

                      Nine Months Ended September 30, 1998
                                 (In thousands)

Cash Flows From Operating Activities
  Net income............................................................ $ 174
  Adjustments to reconcile net income to net cash used in operating activities:
    Depreciation........................................................   131
    Changes in assets and liabilities:
      Trade receivables.................................................   (80)
      Vendor receivables................................................   (50)
      Inventories.......................................................  (241)
      Other assets......................................................     3
      Accounts payable..................................................   (99)
      Accrued expenses..................................................    68
      Income taxes payable..............................................    20
                                                                         -----
        Net cash used in operating activities...........................   (74)
                                                                         -----
Cash Flows From Investing Activities
  Increase in cash value of life insurance..............................   (16)
  Purchase of equipment.................................................   (22)
                                                                         -----
        Net cash used in investing activities...........................   (38)
                                                                         -----
Cash Flows From Financing Activities
  Net borrowings on bank note payable...................................   171
  Principal payments on long-term debt..................................   (63)
                                                                         -----
        Net cash provided by financing activities.......................   108
                                                                         -----
        Decrease in cash and cash equivalents...........................   (4)
Cash and Cash Equivalents
  Beginning.............................................................     7
                                                                         -----
  Ending................................................................ $   3
                                                                         =====

Supplemental Disclosures of Cash Flow Information
  Cash payments for interest............................................ $ 125
  Cash payments for income taxes........................................     2
                                                                         =====

                       See Notes to Financial Statements.

                          CONNECTICUT DRIVESHAFT, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                 (In Thousands)

Note 1. Nature of Business and Significant Accounting Policies

  Nature of business: The Company is a distributor of motor vehicle parts and repairs and rebuilds driveshafts, brake shoes, and brake drums. The Company operates out of six locations in Connecticut and Massachusetts. The Company sells its products primarily to customers in the United States on credit terms that the Company establishes for its customers.

  A summary of the Company's significant accounting policies follows:

  Cash and cash equivalents: For purposes of reporting the statement of cash flows, the Company considers all cash accounts, which are not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments to be cash equivalents. The Company maintains its cash accounts at levels which at times may exceed federally insured limits. The Company has not experienced any losses on these deposits.

  Vendor receivables: The vendor receivables consist primarily of rebates to be received from vendors for meeting certain purchase levels. The receivable represents management's estimate of rebates to be received based on purchasing activity calculated by rates included in the rebate agreements.

  Inventories: Inventories are stated at the lower of cost (first in, first out method) or market, and are comprised solely of purchased and finished goods.

  Depreciation: Depreciation is computed over the estimated useful lives of the respective assets using accelerated methods. The estimated useful lives by class are as follows:

                                                                          Years
                                                                          -----
   Machinery.............................................................  3-10
   Vehicles..............................................................   3-5
   Furniture and fixtures................................................   3-7
   Leasehold improvements................................................ 10-40

  Income taxes: The Company, with the consent of its stockholders, has elected to be taxed under sections of federal income tax law, which provide that, in lieu of corporation income taxes, the stockholders separately account for their pro rata shares of the Company's items of income, deductions, losses, and credits. As a result of this election, no federal income taxes have been recognized in the accompanying financial statements. For state income tax purposes, the Company is required to pay corporate income taxes, and accordingly, these taxes have been reflected in the accompanying financial statements.

  Revenue recognition: Revenue is recognized when products are shipped. Sales for core parts are recorded net of exchanges and core credits. Cores may be exchanged for credit at the time of a sale or within a specified period. Returned cores are either returned to the vendor for credit or remanufactured.

  Segment information: In June 1998, the FASB issued SFAS Statement No 131, "Disclosures about Segments of an Enterprise and Related Information." This statement, effective for financial

                          CONNECTICUT DRIVESHAFT, INC.

                                 (In Thousands)
statements for fiscal years beginning after December 15, 1997, requires that a public business enterprise report financial and descriptive information about its reportable operating segments. Generally, financial information is required to be reported on the basis that is used internally for evaluating segment performance and deciding how to allocate resources to segments. Based on this criteria, the Company has determined that it operates in one business segment, that being the distribution of heavy duty vehicle parts in the United States. Thus, all information required by SFAS No. 131 is included in the Company's financial statements.

  Fair value of financial instruments: The carrying amounts of cash, accounts receivable, long-term debt, accounts payable, and accrued expenses approximate fair value because of the short maturity of these items.

  Use of estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Note 2. Line of Credit and Long-Term Debt

  The Company has a $2,000 line of credit available with a financial institution. Borrowings under the line are limited to 75 percent of eligible accounts receivable plus the lesser of 25 percent of inventory or $600. The borrowings bear interest at the prime rate (8.25 percent at September 30, 1998) and are secured by substantially all of the Company's assets and the guarantee of the Company's majority shareholder and a related Company. The agreement expires in November 1998. Borrowings under the line of credit at September 30, 1998, were $1,713. Subsequent to September 30, 1998, pursuant to the terms of the Asset Purchase Agreement (see Note 5), the line of credit was paid in full.

  Long-term debt: Long-term debt consists of the following at September 30, 1998:

   Bank note payable, bearing interest at 8.07%, due in monthly payments of $4 plus interest, through July 1999, secured by substantially all assets of the Company and the guarantee of the
    Company's majority shareholder and a related Company. Subsequent to
    September 30, 1998, pursuant to the terms of the Asset Purchase
    Agreement, the note was paid in full............................... $ 42
   Note payable to officer, paid in full subsequent to September 30,
    1998. Interest expense on this note was $1 during the nine months
    ended September 30, 1998...........................................    5
   9.9% Capital leases, due in monthly payments of $1, including
    interest, through April 2000, secured by vehicles..................   14
                                                                        ----
                                                                          61
   Less current portion................................................  (56)
                                                                        ----
                                                                        $  5
                                                                        ====

Note 3. Leasing Arrangements

  The Company leases land and property on a month-to-month basis from related parties, under five operating leases, requiring various monthly payments. Subsequent to September 30, 1998, these operating leases were terminated pursuant to the terms of the Asset Purchase Agreement noted in Note 5.

                          CONNECTICUT DRIVESHAFT, INC.

                                 (In Thousands)


  The Company also leases land, property, and vehicles from unrelated parties, under operating leases, requiring various monthly payments. The leases expire at various dates through June 2001. Certain of these leases include an additional annual payment for property taxes.

  Future minimum lease payments on operating lease commitments to unrelated parties at September 30, 1998, are as follows:

   Fiscal years ending:
     1999.................................................................. $140
     2000..................................................................   58
     2001..................................................................   38
                                                                            ----
                                                                            $236
                                                                            ====

  Rent expense was approximately $365 during the nine months ended September 30, 1998, including approximately $241 to related parties.

Note 4. Commitments and Contingencies

  Profit sharing: The Company maintains a 401(k) profit sharing plan for eligible employees. Under the terms of the plan, employees may contribute up to 18 percent of their salary to the plan, not to exceed the maximum allowed by the IRS. The Company can make discretionary matching contributions. The Company made matching contributions of $19 to the plan during the nine months ended September 30, 1998.

  Litigation: The Company is a defendant in various lawsuits. In the opinion of management, these suits are without substantial merit and should not result in judgments, which in the aggregate, would have a material adverse effect on the Company's financial statements.

Note 5. Asset Purchase Agreement

  On November 4, 1998, the stockholders of Connecticut Driveshaft, Inc. entered into an asset purchase agreement (the Agreement) with HDA Parts System, Inc.
(HDA) to sell substantially all of the assets of the Company in exchange for the assumption of certain liabilities of the Company for a purchase price of $7,300 cash. The acquisition cost includes the assignment of the purchase of land and buildings from the owners.

  In connection with the Agreement, HDA entered into employment agreements with two shareholders of the Company. These employment agreements can be terminated by either party at any time. In addition, HDA entered into three-year noncompete agreements with two shareholders of the Company.

Note 6. Prior-Period Adjustment

  The financial statements as presented include prior-period adjustments for inventory, accounts receivable, vendor receivables, and accrued expenses. The gross effect on retained earnings at October 1, 1997, was approximately $909. The effect on retained earnings at October 1, 1997, net of tax, was approximately $791.

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
HDA Parts System, Inc.
Chicago, Illinois

  We have audited the accompanying balance sheets of Truckparts, Inc. as of September 30, 1997 and 1998, and the related statements of income, retained earnings, and cash flows for the years then ended. The financial statements are the responsibility of Truckparts, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Truckparts, Inc. as of September 30, 1997 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ McGladrey & Pullen, llp
Minneapolis, Minnesota
December 18, 1998

                                TRUCKPARTS, INC.

                                 BALANCE SHEETS

                          September 30, 1997 and 1998
                                 (In thousands)

                                                                    1997   1998
                                                                   ------ ------
                              ASSETS
                              ------

Current Assets
  Cash and cash equivalents....................................... $  134 $  580
  Receivables:
    Trade, less allowance for doubtful accounts of $97 (Note 7)...  1,531  1,638
    Vendor........................................................    436    414
  Inventories.....................................................  3,237  3,585
  Deferred taxes (Note 4).........................................    --      78
  Other assets....................................................     53     53
                                                                   ------ ------
      Total current assets........................................  5,391  6,348
                                                                   ------ ------
Equipment and Leasehold Improvements, at cost
  Transportation equipment (Note 2)...............................    562    623
  Leasehold improvements..........................................    143    143
  Furniture and fixtures..........................................    206    281
                                                                   ------ ------
                                                                      911  1,047
  Less accumulated depreciation...................................    541    611
                                                                   ------ ------
                                                                      370    436
                                                                   ------ ------
                                                                   $5,761 $6,784
                                                                   ====== ======

               LIABILITIES AND STOCKHOLDERS' EQUITY
               ------------------------------------

Current Liabilities
  Notes payable to related parties (Note 3)....................... $  497 $  555
  Current maturities of long-term debt............................    101     84
  Accounts payable................................................  2,167  2,451
  Accrued expenses................................................    205    380
  Deferred taxes (Note 4).........................................    100    --
  Income taxes payable............................................    588  1,015
                                                                   ------ ------
    Total current liabilities.....................................  3,658  4,485
                                                                   ------ ------
Long-Term Debt, less current maturities (Note 2)..................     56     69
                                                                   ------ ------
Deferred Taxes (Note 4)...........................................     10     13
                                                                   ------ ------

Commitments and Contingencies (Notes 5 and 8)

Stockholders' Equity (Note 6)
  Preferred stock.................................................    295    295
  Class A common stock............................................      1      1
  Class B common stock............................................     10     10
  Retained earnings...............................................  1,731  1,911
                                                                   ------ ------
                                                                    2,037  2,217
                                                                   ------ ------
                                                                   $5,761 $6,784
                                                                   ====== ======

                       See Notes to Financial Statements.

                                TRUCKPARTS, INC.

                              STATEMENTS OF INCOME

                    Years Ended September 30, 1997 and 1998
                                 (In thousands)

                                                                1997     1998
                                                               -------  -------
Net sales (Note 7)............................................ $13,204  $13,460
Cost of goods sold............................................   9,455    9,093
                                                               -------  -------
    Gross profit..............................................   3,749    4,367
Operating expenses (Note 3)...................................   3,324    3,703
                                                               -------  -------
    Operating income..........................................     425      664
                                                               -------  -------
Nonoperating income (expense):
  Interest income.............................................      14       17
  Gain on sale of equipment...................................       5        7
  Interest expense (Note 3)...................................     (48)     (62)
                                                               -------  -------
                                                                   (29)     (38)
                                                               -------  -------
    Income before income taxes................................     396      626
                                                               -------  -------
Provision for income taxes (Note 4):
  Currently payable...........................................     178      621
  Deferred....................................................     (13)    (175)
                                                               -------  -------
                                                                   165      446
                                                               -------  -------
    Net income................................................ $   231  $   180
                                                               =======  =======

                        STATEMENTS OF RETAINED EARNINGS

                    Years Ended September 30, 1997 and 1998
                                 (In thousands)

                                                                   1997   1998
                                                                  ------ ------
Balance, beginning (Note 9)...................................... $1,500 $1,731
  Net income.....................................................    231    180
                                                                  ------ ------
Balance, ending.................................................. $1,731 $1,911
                                                                  ====== ======


                       See Notes to Financial Statements.

                                TRUCKPARTS, INC.

                            STATEMENTS OF CASH FLOWS

                    Years Ended September 30, 1997 and 1998
                                 (In thousands)

                                                                  1997   1998
                                                                  -----  -----
Cash Flows From Operating Activities
  Net income..................................................... $ 231  $ 180
  Adjustments to reconcile net income to net cash provided by
   (used in)
   operating activities:
    Gain on sale of equipment....................................    (5)    (7)
    Depreciation.................................................    94    121
    Deferred taxes...............................................   (13)  (175)
    Changes in assets and liabilities:
      Trade receivables..........................................  (155)  (107)
      Vendor receivables.........................................  (111)    22
      Inventories................................................  (271)  (348)
      Other assets...............................................    13    --
      Accounts payable...........................................    13    284
      Accrued expenses...........................................    16    175
      Income taxes payable.......................................    73    427
                                                                  -----  -----
        Net cash provided by (used in) operating activities......  (115)   572
                                                                  -----  -----
Cash Flows From Investing Activities
  Purchase of equipment..........................................  (154)  (195)
  Proceeds from disposal of equipment............................    22     15
                                                                  -----  -----
        Net cash used in investing activities....................  (132)  (180)
                                                                  -----  -----
Cash Flows From Financing Activities
  Principal payments on long-term debt...........................   (97)  (123)
  Borrowings on long-term debt...................................   421    177
                                                                  -----  -----
        Net cash provided by financing activities................   324     54
                                                                  -----  -----
        Increase in cash and cash equivalents....................    77    446
Cash and Cash Equivalents
  Beginning......................................................    57    134
                                                                  -----  -----
  Ending......................................................... $ 134  $ 580
                                                                  =====  =====
Supplemental Disclosures of Cash Flow Information
  Cash payments for interest..................................... $  48  $  62
  Cash payments for income taxes.................................   108    208
                                                                  =====  =====

                       See Notes to Financial Statements.

                                TRUCKPARTS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                (In Thousands, Except Share and Per Share Data)

Note 1. Nature of Business and Significant Accounting Policies

  Nature of business: The Company is a distributor of motor vehicle parts. The Company operates out of four locations in Connecticut. The Company sells its products primarily to customers in the United States on credit terms that the Company establishes for its customers.

  A summary of the Company's significant accounting policies follows:

  Cash and cash equivalents: For purposes of reporting the statement of cash flows, the Company considers all cash accounts, which are not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments to be cash equivalents. The Company maintains its cash accounts at levels which at times may exceed federally insured limits. The Company has not experienced any losses on these deposits.

  Vendor receivables: The vendor receivables consist primarily of rebates to be received from vendors for meeting certain purchase levels. The receivable represents management's estimate of rebates to be received based on purchasing activity calculated by rates included in the rebate agreements. In connection with these receivables, the Company is required to have a letter of credit in the amount of the receivable.

  Inventories: Inventories are stated at the lower of cost (first in, first out method) or market, and are comprised solely of purchased goods.

  Depreciation: Depreciation is computed over the estimated useful lives of the respective assets using accelerated methods. The estimated useful lives by class are as follows:

                                                                           Years
                                                                           -----
   Transportation equipment...............................................  3-5
   Furniture and fixtures.................................................  3-7
   Leasehold improvements................................................. 8-10

  Income taxes: Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

  Revenue recognition: Revenue is recognized when products are shipped. Sales for core parts are recorded net of exchanges and core credits. Cores may be exchanged for credit at the time of a sale or within a specified period. Returned cores are returned to the vendor for credit.

  Segment information: In June 1998, the FASB issued SFAS Statement No 131, "Disclosures about Segments of an Enterprise and Related Information." This statement, effective for financial

                                TRUCKPARTS, INC.

                (In Thousands, Except Share and Per Share Data)

statements for fiscal years beginning after December 15, 1997, requires that a public business enterprise report financial and descriptive information about its reportable operating segments. Generally, financial information is required to be reported on the basis that is used internally for evaluating segment performance and deciding how to allocate resources to segments. Based on this criteria, the Company has determined that it operates in one business segment, that being the distribution of heavy duty vehicle parts in the United States. Thus, all information required by SFAS No. 131 is included in the Company's financial statements.

  Fair value of financial instruments: The carrying amounts of cash, accounts receivable, long-term debt, accounts payable, and accrued expenses approximate fair value because of the short maturity of these items.

  Use of estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Note 2. Long-Term Debt

  Long-term debt: Long-term debt consists of several capitalized leases with various monthly installments and interest rates ranging from 4.8 to 11.0 percent. The leases mature at various dates through September 2001, and are secured by transportation equipment.

  Aggregate maturities on capital lease obligations at September 30, 1998, are as follows:

                                                 Capital Leases
                                   -------------------------------------------
                                   Total Minimum Less Amount  Present Value of
                                       Lease     Representing   Net Minimum
                                     Payments      Interest    Lease Payments
                                   ------------- ------------ ----------------
   Years ending September 30:
     1999.........................     $ 91          $ 7            $ 84
     2000.........................       55            2              52
     2001.........................       17            1              17
                                       ----          ---            ----
                                       $163          $10            $153
                                       ====          ===            ====

  Subsequent to September 30, 1998, approximately $73 of these leases were paid in full.

Note 3. Related-Party Transactions and Leasing Arrangements

  The Company has two notes payable with related parties which were paid in full subsequent to year end. Interest expense relating to these notes payable was $29 and $48 the years ended September 30, 1997 and 1998, respectively.

  One note was unsecured and accrued interest at 10 percent. The other note was secured by computer equipment and accrued interest at 8.75 percent.

                                TRUCKPARTS, INC.

                (In Thousands, Except Share and Per Share Data)


  The Company leases vehicles, buildings, and property from related and unrelated parties, under operating leases, requiring various monthly payments. The leases expire at various dates through September 2008. Certain of these leases include an additional annual payment for property taxes.

  Future minimum lease payments on operating lease commitments at September 30, 1998, are as follows:

                                                        Related Unrelated
                                                        Parties  Parties  Total
                                                        ------- --------- ------
   1999................................................ $  250    $110    $  360
   2000................................................    250      92       342
   2001................................................    253      43       296
   2002................................................    275     --        275
   2003................................................    277     --        277
   Thereafter..........................................  1,090     --      1,090
                                                        ------    ----    ------
                                                        $2,395    $245    $2,640
                                                        ======    ====    ======

  Rent expense was approximately $273 and $297 in 1997 and 1998, respectively, including $197 and $212, respectively, to related parties.

Note 4. Income Taxes

  The components of income tax expense charged to operations for the years ended September 30, 1997 and 1998, are as follows:

                                                                    1997  1998
                                                                    ----  -----
   Current tax expense:
     Federal....................................................... $132  $ 477
     State.........................................................   46    144
   Deferred tax benefit............................................  (13)  (175)
                                                                    ----  -----
                                                                    $165  $ 446
                                                                    ====  =====

  The Company's income tax expense varies from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income for the years ended September 30, 1997 and 1998, due to the following:

                                                                     1997  1998
                                                                     ----  ----
   Computed "expected" tax expense.................................. $134  $213
   Increase (decrease) in income taxes resulting from:
     State income taxes, net of federal benefit.....................   32    50
     Nontaxable items...............................................    4     7
     Nondeductible interest and underpayment penalties..............   (5)  176
                                                                     ----  ----
                                                                     $165  $446
                                                                     ====  ====

                                TRUCKPARTS, INC.

                (In Thousands, Except Share and Per Share Data)


  Net deferred tax assets consisted of the following components as of September 30, 1997 and 1998:

                                                                   1997   1998
                                                                   -----  -----
   Deferred tax assets:
     Allowance for doubtful accounts.............................. $  19  $  20
     Accrued compensation and other...............................    21     95
     Inventory reserve............................................    42    123
                                                                   -----  -----
                                                                      82    238
                                                                   -----  -----
   Deferred tax liabilities:
     Depreciation.................................................   (10)   (13)
     Rebates receivable...........................................  (182)  (160)
                                                                   -----  -----
                                                                    (192)  (173)
                                                                   -----  -----
                                                                   $(110) $  65
                                                                   =====  =====

  The Company's deferred tax amounts have been classified in the accompanying financial statements as follows:

                                                                   1997   1998
                                                                   -----  -----
   Current assets................................................. $  82  $ 238
   Current liabilities............................................  (182)  (160)
                                                                   -----  -----
   Net current asset (liability)..................................  (100)    78
   Noncurrent liabilities.........................................   (10)   (13)
                                                                   -----  -----
                                                                   $(110) $  65
                                                                   =====  =====

Note 5. Commitments and Contingencies

  Profit sharing: The Company maintains a 401(k) profit sharing plan for eligible employees. Under the terms of the plan, employees may contribute up to the maximum allowed by the IRS. The Company can make discretionary matching contributions. No discretionary contributions were made to the plan during 1997 or 1998.

  Pension plan: The Company maintains a defined contribution pension plan for eligible employees. Under the terms of the plan, employees may contribute up to 10 percent of their compensation. The Company can make discretionary contributions to the plan. Company contributions to the plan for the years ended September 30, 1997 and 1998, were $117 and $143, respectively.

Note 6. Components of Stockholders' Equity

  The Company has authorized the issuance of 2,000 shares of 6 percent noncumulative, nonparticipating, nonvoting preferred stock, with a par value of $500 per share. The Company has issued 590 shares of preferred stock, which is entitled to dividends of $30 per share before any dividends are paid on the Class A common stock of the Company. The preferred stock is callable at

                                TRUCKPARTS, INC.

                (In Thousands, Except Share and Per Share Data)

the option of the Company at $500 per share and is preferred in liquidation over all share of Class A common stock and Class B common stock.

  The Company has authorized the issuance of 2,000 shares of Class A voting common stock, with a par value of $1 per share. The Company has issued 1,000 shares of Class A common stock which, after the dividend preference of the preferred stock and the Class B common stock, can participate in dividends as described below.

  In addition, the Company has authorized the issuance of 1,000 shares of Class B voting common stock, with a par value of $100 per share. The Company has issued 100 shares of Class B common stock, which is entitled to dividends of $50 per share before any dividends are paid on preferred stock or Class A common stock. After dividends are paid on the Class B common stock and preferred stock, the Class B common stock can participate in further dividends jointly with the Class A common stock in proportion with their respective par values.

  The Class B common stock and Class A common stock shall participate in liquidation in accordance with their respective par values after the liquidation preference of the preferred stock.

Note 7. Major Customers

  Trade receivables and sales as of and for the years ended September 30, 1997 and 1998, included amounts to a major customer. Sales to this customer were approximately 17 and 10 percent of total sales in 1997 and 1998, respectively. Accounts receivable from this customer as of September 30, 1998, were approximately $25.

Note 8. Stock Purchase Agreement

  On December 17, 1998, the shareholders of Truckparts, Inc. entered into a stock purchase agreement (the Agreement) with HDA Parts System, Inc. (HDA) to sell all of the outstanding stock of the Company for a purchase price of $11,700, less the outstanding balance of the related-party note payable outstanding at the date of closing, plus certain shares of common and preferred stock of an entity controlled by HDA. Under the terms of the Agreement, the notes payable to related parties (see Note 3) were paid in full.

  In connection with the Agreement, HDA also entered into three-year employment agreements and five-year noncompete agreements with two shareholders of Truckparts, Inc. In addition, HDA entered into a consulting agreement whereby the consultant will be paid $56 per year for two years.

Note 9. Prior-Period Adjustment

  The financial statements as presented include prior-period adjustments for inventory, accounts receivable, vendor receivables, and accrued expenses. The gross effect on retained earnings at October 1, 1996, and net income for the year ended September 30, 1997, was approximately $1,240. The effect on retained earnings at October 1, 1996, and net income for 1997, net of tax, was approximately $617.

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
HDA Parts System, Inc.
Chicago, Illinois

  We have audited the accompanying combined balance sheet of Tisco, Inc. and Tisco of Redding, Inc. as of September 30, 1998, and the related combined statements of income, stockholders' equity, and cash flows for the year then ended. The financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Tisco, Inc. and Tisco of Redding, Inc. as of September 30, 1998, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ McGladrey & Pullen, llp

Minneapolis, Minnesota
December 12, 1998

                     TISCO, INC. AND TISCO OF REDDING, INC.

                             COMBINED BALANCE SHEET

                               September 30, 1998
                                 (In thousands)

                            ASSETS (Note 2)
                            ---------------

Current Assets
  Cash.................................................................. $  355
  Receivables:
    Trade accounts, less allowance for doubtful accounts of $31.........    976
    Vendor rebates (Note 1).............................................    324
  Inventories...........................................................  2,300
  Prepaid expenses......................................................     11
                                                                         ------
      Total current assets..............................................  3,966
                                                                         ------
Other Assets............................................................     89
                                                                         ------
Property and Equipment
  Transportation equipment..............................................    258
  Equipment.............................................................    201
  Furnitures and fixtures...............................................     88
  Leasehold improvements................................................      5
                                                                         ------
                                                                            552
  Less accumulated depreciation.........................................    423
                                                                         ------
                                                                            129
                                                                         ------
                                                                         $4,184
                                                                         ======

                  LIABILITIES AND STOCKHOLDERS' EQUITY
                  ------------------------------------

Current Liabilities
  Current maturities of long-term debt (Note 2)......................... $   49
  Accounts payable......................................................    879
  Accrued expenses:
    Compensation and employee benefits..................................     44
    Profit sharing contribution (Note 4)................................     47
    Sales tax...........................................................     55
    Other...............................................................     68
                                                                         ------
      Total current liabilities.........................................  1,142
                                                                         ------
Long-Term Debt, less current maturities (Note 2)........................    262
                                                                         ------

Commitments and Contingencies (Notes 2, 3, and 6)

Stockholders' Equity
    Common stock (Note 5)...............................................    109
    Unearned compensation...............................................    (37)
    Retained earnings...................................................  2,708
                                                                         ------
                                                                          2,780
                                                                         ------
                                                                         $4,184
                                                                         ======

                  See Notes to Combined Financial Statements.

                     TISCO, INC. AND TISCO OF REDDING, INC.

                          COMBINED STATEMENT OF INCOME

                         Year Ended September 30, 1998
                                 (In thousands)

Net sales............................................................... $8,641
Cost of sales...........................................................  6,146
                                                                         ------
    Gross profit........................................................  2,495
Operating expenses......................................................  1,492
                                                                         ------
    Operating income....................................................  1,003
Nonoperating income (expense):
  Interest expense (Note 2).............................................    (17)
  Gain on sale of property and equipment................................      1
                                                                         ------
    Income before income taxes..........................................    987
Provision for state income taxes........................................     21
                                                                         ------
    Net income.......................................................... $  966
                                                                         ======


                  See Notes to Combined Financial Statements.

                     TISCO, INC. AND TISCO OF REDDING, INC.

                   COMBINED STATEMENT OF STOCKHOLDERS' EQUITY

                         Year Ended September 30, 1998
                                 (In thousands)

                                            Common   Unearned   Retained
                                            Stock  Compensation Earnings Total
                                            ------ ------------ -------- ------
Balance, September 30, 1997                  $109     $ (50)     $2,064  $2,123
  Net income...............................   --        --          966     966
  Amortization of unearned compensation....   --         13         --       13
  Distributions to stockholders............   --        --         (322)   (322)
                                             ----     -----      ------  ------
Balance, September 30, 1998                  $109     $ (37)     $2,708  $2,780
                                             ====     =====      ======  ======



                  See Notes to Combined Financial Statements.

                     TISCO, INC. AND TISCO OF REDDING, INC.

                        COMBINED STATEMENT OF CASH FLOWS

                         Year Ended September 30, 1998
                                 (In thousands)

Cash Flows From Operating Activities
  Net income............................................................ $ 966
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization.......................................    67
    Deferred compensation...............................................    13
    Gain on sale of property and equipment..............................    (1)
    Changes in current assets and liabilities:
      Receivables.......................................................  (400)
      Inventories.......................................................  (731)
      Prepaid expenses and other assets.................................    14
      Accounts payable..................................................   240
      Accrued expenses..................................................    99
                                                                         -----
        Net cash provided by operating activities.......................   267
                                                                         -----
Cash Flows From Investing Activities
  Purchases of property and equipment...................................   (28)
  Proceeds from sale of equipment.......................................     2
                                                                         -----
        Net cash used in investing activities...........................   (26)
                                                                         -----
Cash Flows From Financing Activities
  Proceeds from long-term borrowings....................................   250
  Principal payments on long-term borrowings............................   (55)
  Distributions to stockholders.........................................  (323)
                                                                         -----
        Net cash used in financing activities...........................  (128)
                                                                         -----
        Net increase in cash............................................   113
Cash
  Beginning.............................................................   242
                                                                         -----
  Ending................................................................ $ 355
                                                                         -----
Supplemental Disclosure of Cash Flow Information
  Cash payments for interest............................................ $  13
  Cash payments for state income taxes..................................     4
                                                                         =====
Supplemental Schedule of Noncash Investing and Financing Activities
  Assets acquired under capital lease obligations....................... $  26
                                                                         =====

                  See Notes to Combined Financial Statements.

                     TISCO, INC. AND TISCO OF REDDING, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                       (In Thousands, Except Share Data)

Note 1. Nature of Business and Significant Accounting Policies

  Nature of business: Tisco, Inc. and Tisco of Redding, Inc. (together referred to herein as the Companies) are distributors of motor vehicle parts and operate out of four locations in northern California. The Companies sell their products primarily to customers in the United States on credit terms established for its customers on an individual and industry practice basis.

  A summary of the Companies' significant accounting policies follows:

  Principles of combination: The accompanying combined financial statements include the accounts of Tisco, Inc. and Tisco of Redding, Inc., which are related through common ownership. Management has elected to reflect these financial statements as combined for the period presented. All material, intercompany balances and transactions have been eliminated in combination.

  Cash: The Companies maintain cash in bank deposit accounts which, at times, may exceed federally insured limits. The Companies have not experienced any losses in such accounts.

  Vendor rebates receivables: The vendor rebate receivables consist primarily of rebates to be received from vendors for meeting certain purchase levels. The receivable represents management's estimate of rebates to be received based on purchasing activity calculated by rates included in the rebate agreements.

  Inventories: Inventories are stated at the lower of cost (first in, first out method) or market, and are comprised solely of purchased parts.

  Property and equipment: Property and equipment are recorded at cost. Depreciation is computed over the estimated useful lives of the respective assets using straight-line and accelerated methods. The estimated useful lives by class are as follows:

                                                                           Years
                                                                           -----
   Transportation equipment...............................................  5-7
   Equipment, furniture and fixtures......................................  5-7
   Leasehold improvements.................................................   39

  Income taxes: The Companies have elected to be taxed for federal and state income tax purposes as an S Corporation. Under these provisions, the stockholders' share in the net income of the Companies is reportable on their individual tax returns. Therefore, these statements do not include any provision for federal corporation income taxes and as the section of the California tax law requires, the state income taxes are at a reduced rate. The Companies intend to make distributions to the stockholders in amounts that will at least allow them to pay the personal income taxes on the taxable income of the Companies.

  Revenue recognition: Revenue is recognized when products are shipped. Sales for core parts are recorded net of exchanges and core credits. Cores may be exchanged for credit at the time of a sale or within a specified period. Returned cores are returned to the vendor for credit.

                     TISCO, INC. AND TISCO OF REDDING, INC.

                       (In Thousands, Except Share Data)


  Segment information: In June 1998, the FASB issued SFAS Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information." This statement, effective for financial statements for fiscal years beginning after December 15, 1997, requires that a public business enterprise report financial and descriptive information about its reportable operating segments. Generally, financial information is required to be reported on the basis that is used internally for evaluating segment performance and deciding how to allocate resources to segments. Based on this criteria, the Company has determined that it operates in one business segment, that being the distribution of heavy duty vehicle parts in the United States. Thus, all information required by SFAS No. 131 is included in the Company's financial statements.

  Fair value of financial instruments: The carrying amounts of cash, accounts receivable, long-term debt, accounts payable, and accrued expenses approximate fair value because of the short maturity of these items.

  Use of estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Note 2. Line of Credit and Long-Term Debt

  Line of credit: The Companies combined have a $400 working capital agreement with a financial institution. The borrowings bear interest at the prime rate plus 1 percent (9.5 percent at September 30, 1998) and are secured by substantially all of the Companies' assets and the guarantee of the Companies' majority shareholder. The agreement expires in January 1999. There were no outstanding borrowings under the line of credit at September 30, 1998.

  Long-term debt: Long-term debt consists of the following at September 30, 1998:

                                                             Tisco of
                                               Tisco, Inc. Redding, Inc. Total
                                               ----------- ------------- -----
   Note payable, bearing interest at 7%, due
    in monthly payments of $3, including
    interest, through March, 2008, guaranteed
    by the Companies' majority stockholder and
    secured by certain assets of the
    stockholder...............................    $246         $--       $246
   Capital leases, finance company, bearing
    interest of 7.9% to 10.0%, due in varying
    monthly payments, including interest,
    through January 2002, secured by
    transportation equipment..................      39           20        59
   Other......................................       4            2         6
                                                  ----         ----      ----
                                                   289           22       311
   Less current portion.......................     (42)          (7)      (49)
                                                  ----         ----      ----
                                                  $247         $ 15      $262
                                                  ====         ====      ====

                     TISCO, INC. AND TISCO OF REDDING, INC.

                       (In Thousands, Except Share Data)


  The approximate aggregate annual maturities are as follows:

   Years ending September 30:
     1999................................................................ $ 49
     2000................................................................   40
     2001................................................................   35
     2002................................................................   30
     2003................................................................   27
     Thereafter..........................................................  130
                                                                          ----
                                                                          $311
                                                                          ====

  Minimum future lease obligations under these leases at September 30, 1998, are as follows:

   Years ending September 30:
     1999.................................................................. $25
     2000..................................................................  22
     2001..................................................................  14
     2002..................................................................   6
                                                                            ---
   Total minimum lease payments............................................  67
   Less amounts represent interest.........................................  (8)
                                                                            ---
                                                                            $59
                                                                            ===

Note 3. Related-Party Transactions and Leasing Arrangements

  Debt guarantee: The Companies have guaranteed payment of a stockholder note payable with a financial institution. The outstanding balance of the note at September 30, 1998, was approximately $44. All payments are current.

  Property leases: The Companies lease space on a month-to-month basis pursuant to four operating leases, requiring various monthly payments. Three leases are with related parties. Rent expense was approximately $100 in 1998, including $75 to related parties.

Note 4. Profit Sharing and Money Purchase Plan

  The Companies maintain a profit sharing plan and a money purchase plan for eligible employees. Under the terms of the profit sharing plan the Companies can make discretionary contributions. The money purchase plan requires a minimum contribution equal to 6 percent of each participant's total compensation plus 5.7 percent of each participant's compensation for the plan year in excess of the 100 percent of the taxable wage base in effect on the first day of the plan year. No employee contributions are allowed under the plans. The Companies' contributions to the plans for the year ended September 30, 1998, were $47.

                     TISCO, INC. AND TISCO OF REDDING, INC.

                       (In Thousands, Except Share Data)


Note 5. Stockholders' Equity

  Common stock: Common stock consists of the following at September 30, 1998:

                                                                        Common
                                                                        Stock
                                                                        ------
   Tisco, Inc. 100,000 shares authorized; no par value; 25,000 shares
    issued and outstanding; stated at       ...........................  $  9
   Tisco of Redding, Inc. 500,000 shares authorized; no par value; 127
    shares issued and outstanding, stated at       ....................   100
                                                                         ----
                                                                         $109
                                                                         ====

  Stock bonus plan: One of the Companies adopted a stock bonus plan on January 1, 1995. Under this plan, a restricted stock award of common stock was made to an employee. The fair market value of these shares was determined to be $84.

  The stock award is vesting over seven years, as long as the employee continues employment with the Company. The resulting amortization of unearned compensation recognized for the year ended September 30, 1998, was $12.

Note 6. Stock Purchase Agreement

  Subsequent to September 30, 1998, the shareholders of the Companies entered into a stock purchase agreement (the Agreement) with HDA Parts System, Inc.
(HDA) to sell all of the outstanding stock of the Companies. Terms of the Agreement provide, in part, the following:

  . Stock purchase price of $5,750 in cash plus common and preferred stock of City Holdings, Inc., an HDA-controlled entity.

  . Three (3) year noncompete agreements with the two officer/shareholders of the Companies.

  . The guaranteed note payable (Note 3) will be paid in full and the unearned compensation of $37 relating to the 1995 stock bonus plan (Note
     5) will be fully vested.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

  We have not authorized any dealer, salesperson or other person to give any information or represent anything to you other than the information contained in this prospectus. You must not rely on unauthorized information or representations.

  This prospectus does not offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities.

  The information in this prospectus is current only as of the date on its cover, and may change after that date. For any time after the cover date of this prospectus, we do not represent that our affairs are the same as described or that the information in this prospectus is correct--nor do we imply those things by delivering this prospectus or selling securities to you.

                                ---------------

                               TABLE OF CONTENTS

                                                                          Page
                                                                         ------
Disclosure regarding forward-looking statements........................  inside cover
Summary................................................................       1
Risk factors...........................................................       9
The exchange offer.....................................................      16
Use of proceeds........................................................      25
Capitalization ........................................................      25
Unaudited pro forma condensed financial data...........................      26
Selected historical financial and operating data.......................      34
Management's discussion and analysis of financial condition and results
 of operations.........................................................      35
Business...............................................................      41
Management.............................................................      50
Principal stockholders.................................................      53
Certain relationships and transactions.................................      54
Description of revolving credit facility...............................      58
Description of notes...................................................      60
Material United States federal income tax consequences for United
 States holders........................................................     108
Plan of distribution...................................................     109
Legal matters..........................................................     109
Independent auditors...................................................     110
Available information..................................................     110
Index to financial statements..........................................     F-1

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                ---------------

                                  PROSPECTUS

                                ---------------

                            HDA PARTS SYSTEM, INC.

                             Offer to Exchange its
                            12% Senior Subordinated
                                Notes due 2005
                          which have been registered
                          under the Securities Act of
                           1933, for its outstanding
                    12% Senior Subordinated Notes due 2005

                                       , 1999

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification Of Directors And Officers.

  The Alabama Business Corporation Act gives Alabama corporations broad powers to indemnify their present and former directors and officers against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers. In general, the Business Corporation Act requires indemnification of such directors and officers who successfully defend actions and permits indemnification in most other situations at the option of the corporation, if certain statutory standards are met. The Business Corporation Act also authorizes Alabama corporations to buy directors' and officers' liability insurance.

  Subject to some exceptions and deductions, we insure our and our subsidiaries' directors and officers against liabilities which they may incur in their capacity as directors and officers under liability insurance policies carried by us.

  In general, the Business Corporation Act will allow indemnification if the director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Our Amended and Restated Articles of Incorporation further require a finding by the disinterested members of the board of directors, or by special legal counsel selected by the disinterested members of the board of directors, that the director or officer met the standards of conduct discussed above before indemnification is allowed, unless the director or officer has been successful in defending the proceeding. The Business Corporation Act and our Articles of Incorporation provide that, if the officer or director is successful in defending the proceeding, indemnification is mandatory without reference to any standard of conduct. On the other hand, indemnification is not permitted with respect to litigation brought by or in the right of the corporation in which the officer or director is adjudged liable to the corporation or in connection with any proceeding in which the officer or director is adjudged liable on the basis that personal benefit was improperly received by him. Under the Business Corporation Act, this restriction does not apply, however, to the extent that the court in which the action is brought determines that the officer or director is entitled to indemnity for particular expenses.

  Our Articles of Incorporation limit a director's liability to the corporation or its stockholders for money damages to the full extent permitted by the Business Corporation Act, provided that the director's liability will not be limited with regard to: (1) any financial benefit received by a director to which he is not entitled; (2) an intentional infliction of harm on the corporation or the stockholders; (3) unlawful payments of dividends; (4) an intentional violation of criminal law or (5) a breach of the director's duty of loyalty.

  In addition, our Articles of Incorporation provide that we may indemnify our employees or agents who are not officers or directors, at the option of the board of directors, to the extent authorized by the Business Corporation Act. The Business Corporation Act, generally, provides that employees and agents may be indemnified to the same extent as officers and directors.

Item 21. Exhibits And Financial Statement Schedules.

  (a) Exhibits

  A list of exhibits filed with this registration statement on Form S-4 is set forth on the Exhibit Index and is incorporated in this Item 21 by reference.

  (b) Financial Statement Schedules

  Schedule II--Valuation and Qualifying Accounts for the years ended December 31, 1996, 1997 and 1998 is filed with this registration statement.

Item 22. Undertakings.

  (a) The undersigned registrants hereby undertake that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions, described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (b) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into this prospectus pursuant to
Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (c) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

  (d) The undersigned registrants hereby undertake:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on April 8, 1999.

                                          HDA PARTS SYSTEM, INC.
                                          CITY TRUCK HOLDINGS, INC.

                                                   /s/ John J. Greisch
                                          By: _________________________________
                                          Name:       John J. Greisch
                                               President and Chief Executive
                                                          Officer
                                          Title:

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Greisch and John P. Miller to be his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including post-effective amendments and any registration statement pursuant to Rule 462(b)), and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, and every act and thing necessary or desirable to be done, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 8, 1999.

              Signature                                 Title
              ---------                                 -----

        /s/ John J. Greisch           President and Chief Executive Officer and
 ____________________________________  Director (Principal Executive Officer)
           John J. Greisch

         /s/ John P. Miller           Vice President, Chief Financial Officer
 ____________________________________  and Secretary (Principal Financial and
            John P. Miller             Accounting Officer)

      /s/ Frederick J. Warren         Chairman of the Board of Directors
 ____________________________________
         Frederick J. Warren

     /s/ W. Louis Bissette III        Director
 ____________________________________
        W. Louis Bissette III

        /s/ W. Larry Clayton          Director
 ____________________________________
           W. Larry Clayton

              Signature               Title
              ---------               -----

    /s/ Christopher A. Laurence       Director
 ____________________________________
       Christopher A. Laurence

         /s/ Martin R. Reid           Director
 ____________________________________
            Martin R. Reid

         /s/ James T. Stone           Director
 ____________________________________
            James T. Stone

        /s/ David S. Seewack          Director
 ____________________________________
           David S. Seewack

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on April 8, 1999.

                                          PARTS OF CITY TRUCK AND TRAILER
                                           ALABAMA, INC.
                                          PARTS OF CITY TRUCK AND TRAILER
                                           TENNESSEE, INC.
                                          CITY FRICTION, INC.
                                          TRUCK & TRAILER PARTS, INC.

                                                    /s/ John P. Miller
                                          By: _________________________________
                                          Name:        John P. Miller
                                          Title:       Vice President

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Greisch and John P. Miller to be his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including post-effective amendments and any registration statement pursuant to Rule 462(b)), and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, and every act and thing necessary or desirable to be done, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 8, 1999.

              Signature                                Title
              ---------                                -----

        /s/ W. Larry Clayton          President & Secretary (Principal
 ____________________________________  Executive Officer) and Director
           W. Larry Clayton

         /s/ John P. Miller           Vice President (Principal Financial and
 ____________________________________  Accounting Officer)
            John P. Miller

      /s/ Frederick J. Warren         Director
 ____________________________________
         Frederick J. Warren

    /s/ Christopher A. Laurence       Director
 ____________________________________
       Christopher A. Laurence

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on April 8, 1999.

                                          CITY TRUCK AND TRAILER PARTS OF
                                           ALABAMA, L.L.C.

                                          By: HDA Parts System, Inc., its sole
                                           member

                                                   /s/ John J. Greisch
                                          By: _________________________________
                                          Name:       John J. Greisch
                                               President and Chief Executive
                                                          Officer
                                          Title:

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Greisch and John P. Miller to be his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including post-effective amendments and any registration statement pursuant to Rule 462(b)), and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, and every act and thing necessary or desirable to be done, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 8, 1999.

              Signature                                 Title
              ---------                                 -----

        /s/ John J. Greisch           President and Chief Executive Officer and
 ____________________________________  Director (Principal Executive Officer)
           John J. Greisch

         /s/ John P. Miller           Vice President, Chief Financial Officer
 ____________________________________  and Secretary (Principal Financial and
            John P. Miller             Accounting Officer)

      /s/ Frederick J. Warren         Chairman of the Board of Directors
 ____________________________________
         Frederick J. Warren

     /s/ W. Louis Bissette III        Director
 ____________________________________
        W. Louis Bissette III

        /s/ W. Larry Clayton          Director
 ____________________________________
           W. Larry Clayton

              Signature               Title
              ---------               -----

    /s/ Christopher A. Laurence       Director
 ____________________________________
       Christopher A. Laurence

         /s/ Martin R. Reid           Director
 ____________________________________
            Martin R. Reid

         /s/ James T. Stone           Director
 ____________________________________
            James T. Stone

        /s/ David S. Seewack          Director
 ____________________________________
           David S. Seewack

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on April 8, 1999.

                                          TRUCK & TRAILER PARTS, INC.

                                                    /s/ John P. Miller
                                          By: _________________________________
                                          Name:        John P. Miller
                                          Title:         Secretary

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Greisch and John P. Miller to be his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including post-effective amendments and any registration statement pursuant to Rule 462(b)), and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, and every act and thing necessary or desirable to be done, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 8, 1999.

              Signature                                Title
              ---------                                -----

         /s/ Robert L. Pope           President (Principal Executive Officer)
 ____________________________________  and Director
            Robert L. Pope

         /s/ John P. Miller           Secretary (Principal Financial and
 ____________________________________  Accounting Officer) and Director
            John P. Miller

        /s/ John J. Greisch           Director
 ____________________________________
           John J. Greisch
     /s/ W. Louis Bissette III        Director
 ____________________________________
        W. Louis Bissette III

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on April 8, 1999.

                                          TRUCKPARTS, INC.

                                                   /s/ John J. Greisch
                                          By: _________________________________
                                          Name:       John J. Greisch
                                          Title:  Chief Executive Officer

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Greisch and John P. Miller to be his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including post-effective amendments and any registration statement pursuant to Rule 462(b)), and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, and every act and thing necessary or desirable to be done, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 8, 1999.

              Signature                                Title
              ---------                                -----

        /s/ John J. Greisch           Chief Executive Officer (Principal
 ____________________________________  Executive Officer) and Director
           John J. Greisch

         /s/ John P. Miller           Vice President of Finance (Principal
 ____________________________________  Financial and Accounting Officer) and
            John P. Miller             Director

      /s/ Anthony N. Vingiano         Director
 ____________________________________
         Anthony N. Vingiano

         /s/ James T. Stone           Director
 ____________________________________
            James T. Stone

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on April 8, 1999.

                                          ASSOCIATED BRAKE SUPPLY, INC.
                                          ASSOCIATED TRUCK CENTER, INC.
                                          ONYX DISTRIBUTION, INC.
                                          ASSOCIATED TRUCK PARTS OF NEVADA,
                                           INC.
                                          FREEWAY TRUCK PARTS OF WASHINGTON,
                                           INC.

                                                    /s/ John P. Miller
                                          By: _________________________________
                                          Name:        John P. Miller
                                          Title:Vice President and Secretary

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Greisch and John P. Miller to be his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including post-effective amendments and any registration statement pursuant to Rule 462(b)), and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, and every act and thing necessary or desirable to be done, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 8, 1999.

              Signature                                Title
              ---------                                -----

        /s/ David S. Seewack          President (Principal Executive Officer)
 ____________________________________  and Director
           David S. Seewack

         /s/ John P. Miller           Vice President and Secretary (Principal
 ____________________________________  Financial and Accounting Officer)
            John P. Miller

        /s/ John J. Greisch           Director
 ____________________________________
           John J. Greisch
    /s/ Christopher A. Laurence       Director
 ____________________________________
       Christopher A. Laurence

      /s/ Frederick J. Warren         Director
 ____________________________________
         Frederick J. Warren

          /s/ Scott Spiwak            Director
 ____________________________________
             Scott Spiwak

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on April 8, 1999.

                                          TISCO, INC.
                                          TISCO OF REDDING, INC.

                                                    /s/ John P. Miller
                                          By: _________________________________
                                          Name:        John P. Miller
                                          Title:Vice President and Secretary

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Greisch and John P. Miller to be his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including post-effective amendments and any registration statement pursuant to Rule 462(b)), and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, and every act and thing necessary or desirable to be done, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 8, 1999.

              Signature                                Title
              ---------                                -----

       /s/ Gregory D. Mathis          President (Principal Executive Officer)
 ____________________________________  and Director
          Gregory D. Mathis

         /s/ John P. Miller           Vice President and Secretary (Principal
 ____________________________________  Financial and Accounting Officer)
            John P. Miller

        /s/ John J. Greisch           Director
 ____________________________________
           John J. Greisch

    /s/ Christopher A. Laurence       Director
 ____________________________________
       Christopher A. Laurence

      /s/ Frederick J. Warren         Director
 ____________________________________
         Frederick J. Warren

                                                                     SCHEDULE II

                           CITY TRUCK HOLDINGS, INC.
                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998
                             (amounts in thousands)

                                                         Additions
                                             ---------------------------------
                             Balance at          Charged to       Charged to               Balance at
      Description        beginning of period costs and expenses other accounts Deductions end of period
      -----------        ------------------- ------------------ -------------- ---------- -------------
Allowance for doubtful
 accounts:
  For the year ended
   December 31, 1996....        $ 13                $132                         $ 132       $   13
                                ====                ====            ======       =====       ======
  For the year ended
   December 31, 1997....        $ 13                $121                         $ 121       $   13
                                ====                ====            ======       =====       ======
  For the year ended
   December 31, 1998....        $ 13                $134            $1,002(1)    $ --        $1,149
                                ====                ====            ======       =====       ======
Inventory valuation
 allowance:
  For the year ended
   December 31, 1996....        $350                $108                         $ 108       $  350
                                ====                ====            ======       =====       ======
  For the year ended
   December 31, 1997....        $350                $150                         $ 150       $  350
                                ====                ====            ======       =====       ======
  For the year ended
   December 31, 1998....        $350                $440            $2,682(1)    $ 123       $3,349
                                ====                ====            ======       =====       ======

---------------------
(1) These additions relate to businesses acquired during the year.

                                 EXHIBIT INDEX

 Exhibit
 Number                            Exhibit Description
 -------                           -------------------
 3.1     Amended and Restated Articles of Incorporation of HDA Parts System,
          Inc.
 3.2     Bylaws of HDA Parts System, Inc.
 4.1     Indenture, dated as of July 31, 1998, by and among HDA Parts System,
          Inc., the guarantors identified therein and U.S. Trust Company of
          California, N.A., as trustee.
 4.1.1   First Supplemental Indenture, dated as of September 30, 1998 among
          Truck & Trailer Parts, Inc., City Truck Holdings, Inc., the Company,
          any other Guarantors party thereto, and Parent party thereto and U.S.
          Trust Company, National Association, as trustee
 4.1.2   Second Supplemental Indenture, dated as of December 21, 1998 among
          Truckparts, Inc., the Company, any other Guarantors party to the
          Indenture referred to therein and U.S. Trust Company, National
          Association, as trustee
 4.1.3   Third Supplemental Indenture, dated as of January 14, 1999 among
          Associated Brake Supply, Inc., Associated Truck Center, Inc., Onyx
          Distribution, Inc., Associated Truck Parts of Nevada, Inc., Freeway
          Truck Parts of Washington, Inc., Tisco, Inc. and Tisco of Redding,
          Inc. the Company, any other Guarantors party to the Indenture referred to therein and U.S. Trust Company, National Association, as trustee
 4.2     A/B Exchange Registration Rights Agreement, dated as of July 31, 1998, by and among HDA Parts System, Inc. the guarantors identified therein and Donaldson, Lufkin & Jenrette Securities Corporation and
          BancAmerica Robertson Stephens.
 5       Opinion of Latham & Watkins
 10.1    Revolving Credit Facility, dated as of June 1, 1998, by and among Bank of America National Trust & Savings Association, as administrative agent and syndication agent, and The Industrial Bank of Japan,
          Limited, New York Branch, as documentation agent.
 10.1.1  First Amendment and Consent, dated as of December 30, 1998, to the
          Credit Agreement, dated as of June 1, 1998, among HDA Parts System,
          Inc., the several banks and other financial institutions or entities from time to time parties to the Credit Agreement, the Syndication
          Agent, the Documentation Agent and Arranger named therein and Bank of
          America National Trust and Savings Association,, as Administrative
          Agent.
 10.2    Stock Purchase Agreement, dated as of May 29, 1998, by and among BABF
          City Corp., City Truck and Trailer Parts, Inc. and its Affiliates and
          Merger Subsidiaries named therein and the Shareholders and Members of
          City Truck and Trailer Parts, Inc. and its Affiliates and Merger
          Subsidiaries
 10.3    Asset Contribution Agreement, dated as of June 19, 1998, by and among
          City Truck and Trailer Parts, Inc. and Stone Heavy Duty, Inc.,
          Ashland Automotive Parts, Inc., Fred A. Stone, Jr., James T. Stone
          and Thomas D. Stone.
 10.4    Contribution and Purchase Agreement, dated as of September 30, 1998, by and among City Truck Holdings, Inc., HDA Parts System, Inc. and
          Truck & Trailer Parts, Inc., DHP Leasing, Inc., the Shareholders of
          Truck & Trailer Parts, Inc. and DHP Leasing, Inc.
 10.5    Asset Purchase Agreement, dated as of October 31, 1998, by and among
          HDA Parts System, Inc. and Tampa Brake & Supply Co., Inc. and the
          Shareholders of Tampa Brake & Supply Co., Inc.
 10.6    Asset Purchase Agreement, dated as of November 4, 1998, by and among
          HDA Parts System, Inc. and Connecticut Driveshaft, Inc. and the
          Shareholders of Connecticut Driveshaft, Inc.
 10.7    Stock Purchase Agreement, dated as of December 17, 1998, by and among
          City Truck Holdings, Inc., HDA Parts System, Inc. and Truckparts,
          Inc., and the Shareholders of Truckparts, Inc.

 Exhibit
 Number                           Exhibit Description
 -------                          -------------------
 10.8    Stock Purchase Agreement, dated as of January 11, 1999, by and among
          City Truck Holdings, Inc., HDA Parts System, Inc. and Associated
          Brake Supply, Inc. and the Shareholders of Associated Brake Supply,
          Inc.
 10.9    Stock Purchase Agreement, dated as of January 12, 1999, by and among
          City Truck Holdings, Inc., HDA Parts System, Inc. and the
          Shareholders of Tisco, Inc. and Tisco of Redding, Inc.
 10.10   Trademark License Agreement, dated as of July 6, 1998, by and between
          HD America, Inc. and City Truck & Trailer Parts, Inc.
 10.11   Corporate Development and Administrative Services Agreement, dated as of May 29, 1998, by and between Brentwood Private Equity, L.L.C. and
          City Truck & Trailer Parts, Inc.
 10.12   Stock Contribution Agreement, dated as of August 27, 1998, by and among the parties identified on the signature page thereto and City
          Truck Holdings, Inc.
 10.13   Stockholders' Agreement, dated as of September 30, 1998, by and among the parties listed on the signature pages attached thereto and City
          Truck Holdings, Inc.
 10.14   Stock Purchase Agreement, dated as of July 1, 1998, by and between
          City Truck & Trailer Parts, Inc. and John J. Greisch.
 10.15   Stock Purchase Agreement, dated as of July 10, 1998, by and between
          HDA Parts System, Inc. and John P. Miller
 10.16   Stock Purchase, Vesting and Repurchase Agreement, dated as of October
          19, 1998, between City Truck Holdings, Inc. and A. William Cavalle
 10.17   Form of Stock Purchase, Vesting and Repurchase Agreement
 10.18   Stock Purchase Agreement, dated as of September 30, 1998, by and between City Truck Holdings, Inc. and Martin R. Reid
 10.19   Stock Purchase Agreement, dated as of March 5, 1999, by and between
          City Truck Holdings, Inc. and John J. Greisch
 10.20   Stock Purchase Agreement, dated as of March 5, 1999, by and between
          City Truck Holdings, Inc. and John P. Miller
 10.21   Stock Purchase Agreement, dated as of March 5, 1999, by and between
          City Truck Holdings, Inc. and Anthony William Cavaile
 12      Computation of Ratio of Earnings to Fixed Charges
 21      Subsidiaries of HDA Parts System, Inc.
 23.1    Consent of Latham & Watkins (included in Exhibit 5)
 23.2    Consent of PriceWaterhouseCoopers LLP
 23.3    Consent of McGladrey & Pullen, LLP
 24      Powers of Attorney (included on the signature pages of this registration statement)
 25*     Statement of Eligibility and Qualification on Form T-1 of U.S. Trust
          Company of California, N.A., as trustee
 99.1*   Letter of Transmittal with respect to the Exchange Offer
 99.2*   Notice of Guaranteed Delivery with respect of the Exchange Offer

---------------------
*To be filed by amendment.